Exhibit 10.3

EXECUTION TEXT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

2 December 2020

Falcon MSN 2695 Trust

as Lessor

and

Global Crossing Airlines, Inc.

as Lessee

AIRCRAFT LEASE AGREEMENT

One (1) Airbus A320-200 Aircraft bearing manufacturer’s serial number 2695, together with two (2) installed CFM International, Inc. CFM56-5B4/P engines bearing manufacturer’s serial numbers 577495 and 577496

COUNTERPART NO. 2 OF 6 SERIALLY NUMBERED, MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS AIRCRAFT LEASE AGREEMENT CONSTITUTES CHATTEL PAPER UNDER ANY APPLICABLE LAW IN ANY JURISDICTION, NO SECURITY INTEREST IN THIS AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

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LEASE SIGNATURE PAGES

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THIS AGREEMENT is dated 2 December 2020 and made between:

(1)	Falcon MSN 2695 Trust, a Delaware statutory trust, having its principal place of business at 1100 N. Market Street, Wilmington, DE 19890-1605, USA (the Lessor); and

(2)

Global Crossing Airlines, Inc., a company incorporated under the laws of the State of Delaware having its principal place of business at Bldg. 5A Miami Intl Airport, 4200 NW 36th Street Miami Florida 33152 (the Lessee).

BACKGROUND

The Lessee has asked the Lessor to lease the Aircraft to the Lessee, which the Lessor has agreed to do on the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

6Y Check means the 6-year C check, which shall include the 6-year heavy maintenance visit, when due (including all lesser checks and the airframe sequential systems/zonal/structural check, corrosion prevention and control and aging aircraft inspections, if any, and all out-of-sequence inspections due at that time), as defined in the then latest revision of the MPD including systems, structural and zonal checks and all lower A checks.

12Y Check means the 12-year C check, which shall include the 12-year heavy maintenance visit, when due (including all lesser checks and the airframe sequential systems/zonal/structural check, corrosion prevention and control and aging aircraft inspections, if any, and all out-of- sequence inspections due at that time), as defined in the then latest revision of the MPD including systems, structural and zonal checks and all lower A checks.

Acceptance Certificate means an acceptance certificate substantially in the form set out in Part A (Form of Acceptance Certificate) of Schedule 4 (Certificates).

Account Bank means the bank notified by the Lessor to the Lessee by at least five (5) Business Days’ notice in writing to be the Account Bank.

Actual Engine Ratio means the quotient of the number of Engine Hours experienced divided by Engine Cycles experienced for a given period of time.

Actual PBH Rental has the meaning specified in Clause 2 (Rental) of Schedule 14 (Rent and Other Terms).

AD Threshold has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Adjustment Date has the meaning given to it in paragraph (b) of Clause 9.2 (Supplemental Rental).

Affiliate means, in relation to any person, a Subsidiary of that person or a holding company of that person or any other Subsidiary of that holding company.

Agency means any agency, authority, central bank, department, government, legislature, minister, ministry, official, or public or statutory person (whether autonomous or not) of, or of the government of, a state or any political sub-division in or of that state.

Agreed Maintenance Performer means a maintenance facility acceptable to Lessor that is an approved FAA and/or EASA Part 145 maintenance provider.

Agreed Value has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Aircraft means the aircraft described in Schedule 1 (Description of Aircraft) (including the Airframe, each Engine whether or not installed on the Airframe, each Part and component thereof, all ancillary equipment or devices furnished with the Aircraft under this Agreement, the Aircraft Documents and all substitutions, replacements and renewals of any and all thereof) or, if applicable, any part of it.

Aircraft Assets means the Aircraft, the Aircraft Proceeds or any interest in them or in the Relevant Documents.

Aircraft Documents means the documents identified as Aircraft Documents in Schedule 1 (Description of Aircraft), together with the Technical Records and all additions to, renewals of, revisions to and replacements of them from time to time and including any digital forms of such.

Aircraft Maintenance Manual means, at any time, the Manufacturer’s then current aircraft maintenance manual for the Aircraft.

Aircraft Proceeds means any Insurance Proceeds, Requisition Proceeds, Total Loss Proceeds and any other amount that is due by way of compensation, damages or similar payment in respect of any loss of, or damage to, the Aircraft.

Aircraft Protocol means the Protocol to the Convention on International Interests in Mobile Equipment on matters specific to Aircraft Equipment, opened for signature in Cape Town, South Africa on 16 November 2001.

Airframe means the Aircraft together with all Parts relating to it, but excluding the Engines (or any engines from time to time installed thereon) and the Aircraft Documents.

Airworthiness Directive or AD means (i) any airworthiness directive of the FAA or EASA requiring the inspection, alteration, modification or repair of the Aircraft or aircraft of a similar model to the Aircraft (including its Engines (or engines of a similar model to the Engines) or any Parts), or (ii) any mandatory service bulletin requiring the inspection, alteration, modification or repair of the Aircraft (including its Engines (or engines of a similar model to the Engines) or any Parts) or aircraft of a similar model to the Aircraft, or (iii) any regulatory order or directive of the FAA or other Agency having jurisdiction over Lessee or the Aircraft (including its Engines (or engines of a similar model to the Engines) or Parts) not issued as an airworthiness directive but requiring the inspection, alteration, modification or repair of the Aircraft or aircraft of a similar model to the Aircraft.

Anti-Bribery Law means any applicable laws, statutes, regulations, and codes relating to anti-bribery and anti-corruption including, but not limited to, the Bribery Act 2010 in any jurisdiction.

Anti-Social Conduct means: (a) demand and conduct with force and arms, (b) an unreasonable demand and conduct having no legal cause, (c) threatening or committing violent behavior relating to its business transactions, (d) an action to defame the reputation or interfere with the business of the Lessor, using fraudulent means or resorting to force, or (e) any other actions similar or analogous to any of the foregoing in any jurisdiction.

Anti-Social Group means a member of any criminal force.

Anti-Social Relationship means in relation to a person: (a) an Anti-Social Group controls or is substantially involved in its management, (b) is involved in the provision of funds or other benefits to an Anti-Social Group, or (c) any of its directors or any other person who is substantially involved in its management has a socially objectionable relationship with an Anti-Social Group.

APU means:

(a)	the auxiliary power unit of the Aircraft as identified in Schedule 1 (Description of Aircraft) and having the manufacturer’s serial number set out in the Acceptance Certificate; or

(b)	any auxiliary power unit substituted for that auxiliary power unit in accordance with this Agreement, title to which has transferred to the Owner.

APU Basic Shop Visit means any shop visits requiring teardown, disassembly and overhaul/ refurbishment/ heavy repair of the compressor and turbine sections of the APU in accordance with the APU manufacturer’s Workscope Planning Guide.

APU Hour means each hour or part of an hour (measured in minutes) during which the APU is operated.

Assignment of Insurances means the assignment of Insurances dated on or about the Delivery Date by the Lessee in favor of the Lessor or the Security Trustee as the case may be.

Assignment of Reinsurances means (if required by the Lessor) the assignment of Reinsurances dated on or about the Delivery Date by the Insurers in favor of the Lessor or the Security Trustee as the case may be.

Associated Aircraft means each aircraft (other than the Aircraft) leased by the Lessor or an Affiliate of the Lessor to the Lessee or an Affiliate of the Lessee from time to time, each as more particularly defined in the relevant Associated Lease, provided that an aircraft shall cease to be an Associated Aircraft if the owner of that aircraft shall cease to be either (i) an Affiliate of the Lessor, or (ii) a special purpose entity (incorporated by way of orphan trust or otherwise) incorporated for the purposes of any financing of such aircraft by the Lessor Parties (as such term is defined in each Associated Lease).

Associated Engine means an Engine as defined in an Associated Lease.

Associated Lease means an aircraft lease agreement between the Lessor or an Affiliate of the Lessor and the Lessee or an Affiliate of the Lessee relating to an Associated Aircraft.

Associated Part means a Part as defined in an Associated Lease.

Assumed Engine Ratio has the meaning given to it in paragraph (b) of Clause 9.2 (Supplemental Rental).

Authorization means an authorization, consent, approval, resolution, license, permit, exemption, filing, notarization or registration.

Aviation Authority means the person which, under the laws of the State of Registration and/or the Lessee’s Home Jurisdiction, has at any time:

(a)	control or supervision of civil aviation in that state; or

(b)	jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft.

As of the date hereof, the FAA is the Aviation Authority.

AVN67B or AVN67C means the Airline Finance/Lease Contract Endorsement AVN67B or AVN67C (as applicable), or any successor contract endorsement published by the Aviation Insurance Clauses Group from time to time approved by the Lessor and the Security Trustee in writing as an alternative to AVN67B or AVN67C (as the case may be).

AVN99 means the Aircraft Finance/Lease Contract - Continuing Liability Endorsement AVN99, or any successor contract endorsement published by the Aviation Insurance Clauses Group from time to time approved by the Lessor and the Security Trustee in writing as an alternative to AVN99.

Bankruptcy Code means Title 11 of the United States Code.

Basic Rental has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Basic Rental Date has the meaning specified in Clause 2 (Rental) of Schedule 14 (Rent and Other Terms).

Broker means an insurance broker or reinsurance broker (as the case may be) of recognized international standing in relation to the Insurances or Reinsurances.

Business Day means a day (other than a Saturday or Sunday) on which:

(a)	banks are open for general business in the Lessor’s Home Jurisdiction and the Lessee’s Home Jurisdiction; and

(b)	(in relation to any payment under this Agreement denominated in Dollars) banks are open for general business in New York; and

(c)	(in relation to any payment under this Agreement denominated in a currency other than Dollars), banks are open for business in the place in which that payment is to be made; and

(d)	(in relation to a Quotation Day), banks are open for business in London.

Call Option Termination Date has the meaning give to that term in Clause 6.9(b).

Cape Town Convention means the Convention and the Aircraft Protocol together.

Certificated Air Carrier means any person (except the United States government) that: (a) is a “citizen of the United States”, as defined in Section 40102(a)(15)(c) of the Title 49 of the United States Code and (b) holds both (i) a Certificate of Public Convenience and Necessity issued under Section 41102 of Title 49 of the United States Code by the Department of Transportation or predecessor or successor agency thereto, or in the event such certificates are no longer issued, a person meeting the requirements set forth immediately above holding all necessary certificates, authorizations and licenses and legally engaged in the business of transporting passengers or cargo for hire by air predominantly to, from or between points within the United States of America, and (ii) an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individual or 6,000 pounds or more of cargo thus entitling Lessor to the benefits of Section 1110.

C-Check means a C check inclusive of all structural inspections, zonal inspections, CPCP, out of phase tasks required for the time and cycles since new or last completion of such tasks and all lower lever multiple maintenance tasks in accordance with the Maintenance Program in effect on the date on which such check is carried out.

Change of Control has the meaning given to such term in Clause 22.2(a).

Change of Control Termination Date has the meaning given to such term in Clause 22.2(c).

Claims Limit means two hundred fifty thousand Dollars ($250,000) or its equivalent in any other currency.

Conditions Precedent means the conditions to delivery of the Aircraft identified in Clause 4.1 (Conditions Precedent).

Conditions Subsequent means, if any, the items identified as Conditions Subsequent in Part C (Conditions Subsequent) of Schedule 3 (Conditions).

Confidential Information has the meaning given to it in paragraph (a) of Clause 26.6 (Confidentiality).

Consolidated Text means the consolidated text of the Convention and the Aircraft Protocol as attached to Resolution No.1 of the Final Act of the Diplomatic Conference to adopt the Convention and the Aircraft Protocol held under the auspices of ICAO and UNIDROIT at Cape Town from 29 October to 16 November 2001.

Consultation Period has the meaning given to it in paragraph (a) of Clause 22.3 (Consultation).

Contracting State means a state which has ratified, accepted, approved or acceded to the Cape Town Convention in accordance with its own laws and the requirements of the Cape Town Convention.

Convention means the Convention on International Interests in Mobile Equipment, opened for signature in Cape Town, South Africa on 16 November 2001.

CPCP means the Corrosion Prevention and Control Programme.

Cycle means one takeoff and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another aircraft, of that other aircraft, and shall include for the avoidance of doubt, a “touch and go” take-off and landing.

Default means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of any grace period, the giving of any notice, the making of any determination by the Lessor under the Relevant Documents or any combination of the foregoing) be an Event of Default.

Default Notice has the meaning given to it in paragraph (a)(iv) of Clause 24.2 (Lessor’s rights).

Default Termination Date means the date identified by the Lessor in the Default Notice as the date upon which the leasing of the Aircraft shall be cancelled and/or terminated.

Defect means a defect, deficiency or non-conformity of the Aircraft with the condition that it is required to be in under this Agreement which is recorded in the Aircraft maintenance log or the Manufacturer’s significant rework log.

Defect Notice has the meaning given to it in paragraph (c)(i) of Clause 6.2 (Acceptance and Delivery).

Delivery means the delivery of the Aircraft by the Lessor to the Lessee and the acceptance of the Aircraft by the Lessee in accordance with this Agreement.

Delivery Condition means that the Aircraft:

(a)	is airworthy and in good working order and repair;

(b)	complies with the description of the Aircraft set out in Schedule 1 (Description of Aircraft) and is in the delivery condition set out in Schedule 8 (Delivery Condition).

Delivery Date means the date on which Delivery takes place.

Delivery Location means Marana airport, Arizona, USA where the pre-delivery inspection is to be performed, or if deemed necessary by Lessor, at an alternative location mutually acceptable to Lessor and Lessee which shall be chosen with a view to lawfully and properly minimizing taxes that may be payable in connection with the transactions contemplated hereby.

Deregistration Power of Attorney means an irrevocable deregistration power of attorney executed by the Lessee in favor of the Lessor and the Security Trustee substantially in the form set out in Schedule 7 (Form of Deregistration Power of Attorney).

Dollars or $ means the lawful currency of the United States of America.

EASA means the European Aviation Safety Agency established by Regulation (EC) No. 1592/2002, or any successor thereto.

Economic Sanctions Law means any economic or financial sanctions administered by OFAC, the US State Department, and any other agency of the US government, the United Nations, the European Union or any member state thereof, or any other national economic sanctions authority.

EGT means engine exhaust gas temperature.

Engine means any Engine installed on or furnished with the Aircraft on the Delivery Date, such Engines being identified as to manufacturer, type and manufacturer serial number in Schedule 1 or in the Lease Supplement, and any Replacement Engine which may from time to time be substituted therefor pursuant to and in accordance with Clause 15; together in each case with any and all Parts, including QEC Parts, incorporated or installed in or attached thereto and any and all Parts, including QEC Parts, removed therefrom so long as title thereto remains vested in Owner in accordance with the terms of Clause 15 after removal from such Engine. The term “Engines” shall mean, as of any date of determination, all Engines then leased hereunder.

Engine Basic Shop Visit means, with respect to each Engine, a major engine shop visit performed by an Agreed Maintenance Performer which: (a) results in performance restoration of the Engine; (b) requires the disassembly, repair and performance restoration refurbishment of the HPC, HPT and Combustor modules of the Engine, and the inspection, teardown, disassembly and repair, refurbishment or overhaul as and if required (as dictated by inspection or engine trend monitoring and the Engine Manufacturer’s shop manual limits) of each of the other modules of the Engine, all in accordance with the Engine Manufacturer’s then current CFM56-5B Workscope Planning Guide requirements and recommendations; and (c) results in each LLP having sufficient cyclic life remaining and each Airworthiness Directive having sufficient clearance period to its next due date to match the expected on-wing performance life in terms of Engine hours and cycles (in line with industry MTBR and MCBR as published by the Engine Manufacturer) for such Engine after such shop visit.

Engine Basic Shop Visit Reference Amount has the meaning given to it in paragraph (a)(iii) of Clause 9.2 (Supplemental Rental).

Engine Hour means each hour or part of an hour (measured in minutes) during which the relevant Engine is operated.

Engine Manufacturer means CFM International, Inc.

EU ETS Legislation means the EU Directive EC/2008/101 regarding the European Union Emissions Trading Scheme and its application to aviation and all related implementation legislation.

Eurocontrol means the European Organisation for the Safety of Air Navigation or any successor thereto.

Event of Default means any of the events or circumstances specified as such in Clause 23 (Events of Default).

Expiry Date means the earliest of:

(a)	the Original Expiry Date (or any extension of that date pursuant to Clause 20.4 (Requisition at end of Lease Period), Clause 21.7 (Failure to comply) or Clause 21.9 (Storage upon Redelivery);

(b)	the Insurance Change Termination Date;

(c)	the Total Loss Date;

(d)	the Call Option Termination Date;

(e)	the Illegality Termination Date;

(f)	the Change of Control Termination Date; and

(g)	the Default Termination Date.

FAA means the Federal Aviation Administration of the United States of America or its successor for the time being.

FAR means the Federal Aviation Regulations promulgated under the Federal Aviation Act, as amended and supplemented from time to time.

Final Inspection means the inspection checks and test flights required pursuant to Clause 21 (Redelivery).

Final Inspection Date means the last date on which the Lessee is given the opportunity to inspect the Aircraft in accordance with Clause 6.1 (Pre-delivery Inspection) before the Aircraft is tendered for Delivery by the Lessor.

Final Maintenance means the work referred to in paragraph 1(m) of Schedule 9 (Redelivery Condition) and the other maintenance requirements set out in that Schedule.

Finance Documents means:

(a)	each of the documents listed in Part B (Finance Documents) of Schedule 2 (Documents and Finance Parties); and

(b)	any other document which is from time to time designated by the Lessor as a Finance Document by notice to the Lessee.

Finance Party means the Security Trustee, the Owner and each other person from time to time designated by the Lessor as a Finance Party by notice to the Lessee.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	shares which are expressed to be redeemable;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

Financing means the financing arrangements (if any) entered into by the Lessor Parties from time to time in order to finance or refinance the Owner’s interest in the Aircraft.

First Security Deposit Installment has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Flight Charge means any en route navigation charge, service charge and any other charge payable by the Operator for the use of, or for services provided at, any airport, whether in respect of the Aircraft or any other aircraft operated by the Operator.

Flight Hour means each hour or part of an hour (measured in minutes) elapsing from the moment the wheels of the Aircraft (or where relevant, any other aircraft) leave the ground on take-off until the wheels of the Aircraft (or, where relevant, such other aircraft) next touch the ground on landing.

GAAP means generally accepted accounting principles, standards and practices in the Lessee’s Home Jurisdiction, including IFRS.

Geneva Convention means the Convention on the International Recognition of Rights in Aircraft opened for signature at Geneva, Switzerland on 19 June 1948, as amended from time to time.

Good Airline Practice means the best practice of air operators of similar aircraft or engines to the Aircraft of internationally recognized reputation.

Guaranteed PBH Rental has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Habitual Base means:

(a)	Florida; or

(b)	such other location:

(i)	if in the State of Registration, that the Lessee may from time to time notify to the Lessor; or

(ii)	if outside the State of Registration, agreed by the Lessee, the Lessor and the Security Trustee in accordance with this Agreement.

Hijacking means the hijacking, theft or disappearance of the Aircraft or, where not attached to the Airframe, an Engine, resulting in loss of possession by the Operator.

Home Jurisdiction means, in relation to any person, the jurisdiction under the laws of which that person is constituted.

IATA means the International Air Transport Association or any successor thereto.

ICAO means the International Civil Aviation Organisation.

IDERA means an Irrevocable De-Registration and Export Request Authorization as required by the Cape Town Convention authorizing the Lessor or such other person as the Lessor may from time to time specify to deregister and export the Aircraft from the State of Registration in the form approved by the Aviation Authority.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Illegality Event means:

(a)

it being or becoming impossible or unlawful under any applicable law for the Lessee or any Lessor Party to perform any of its material obligations or to exercise any of its material rights under any Relevant Document; or

(b)

any Relevant Document becoming invalid, ineffective or unenforceable, in whole or in part, or ceasing to constitute the legally valid, binding and enforceable obligations of the Parties with the result that the Lessor’s interests under any Relevant Document are materially and adversely affected, in each case as a result of an event which is not caused by and is beyond the control of the Lessee.

Illegality Termination Date means, in relation to an Illegality Event:

(a)	if the Illegality Event has occurred, the date notified to the Lessee by the Lessor as the Illegality Termination Date; or

(b)	if the Illegality Event has not occurred, the date falling thirty (30) days before the date upon which the Illegality Event will occur or such earlier date as the Lessor and the Lessee may agree.

Indemnitee means each Lessor Party, each Finance Party, and in each case their shareholders, Affiliates, officers, agents and employees.

Inspection Date(s) means the date(s) on which the Lessee is to be given the opportunity to inspect the Aircraft in accordance with Clause 6.1 (Pre-delivery Inspection).

Insurance Change means, in relation to any of the Insurances, a material change in generally accepted industry-wide practice with respect to those Insurances, taking into account the type of the Aircraft and the routes on which the Aircraft is operated.

Insurance Change Termination Date means the date identified by the Lessor in the Insurance Change Termination Notice as the Insurance Change Termination Date.

Insurance Change Termination Notice has the meaning given to it in paragraph (g) of Clause 18.3 (Lessor’s insurance requirements).

Insurance Proceeds means the amounts that are payable as a consequence of a claim under the Insurances (other than the Liability Insurances).

Insurances means the insurance and reinsurance cover required to be effected and maintained under this Agreement.

Insurers means the insurers and reinsurers providing the Insurances.

International Registry has the meaning given to it in article 1(cc) of the Cape Town Convention.

Landing Gear means:

(a)	the landing gear of the Aircraft as identified in Schedule 1 (Description of Aircraft) and having the manufacturer’s serial numbers set out in the Acceptance Certificate; or

(b)	any landing gear substituted for that landing gear in accordance with this Agreement, title to which has transferred to the Owner.

Landing Gear Overhaul shall mean the complete refurbishment or major restoration of the Landing Gear in accordance with the overhaul or restoration procedures in the manufacturer’s overhaul manual, or other applicable manufacturer maintenance or repair manual for the Landing Gear, the extent of which restores the Landing Gear to a “zero time since overhaul” condition, or other refurbished or restored condition sufficient to permit reasonable expectation that the Landing Gear will not require removal due to its condition prior to the completion of the full expected interval between overhauls based upon the manufacturer recommendations. The Landing Gear Overhaul shall be deemed complete only once the Landing Gear had been reinstalled in the Aircraft.

Landing Gear Reference Amount has the meaning given to it in paragraph (a)(i) of Clause 9.2 (Supplemental Rental).

Late Payment Charges means amounts payable in respect of overdue amounts both before and after judgment at the Relevant Rate and compounded at the end of each Reference Period selected by the Lessor.

Lease Period means the period starting on the Delivery Date (or, in the case of delayed acceptance pursuant to Clause 6.3 (Delayed Acceptance) the Rent Commencement Date) and terminating on the Expiry Date.

Lease Supplement means Lease Supplement No. 1, substantially in the form of Schedule 13, and any subsequent Lease Supplements as contemplated by Clause 15.4 (Permanent replacement of Engines and Parts).

Lessee Consent means any acknowledgement of the Lessee relating to a Lessee Notice of Assignment.

Lessee Notice of Assignment means any notice of assignment from the Lessor and the Security Trustee to the Lessee substantially in the form attached as Schedule 11 (Form of Lessee Notice of Assignment).

Lessee Obligation has the meaning given to it in paragraph (b)(i) of Clause 9.5 (Concerning the Security Deposit).

Lessor Parent means Falcon Aerospace Limited, a company incorporated under the laws of the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Lessor Party means the Lessor, the Lessor Parent, the Owner and any Servicer.

Lessor’s Security means:

(a)	any Security over the Aircraft created by the Lessor or the Owner or through the Lessor or the Owner in connection with any Finance Document; and

(b)

any other Security over the Aircraft resulting from claims against the Lessor or the Owner which are not related to the transactions contemplated by the Relevant Documents or permitted under the Relevant Documents (other than as a consequence of an Event of Default or any act or omission of the Lessee).

Liability Insurances means the Insurances referred to in paragraph 1.4 of Schedule 5 (Insurance Requirements).

LIBOR has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Life-limited Part or LLP means any Part which has a working life limit (expressed in Flight Hours, Cycles or calendar time) determined by its manufacturer and endorsed by the Aviation Authority and/or prescribed by the FAA or EASA (as the case may be).

Loss Payee means the person to whom Insurance Proceeds are payable:

(a)	in the case of a Total Loss of the Airframe, pursuant to paragraph 2(c) of Schedule 5 (Insurance Requirements);

(b)	in the case of a Total Loss of an Engine not involving a Total Loss of the Airframe, pursuant to Clause 19.3 (Total Loss of Engine or Part); and

(c)	in the case of loss or damage other than a Total Loss pursuant to Clause 18.6 (Settlement of claims and loss adjustment).

Losses includes all losses (including loss of profit), payments, damages, liabilities, claims, proceedings, actions, penalties, fines, duties, fees, rates, levies, charges, demands, royalties or other sanctions of a monetary nature, fees, insurance premiums, calls, judgments, costs and expenses .

Maintenance Program means: (i) in respect of the Aircraft, Lessee’s Aviation Authority and EASA-approved maintenance program for Airbus A320-200 aircraft, or such other Aviation Authority and EASA- approved maintenance program as in effect from time to time for the Aircraft encompassing scheduled maintenance, condition-monitored maintenance and on condition maintenance of the Airframe, Engines and Parts and components of the Aircraft, and provided that such maintenance program shall be the substantial equivalent of the current MPD including all supplements, updates and amendments as issued by the Manufacturer during the Lease Period; and (ii) in respect of the Engines and associated Parts, Lessee’s Aviation Authority and FAA-approved maintenance program for CFM56-5B4/P engines, which shall be the substantial equivalent of the current Engine Manufacturer Workscope Planning Guide, including all supplements, updates and amendments as issued by the Engine Manufacturer during the Lease Period; and in respect of compliance with Clause 21.5 (Redelivery Condition), established Level of Work for a Performance Workscope guidelines or Full Overhaul Workscope guidelines, as applicable, even in respect to Lessee’s engine operational severity. Upon request by Lessor, a copy of such Maintenance Program shall be provided to Lessor by Lessee.

Mandatory Action has the meaning given to it in paragraph (a)(iii) of Clause 15.1 (General requirements).

Manufacturer means Airbus S.A.S.

Material Adverse Effect means a material adverse effect on:

(a)	the business, assets, operations or condition (financial or otherwise) of the Lessee; or

(b)	the ability of the Lessee to perform its obligations under the Relevant Documents.

Minimum Guaranteed PBH Rental has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Modification means any modification, addition, alteration, removal or other change (including performance of Airworthiness Directives and Service Bulletins and the removal of obsolete parts) to the Airframe, any Engine or any Part.

Modification Part means a part, component, furnishing, appliance, module, accessory, instrument or other item of equipment installed in or added to the Aircraft as a result of a Modification (including a Mandatory Action).

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

Mortgage means the Aircraft and Security Agreement No. 1 dated as of March 20, 2017 between the Owner and the Security Trustee in relation to the Aircraft, and any other replacement or additional mortgage or security interest in the Aircraft notified by the Lessor to the Lessor in writing from time to time.

MPD means the Manufacturer’s “Maintenance Planning Document” for Airbus A320-200 aircraft, as the same may have been revised, amended, supplemented or updated from time to time.

New Redelivery Condition has the meaning given to it in paragraph (b)(ii) of Clause 25.3 (Finance Parties).

Notional Account has the meaning given to it in paragraph (a) of Clause 9.3 (Lessor’s contribution).

OFAC means the Office of Foreign Assets Control of the US Department of Treasury.

Operator means, in relation to the Aircraft or any Engine that is not for the time being attached to the Airframe, the Lessee or any other person who has operational control of the Aircraft or that Engine from time to time during the Lease Period in accordance with this Agreement.

Original Expiry Date means the date occurring 29 Months from the Delivery Date which numerically corresponds to the Delivery Date (or, in the case of delayed acceptance pursuant to Clause 6.3 (Delayed Acceptance) the Rent Commencement Date), or if there is no such numerically corresponding date, the last day of such 29th Month following the Delivery Date.

Original Financial Statements means the audited consolidated financial statements (provided in the English language) of the Lessee for the financial year ended 31 December 2019.

Original Lease Period means the period starting on the Delivery Date (or, in the case of delayed acceptance pursuant to Clause 6.3 (Delayed Acceptance) the Rent Commencement Date) and terminating on the Original Expiry Date.

Other Relevant Document means any document which is a Relevant Document under (and as defined in) an Associated Lease.

Outgoings has the meaning given to it in paragraph (a) of Clause 10.2 (Outgoings).

Owner means the Lessor, Falcon Aerospace USA LLC, and/or any person that the Lessor designates as the owner of the Aircraft by notice to the Lessee from time to time.

Part means:

(a)

any part, component, furnishing, appliance, module, accessory, instrument or other item of equipment (including an APU and the Landing Gear but excluding a complete Engine) whether or not installed on the Aircraft at any time which is installed in, attached to or supplied with the Airframe or any Engine on Delivery, title to which is vested in the Owner;

(b)	any Modification Part, title to which has transferred to the Owner; or

(c)	any Replacement Part which has replaced a part referred to in paragraphs (a) and (b) above or this paragraph (c) in accordance with this Agreement, title to which has transferred to the Owner,

but excludes any item title to which has ceased to vest in the Owner in accordance with this Agreement.

Party means a party to this Agreement.

PBH Rate has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

PBH Rental has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

PBH Rental Date has the meaning specified in Clause 2 (Rental) of Schedule 14 (Rent and Other Terms).

Permitted Lien means:

(a)	the respective rights of the parties to the Relevant Documents as set out in the Relevant Documents;

(b)	the rights of others under pooling or other agreements or arrangements to the extent expressly permitted by the terms of this Agreement;

(c)	any Lessor’s Security;

(d)

liens for Taxes which are either not yet assessed or, if assessed, not yet due or being contested in good faith by appropriate proceedings (where adequate provision has been made for their payment and provided that such proceedings do not involve any risk that the Aircraft will be sold, forfeited or lost); and

(e)

liens with respect to Flight Charges, airport hangar keepers’, repairers’ and employees’ or similar liens arising in the ordinary course of business for the payment of amounts which are either not overdue or are being contested in good faith by appropriate proceedings (where adequate provision has been made for their payment and provided that such proceedings do not involve any risk that the Aircraft will be sold, forfeited or lost).

PMA Parts shall mean Parts manufactured in accordance with a parts manufacturer approval issued by the FAA or EASA and which has not been approved for use on the Aircraft by the Manufacturer or for use on the Engines by the Engine Manufacturer.

Pool Aircraft has the meaning given to it in paragraph (b) of Clause 15.3 (Pooling of Engines).

Potential Illegality Event means any event or circumstance which, in the Lessor’s reasonable opinion, is likely to give rise to an Illegality Event.

Pre-Delivery Total Loss Notice has the meaning given to it in paragraph (a) of Clause 19.1 (Total Loss before Delivery).

Principal Indemnitee means each Lessor Party and each Finance Party.

Professional User Entity has the meaning given to it in the Registry Regulations.

QEC means quick engine change kit.

Quotation Day means, in relation to any period in respect of which an interest rate is to be determined hereunder, three (3) Business Days before the first day of that period, unless market practice differs in the London interbank market in which case the Quotation Day will be determined by the Lessor in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

Redelivery means the recovery by the Lessor of possession of the Aircraft under Clause 21 (Redelivery).

Redelivery Condition has the meaning given to it in Clause 21.5 (Redelivery Condition).

Redelivery Date means the date on which Redelivery occurs.

Redelivery Location means the FAA-approved maintenance facility where the final maintenance visit is to be performed, as agreed by Lessor and Lessee, which shall be chosen with a view to lawfully and properly minimizing taxes that may be payable in connection with the transactions contemplated hereby.

Reference Banks means the banks that the Lessor may designate from time to time and notify the Lessee.

Reference Month has the meaning given to it in paragraph (a) of Clause 9.2 (Supplemental Rental).

Reference Period means a period in relation to which Late Payment Charges are to be determined.

Registrable Interest means an interest which is registrable with the International Registry pursuant to the Cape Town Convention.

Registry Regulations means the official English language text of the regulations for the International Registry published by the supervisory authority thereof pursuant to the Cape Town Convention as amended from time to time.

Reimbursable Costs means the actual costs incurred by the Lessee in respect of labor and materials consumed during the completion of a Work Item, which, in relation to:

(a)	the Landing Gear Overhaul, shall not include the cost of wheels, brake units, brake actuators, the cost of removing and reinstalling the landing gear or any transport costs;

(b)	the scheduled replacement of Life-limited Parts of an Engine, shall include only the value of the used life that particular LLP(s) contributed to the Supplemental Rental Amounts;

(c)

an Engine Basic Shop Visit, shall not include the cost of Engine removal, engine installation transportation costs, the cost of any incoming additional engine, test cell run, any handling fees or mark-ups imposed by the repair agency performing the Engine Basic Shop Visit and the cost of repair, Modification or overhaul of any quick engine change (QEC) or line replaceable unit (LRU) components;

(d)	an APU Basic Shop Visit, shall not include APU removal, APU installation, transportation costs and any input test cell run; and

(e)

a 6Y Check or a 12Y Check, shall include the actual cost of the accomplishment of the work cards specified in the MPD and the rectification of any deficiencies resulting from such inspections. The cost of complying with Airworthiness Directives is excluded except as expressly provided for in paragraph (d) of Clause 15.1 (General requirements).

Reinsurances means the reinsurance cover required to be maintained under this Agreement.

Reinsurers has the meaning given to it in paragraph (b) of Clause 18.2 (Insurers, Reinsurers and Brokers).

Related Indemnitee means, in relation to any Principal Indemnitee, its shareholders, Affiliates, officers, agents and employees.

Relevant Documents means:

(a)	this Agreement and each of the other documents listed in Part A (Relevant Documents) of Schedule 2 (Documents and Finance Parties); and

(b)

any other document which is from time to time agreed by the Lessor and the Lessee to be a Relevant Document and any other agreement or instrument that may be entered into in connection with those documents.

Relevant Rate has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Renewal Date has the meaning given to it in paragraph (g) of Clause 18.4 (Insurance covenants).

Rental means Basic Rental, PBH Rental and, if applicable, Guaranteed PBH Rental.

Rental Collection Account means the account of the Lessor or its designee with the Account Bank that the Lessor may from time to time designate by not less than five (5) Business Days’ prior notice to the Lessee.

Rent Commencement Date has the meaning given to it in Clause 6.3 (Delayed Acceptance).

Rental Payment Date means each PBH Rental Date and each Basic Rental Date.

Repeating Representations means the representations and warranties set out in Clause 2 (Lessee’s Representations and Warranties) other than those set out in paragraph (a) of Clause 2.11 (Original Financial Statements).

Replacement Engine means, where it is intended that that engine will become an Engine, an engine:

(a)

of the same manufacture and model as or, an improved or advanced version of, and in equivalent or better operating condition as and of at least the same value and utility as, and no more than ten per cent. (10%) older than, the Engine that it is replacing (assuming that the replaced Engine was in the condition and repair in which it is required to be maintained under this Agreement), and have no more hours and cycles than the original Engine plus ten per cent. (10%) from the last Engine Basic Shop Visit, or if none, since new, and an equivalent of the aggregate value of the Life-limited Parts (where for the purposes of this sub-paragraph (a), aggregate value means the remaining cycles of each Life-limited Part multiplied by the cost per cycle of each Life-limited Part using the then current manufacturer’s catalogue list prices and ninety per cent of the FAA approved cycle limits);

(b)	with complete certified back-to-birth records for its Life-limited Parts;

(c)	which meets the requirements of the Aviation Authority; and

(d)	title to which is capable of passing, free from Security (other than Permitted Liens), to the Owner.

Replacement Part means a part, component, furnishing, appliance, module, accessory, instrument or other item of equipment:

(a)

of the same manufacture (or of different manufacture, if suitable for use on the Aircraft) and model as or, an improved or advanced version of, and in equivalent or better operating condition as and of at least the same value and utility as the Part that it is replacing (assuming that that replaced Part was in the condition and repair in which it is required to be maintained under this Agreement);

(b)

which meets the requirements of the Aviation Authority and has an FAA 8130-3 or EASA Form 1 or equivalent maintenance release certification which shows that it has been repaired, overhauled or modified in accordance with the applicable original equipment manufacturer’s component maintenance manual;

(c)

in the case where it is intended that an auxiliary power unit will become the APU, an auxiliary power unit will be of the same manufacture and model as, or an improved or advanced version of, and in equivalent or better operating condition as and of at least the same value and utility as and have no more hour and cycles than the original APU plus ten per cent. (10%) from the last APU Basic Shop Visit, or if none since new, and an equivalent of the aggregate value of the Life-limited Parts (where for the purposes of this paragraph (c), “aggregate value” means the remaining cycles of each Life-limited Part using the then current manufacturer’s catalogue list prices and EASA or FAA approved cycle limits (as applicable)); and

(d)	title to which is capable of passing, free from Security (other than Permitted Liens), to the Owner.

Requisition means the requisition for hire, requisition of title, detention, forfeiture or other compulsory acquisition of the Aircraft by any Agency.

Requisition Proceeds means amounts payable by any Agency as a consequence of the Requisition of the Aircraft.

Return Acceptance Certificate means a return acceptance certificate substantially in the form set out in Part B (Form of Return Acceptance Certificate) of Schedule 4 (Certificates).

Sanctioned Person means any person, organization or vessel: (i) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, or on any list of targeted persons issued under the Economic Sanctions Law of any other country, (ii) that is, or is part of, a government of a Sanctioned Territory, (iii) owner or controlled by, or acting on behalf of, any of the foregoing, (iv) located within or operating from a Sanctioned Territory, or (v) otherwise targeted under any Economic Sanctions Law.

Sanctioned Territory means any country or other territory subject to a general export, import, financial or investment embargo under Economic Sanctions Law, which countries, as of the date hereof, include Cuba, Iran, North Korea, Sudan and Syria.

Scheduled Delivery Date means December 20, 2020, or such later date notified to the Lessee by the Lessor in writing.

Security means a mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, right of set-off or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Deposit means the balance from time to time of the amounts paid by the Lessee to the Lessor pursuant to Clause 9.4 (Security Deposit).

Second Security Deposit Installment has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Security Deposit Amount has the meaning specified in Clause 1 (Certain Defined Terms) of Schedule 14 (Rent and Other Terms).

Security Trustee means the person notified by the Lessor to the Lessee from time to time to be the security trustee for the Finance Parties in connection with the Financing.

Service Bulletin means any service bulletin issued by the Manufacturer, the Engine Manufacturer or the manufacturer of any Part.

Servicer means any person notified to the Lessee by the Lessor to be a servicer from time to time.

Special FAA Counsel means a specialist FAA counsel law firm as may be mutually agreed by Lessor and Lessee.

SRM means, at any time, the Manufacturer’s structural repair manual for aircraft of the same model as the Aircraft.

State of Registration means United States of America or any other jurisdiction in which the Aircraft is for the time being registered in accordance with this Agreement.

Subsidiary means in relation to any company, corporation or other legal entity, (a holding company), a company, corporation or other legal entity:

(a)	which is controlled, directly or indirectly, by the holding company;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)	which is a subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body.

Supplemental Rental Amounts has the meaning given to it in paragraph (a) of Clause 9.2 (Supplemental Rental).

Supplier means any supplier or manufacturer of the Aircraft or the provider of any service relating to the repair, maintenance, overhaul or Modification of the Aircraft (including any Work Item).

Supplier Warranty means an express or implied warranty, given by a Supplier in relation to the Aircraft.

Surviving Asset has the meaning given to it in paragraph (d) of Clause 19.2 (Total Loss during the Lease Period).

Tax means any and all tax, levy, impost, duty, statutory charge or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Payment means either the increase in a payment on account of Tax made by the Lessee under paragraph (a) of Clause 12.4 (No deductions or withholdings) or a payment under Clause 11.1 (Tax indemnity).

Tax Residence means, in relation to any person, the jurisdiction in which that person is principally resident for the purposes of paying Tax on its capital or income, but, in relation to the Lessor or Owner, does not include any jurisdiction in which the Lessor or Owner is resident for the purposes of paying Tax in relation to its capital or income only because:

(a)	the Lessor has entered into the transactions contemplated by this Agreement; or

(b)	the Lessee has been negligent or has willfully defaulted in its obligations.

Technical Records means, in respect of the Aircraft, all technical data, manuals, logbooks and other records, and whether in hardcopy or digital format, including, without limitation:

(a)	records relating to the operation, service, inspection, maintenance, modification, testing, repair and overhaul of the Aircraft; and

(b)	EASA Form 1 or FAA 8130-3 certification, each of which is required to substantiate the continued airworthiness, age and utilization of the Aircraft and any Part,

provided that any Technical Record described above which is no longer required to be retained by the Aviation Authority shall nonetheless remain part of the Technical Records for the purposes of this Agreement.

Temporary Engine has the meaning given to it in paragraph (b) of Clause 15.2 (Temporary removal and replacement of Engines and Parts).

Termination Amount has the meaning given to it in Clause 24.5 (Termination Payments following Delivery).

Termination Date means the Insurance Change Termination Date, the Illegality Termination Date, the Change of Control Termination Date, the Call Option Termination Date or the Default Termination Date (as applicable).

Total Loss means any of the following events in relation to the Aircraft or any Engine:

(a)	its actual, constructive or agreed total loss;

(b)	its destruction, damage beyond economic repair or being rendered permanently unfit for normal use for any reason;

(c)

its requisition of title, confiscation, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than in the case of a requisition for hire for a temporary period of less than fifteen (15) consecutive days) by or under the order of any Agency (whether civil, military or de facto);

(d)	its Hijacking for a period of fifteen (15) consecutive days or longer; or

(e)

solely with respect to an Engine, the loss by the Owner of its title to that Engine resulting from the merger under applicable law of title to that Engine with title to the airframe (not being the Airframe) upon which that Engine is installed.

Total Loss Amount has the meaning given to it in paragraph (a) of Clause 19.2 (Total Loss during the Lease Period).

Total Loss Date means:

(a)

in the case of an actual Total Loss or destruction, damage beyond repair, or being rendered permanently unfit for normal use, the date on which that loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Aircraft or relevant Engine was last heard of);

(b)

in the case of a constructive or agreed Total Loss, the earlier of (i) the thirtieth (30th) day after the date on which notice claiming that Total Loss is issued to the Insurers or Broker, and (ii) the date on which that Total Loss is agreed by the Insurers;

(c)	in the case of requisition for title, confiscation, detention, forfeiture, compulsory acquisition or seizure, the date on which that takes effect;

(d)

in the case of requisition for hire, the fifteenth (15th) consecutive day after the requisition commenced (or, if earlier, the date on which the Insurers make payment on the basis of a Total Loss); and

(e)	in the case of Hijacking, the fifteenth (15th) consecutive day after the date on which the Operator lost possession of the Aircraft.

Total Loss Payment Date means the earlier of:

(a)	the date upon which Total Loss Proceeds equal to at least the Agreed Value are received by the Loss Payee; and

(b)	thirty (30) days after the Total Loss Date.

Total Loss Proceeds means the Insurance Proceeds, Requisition Proceeds or any other amount by way of compensation, damages or similar payment, for the loss of or damage to the Aircraft, arising in each case in respect of a Total Loss.

Transacting User Entity has the meaning given to it in the Registry Regulations.

UCC means the Uniform Commercial Code, as the same may be in effect in any applicable jurisdiction within the United States.

UNIDROIT means the International Institute for the Unification of Private Law.

VAT means any sales, value added , goods and services, or turnover Tax or any other tax of a similar nature.

Work Item has the meaning given to it in paragraph (a) of Clause 9.2 (Supplemental Rental).

1.2	Construction

(a)	Unless the context requires otherwise, any reference in this Agreement to:

(i)

the Lessee, the Lessor, the Owner, the Servicer, the Security Trustee, any Finance Party, any Lessor Party or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	an aircraft object shall be interpreted in accordance with article 1(d) of the Cape Town Convention;

(iii)	assets includes present and future properties, revenues and rights of every description;

(iv)	a consent also includes an approval, authorization, exemption, filing, license, order, permission, recording or registration (and references to obtaining consents are to be construed accordingly);

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)

law includes common, customary or civil law or any constitution, decree, judgment, legislation, order, ordinance, regulation, treaty or other legislative, judicial or administrative measure, requirement or decision (or its interpretation or application) whether or not having the force of law, but if not having the force of law, only if the persons to whom it is intended to apply generally comply with it;

(vii)	a party to any agreement or instrument includes a reference to that person’s successors, permitted assigns and permitted transferees;

(viii)

a person includes any individual, firm, company, corporation, government, state Agency or any association, trust, joint venture, consortium or partnership (in each case, whether or not having separate legal personality);

(ix)

a regulation includes any regulation, rule, official directive, request or guideline whether or not having the force of law, but if not having the force of law only if the persons to whom it is intended to apply generally comply with it, of any governmental, intergovernmental or supranational body, Agency, department or regulatory, self-regulatory or other authority or organization;

(x)	a person being situated in a Contracting State shall be interpreted in accordance with article 4 of the Cape Town Convention;

(xi)

a Relevant Document, a Finance Document or any other agreement or instrument is a reference to that Relevant Document, Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced;

(xii)	a provision of any law is a reference to that provision as amended or re-enacted;

(xiii)	a time of the day is a reference to New York time;

(xiv)

a provision of the Cape Town Convention is to the English language version of the Consolidated Text which is derived from the Convention and the Aircraft Protocol being read and interpreted together as a single instrument as required by article 6(1) of the Convention and any reference to the Consolidated Text shall include a reference to the provisions of the Convention and/or the Aircraft Protocol or from which such provision is derived and any reference to the Cape Town Convention, the Convention and/or the Aircraft Protocol shall be deemed to include a reference to the Consolidated Text, as applicable; and

(xv)	a word referring to a plural number includes a reference to the singular and vice versa.

(b)	The Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Relevant Document or in any notice given under or in connection with any Relevant Document has the same meaning in that Relevant Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

1.3	Third party rights

(a)

A person who is not a Party but who is a Principal Indemnitee is an express third party beneficiary of, may enforce or enjoy the benefits of, any term of this Agreement that is expressed to be for its benefit.

(b)	Each Principal Indemnitee may enforce the provisions of any indemnity in favour of a Related Indemnitee on behalf of that Related Indemnitee.

(c)

Notwithstanding any provision of this Agreement, the Parties do not require the consent of any third party, including any Principal Indemnitee or Related Indemnitee, to rescind or vary this Agreement at any time.

2.	LESSEE’S REPRESENTATIONS AND WARRANTIES

The Lessee makes the representations and warranties set out in this Clause 2 to the Lessor on the date of this Agreement.

2.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of the State of Delaware.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

2.2	Binding obligations

The obligations expressed to be assumed by it in each Relevant Document constitute, or will when executed by the Lessee constitute, legal, valid and binding obligations of the Lessee, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies.

2.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Relevant Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents and internal rules; or

(c)	any agreement or instrument binding upon it or any of its assets.

2.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Relevant Documents to which it is a party and the transactions contemplated by those Relevant Documents.

2.5	Validity and admissibility in evidence

All Authorizations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party; and

(b)	to make the Relevant Documents to which it is a party admissible in evidence in its Home Jurisdiction,

have been (or will on or before the Delivery Date have been) obtained or effected and are (or will on their being obtained or effected be) in full force and effect.

2.6	Governing law and enforcement

(a)	The choice of the laws of the State of New York as the governing law of the Relevant Documents to which it is a party will be recognized and enforced in its Home Jurisdiction.

(b)	Any judgment obtained in the State of New York in relation to a Relevant Document to which it is a party will be recognized and enforced in its Home Jurisdiction.

2.7	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Relevant Document.

2.8	No filing or stamp taxes

Except for (i) (A) the filing for acceptance or recordation with the aircraft registry of the FAA of this Agreement and Lease Supplement No. 1 (collectively, the FAA Filed Documents); and (B) the registration with the International Registry (as defined in the Cape Town Convention) of the International Interests (as defined in the Cape Town Convention) constituted by this Agreement with respect to the Airframe and each Engine via AC Form 8050-135 filed by

Special FAA Counsel; and (ii) UCC-1 financing statements with regard to this Agreement in the State of Delaware, all of which shall have been accomplished on or before the Delivery Date, it is not necessary that the Relevant Documents be filed, recorded or enrolled with any court or other authority or that any stamp, registration or similar Tax be paid on or in relation to the Relevant Documents or the transactions contemplated by the Relevant Documents.

2.9	No default

(a)	No Default is continuing or might reasonably be expected to result from the entry by it into the transactions contemplated by the Relevant Documents.

(b)	No Event of Default is continuing or might reasonably be expected to result from the entry by it into the transactions contemplated by the Relevant Documents.

(c)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which has or might have a Material Adverse Effect.

2.10	No misleading information

(a)

Any factual information provided by or on behalf of it to the Lessor for the purposes of the Relevant Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

Nothing has occurred or been omitted from the information provided pursuant to paragraph (a) above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

2.11	-Original Financial Statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	The Original Financial Statements fairly represent its financial condition and operations as at the end of and for the relevant financial year.

(c)	There has been no material adverse change in its business or financial condition since the date of its audited consolidated financial statements that were most recently delivered to the Lessor..

2.12	Pari passu ranking

Its payment obligations under the Relevant Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

2.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or Agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it.

2.14	Civil commercial law

It is subject to civil commercial law with respect to its obligations under the Relevant Documents.

2.15	No immunity

Neither it nor any of its assets nor the Aircraft is entitled to any right of immunity and its entry into and performance by it of the Relevant Documents constitute private and commercial acts.

2.16	Compliance

It is not, and none of its Affiliates is, or has been, subject to any investigation, action, penalty (or equivalent) in connection with any applicable Anti-Bribery Law.

2.17	Applicable Sanctions

It is not, and none of its Affiliates is, or is owned or controlled by, a Sanctioned Person, and none of their respective directors, officer, agents or employees is a Sanctioned Person.

2.18	Anti-Social Conduct

It is not classified as an Anti-Social Group, does not have any Anti-Social Relationships and does not engage in any Anti-Social Conduct, whether directly or indirectly through a third party.

2.19	International Registry

The Lessee has duly appointed and registered with the International Registry an administrator to act on behalf of the Lessee as a transacting user entity.

2.20	Lessee’s location

The “location” of the Lessee, for purposes of Section 9-307 of the Uniform Commercial Code of the State of New York, is in the State of Delaware. The full and correct legal name and mailing address of Lessee as of the Delivery Date are correctly set forth in Clause 27.2 (Addresses).

2.21	Section 1110

Upon the Lessee first becoming a Certificated Air Carrier, the Lessor as lessor of the Aircraft to the Lessee will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to any case brought under Chapter 11 in which Lessee is the debtor.

2.22	Repetition

(a)

The representations and warranties set out in this Clause 2 are deemed to be made again by the Lessee on the Delivery Date by reference to the facts and circumstances then existing on the Delivery Date.

(b)	The Repeating Representations are deemed to be made again by the Lessee on each Rental Payment Date:

(i)	by reference to the facts and circumstances then existing on that Rental Payment Date; and

(ii)	as if the references in Clause 2.11 (Original Financial Statements) to the Original Financial Statements were to the then most recent audited financial statements of the Lessee respectively.

3.	LESSOR’S REPRESENTATIONS AND WARRANTIES

The Lessor makes the representations and warranties set out in this Clause 3 to the Lessee on the date of this Agreement.

3.1	Status

(a)	It is a statutory trust duly formed and validly existing under the laws of the State of Delaware.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

3.2	Binding obligations

The obligations expressed to be assumed by it in each Relevant Document to which it is a party constitute, or will when executed by the Lessor constitute, legal, valid and binding obligations of the Lessor, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies.

3.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

3.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

3.5	Validity and admissibility in evidence

All Authorizations required or desirable to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Agreement have been (or will on or before the Delivery Date have been) obtained or effected and are (or will, on being obtained or effected, be) in full force and effect.

4.	CONDITIONS

4.1	Conditions Precedent

(a)

The Lessee shall deliver to the Lessor in form and substance satisfactory to the Lessor, all of the documents and other evidence listed in Part A (Execution Conditions Precedent) of Schedule 3 (Conditions) on or prior to the date of this Agreement.

(b)

The Lessee shall deliver to the Lessor, in form and substance satisfactory to the Lessor, all of the documents and other evidence listed in Part B (Delivery Conditions Precedent) of Schedule 3 (Conditions) on or prior to the Delivery Date.

(c)	The Lessor shall not be obliged to deliver the Aircraft under this Agreement if:

(i)	the Lessee has not complied with its obligations under paragraphs (a) and (b) above to the satisfaction of the Lessor;

(ii)	the Lessor has not received all amounts due to it on or prior to the Delivery Date from the Lessee; or

(iii)

a Default, Illegality Event, Potential Illegality Event, Change of Control (or notification of a Change of Control pursuant to Clause 22.2(a)) or Insurance Change has occurred and is continuing on the Delivery Date.

4.2	Conditions Subsequent

The Lessee shall fulfil the Conditions Subsequent in the manner and within the period identified in Part C (Conditions Subsequent) of Schedule 3 (Conditions).

4.3	Lessor’s discretion

(a)

The Conditions Precedent and Conditions Subsequent are for the sole benefit of the Lessor and the Lessor may waive or defer them, and may attach to such waiver or deferral any conditions (additional conditions) that it considers appropriate.

(b)

If the Lessor agrees to deliver the Aircraft to the Lessee on terms that any Condition Precedent is waived or deferred or, if the Lessor agrees to waive or defer any Condition Subsequent and attaches additional conditions to its waiver or deferral, any failure by the Lessee to fulfil an additional condition shall constitute a breach of this Agreement.

5.	LEASE

The Lessor shall lease the Aircraft to the Lessee and the Lessee shall take the Aircraft on lease from the Lessor for the Lease Period, subject to the terms and conditions of this Agreement.

6.	ACCEPTANCE AND DELIVERY

6.1	Pre-delivery Inspection

(a)	The Lessor shall give the Lessee at least five (5) Business Days’ notice of the Inspection Dates.

(b)

On the Final Inspection Date, the Lessor (or its nominee) shall tender the Aircraft for delivery by giving the Lessee (and/or its nominee) the opportunity to inspect the Aircraft at the Delivery Location.

(c)

The Lessee’s right of inspection shall include the right to participate in an acceptance test flight of up to two (2) hours in duration. The acceptance test flight shall be conducted in accordance with the Manufacturer’s test flight procedures for a used aircraft, expect that:

(i)	limitations and serviceability shall be confirmed in accordance with flight manual and maintenance manual stated limits;

(ii)	there shall be no stall tests; and

(iii)	there shall be no engine shut down requirements during the test flight.

(d)	A maximum of two (2) of the Lessee’s representatives may participate in the acceptance test flight as observers to verify that the Aircraft is in the Delivery Condition.

(e)

The Lessee is responsible for, shall indemnify and hold harmless each Indemnitee from and against all Losses arising from the death of or injury to any observer, employee or other representative of the Lessee in connection with any pre-Delivery inspection of the Aircraft.

6.2	Acceptance and Delivery

(a)

If, following the inspection of the Aircraft referred to in paragraph (a) of Clause 6.1 (Pre-delivery Inspection), the Aircraft is in the Delivery Condition, the Lessee shall immediately accept delivery of the Aircraft at the Delivery Location by executing and delivering to the Lessor an Acceptance Certificate and the Lease Supplement. Lessee’s acceptance of the Aircraft shall be absolute, unconditional and irrevocable.

(b)	If the Lessee becomes aware of any Defect which prevents the Aircraft from being in the Delivery Condition, the Lessee shall notify the Lessor immediately in writing.

(c)	If the Lessee notifies the Lessor of a Defect pursuant to paragraph (b) above:

(i)

if in the opinion of the Lessor it is impracticable or prohibitively expensive to correct the Defect, the Lessor may notify the Lessee that it does not intend to correct the Defect (the Defect Notice) following which each of the Lessor and the Lessee shall be entitled to terminate this Agreement. If either party so terminates this agreement then neither the Lessor nor the Lessee shall have any further obligation to the other under this Agreement other than as expressly set out in this Agreement, provided that if such notice of termination is not issued by either party within five (5) Business Days of the Defect Notice, the Aircraft shall be deemed to satisfy the Delivery Condition notwithstanding the Defect; or

(ii)

the Lessor (or its nominee) may immediately correct the Defect and re-tender the Aircraft for delivery, upon which, if the Aircraft is then in the Delivery Condition, the Lessee shall accept delivery of the Aircraft by immediately executing and delivering to the Lessor an Acceptance Certificate and the Lease Supplement; or

(iii)

if the Defect does not affect the airworthiness of the Aircraft, and the Lessor has not issued a Defect Notice in respect thereof, the Lessee may (at its option) notify the Lessor that it will accept the Aircraft with the Defect uncorrected, in which event the Lessee shall accept delivery of the Aircraft by immediately executing and delivering to the Lessor an Acceptance Certificate (on which shall be noted a description of the Defect) and the Lease Supplement and the Lessor will pay for the Defect to be corrected following Delivery (the Defect, the action required to correct such Defect and the cost of such correction shall be agreed by the Lessor and the Lessee (both acting reasonably) prior to the delivery of the Aircraft and the execution of the Acceptance Certificate and the Lease Supplement).

6.3	Delayed Acceptance

If the Aircraft meets the Delivery Condition and:

(a)	the Lessee is unwilling or unable to accept delivery of the Aircraft when offered for delivery; and/or

(b)	the Lessee fails to fulfil any Conditions Precedent when the Aircraft is offered for delivery,

the Lessee’s obligation to pay Rental shall commence on the date the Aircraft is offered by the Lessor for delivery in accordance with the terms of this Agreement (the Rent Commencement Date). The Lessor shall have no obligation to deliver possession of the Aircraft to Lessee unless and until the Lessee fulfils all Conditions Precedent and accepts delivery of the Aircraft under this Agreement. The Aircraft shall be insured and stored by the Lessor between the Rent Commencement Date and the Delivery Date and the Lessee shall indemnify the Lessor for all the Lessor’s insurance and storage costs incurred during this period. The provisions in this Clause 6.3 (Delayed Acceptance) are without prejudice to the rights of Lessor under Clause 23 (Events of Default).

6.4	Acceptance Certificate

Delivery by the Lessee to the Lessor of the Acceptance Certificate will constitute conclusive proof as between the Lessor and the Lessee that the Lessee’s technical experts have had the opportunity to examine and investigate the Aircraft and any intellectual property rights associated with the Aircraft and that on the Delivery Date the Lessee considers:

(a)	the Aircraft to be in the Delivery Condition;

(b)	the Aircraft and any intellectual property rights associated with the Aircraft to be without Defect, whether or not discoverable as at the Delivery Date; and

(c)	the Aircraft and any intellectual property rights associated with the Aircraft to be in every way satisfactory to the Lessee,

subject	to any Defects noted on the Acceptance Certificate in accordance with Clause 6.2 (Acceptance and Delivery).

6.5	Late Delivery

If the Lessor delays the delivery of, or fails to deliver, the Aircraft to the Lessee under this Agreement, then subject to Clause 6.6 (Pre-acceptance termination) below:

(a)	the Lessor may by notice to the Lessee defer its obligation to deliver the Aircraft for the period that it reasonably believes the Aircraft will be delayed;

(b)	the Lessor shall not be responsible for any Losses suffered or incurred by the Lessee in connection with or arising from that delay or failure;

(c)	the Lessee shall not be entitled to terminate this Agreement, or to reject the Aircraft when tendered for delivery by the Lessor, on the grounds of that delay or failure;

(d)

in the case of a failure by the Lessor to deliver the Aircraft to the Lessee under this Agreement as a result of a Total Loss of the Aircraft prior to Delivery only, the Lessor shall promptly rebate to the Lessee an amount equal to the Security Deposit (to the extent received by the Lessor), less any amounts applied by the Lessor in accordance with this Agreement.

6.6	Pre-acceptance termination

(a)

If Delivery has not occurred or the Aircraft has not been tendered for delivery in the Delivery Condition, or the Lessor notifies the Lessee that it reasonably believes that Delivery will not occur or the Aircraft will not be tendered for delivery, within four (4) Months of the Scheduled Delivery Date, either party may, by notice to the other party, terminate this Agreement provided that (if there is no Event of Default subsisting at such time) the parties shall first consult with each other to see whether a mutually agreeable alternative delivery date can be agreed.

(b)

If this Agreement is terminated pursuant to paragraph (a) of this Clause 6.6 and (x) such termination is not due to the Lessee’s failure to provide information or equipment required by the Lessor and (y) there is no Event of Default subsisting at such time, then:

(i)	neither the Lessor nor the Lessee shall have any further obligation to the other under this Agreement other than as expressly set out in this Agreement; and

(ii)	the Lessor shall promptly rebate to the Lessee an amount equal to the Security Deposit (to the extent received by the Lessor), less any amounts applied by the Lessor in accordance with this Agreement.

(c)	The provisions in this Clause 6.6 are without prejudice to the rights of the Lessor under Clause 23 (Events of Default).

6.7	Delivery Authorizations

(a)	The Lessee shall, at its own expense, obtain all Authorizations required to enable the Aircraft to be exported from the Delivery Location and imported into and registered in the State of Registration.

(b)	The Lessor shall provide the Lessee with all data and information reasonably requested by the Lessee to enable it to obtain the Authorizations referred to in paragraph (a) above.

6.8	Lessee’s Air Operator Certificate

If at Delivery Lessee (i) is not a Certificated Air Carrier and (ii) has not delivered a legal opinion acceptable to the Lessor in its sole discretion from counsel acceptable to the Lessor in its sole discretion that, based upon assumptions of fact acceptable to the Lessor, the Lessor will be entitled to the benefits of Section 1110 in any case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, then until such time as (a) the Lessee has become a Certificated Air Carrier, (b) the Lessor has confirmed in writing to the Lessee that it is satisfied that the Lessor will be entitled to the benefits of Section 1110 in any case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and (c) the Lessee has delivered such legal opinion to the Lessor (each of (a) through (c) being the 1110 Conditions), the Aircraft shall remain in the custody of an FAA approved maintenance provider acceptable to the Lessor who shall maintain the Aircraft in accordance with an FAA approved maintenance program based on the latest revision of the MPD and will not be operated by the Lessee. For the avoidance of doubt, notwithstanding such restrictions, the Lessee shall at all times remain primarily liable for all of its maintenance, insurance and other obligations hereunder and under the other Relevant Documents (including its Rental and Supplemental Rental Amounts payment obligations and its obligation to maintain the Aircraft in an airworthy condition and with a valid certificate of airworthiness).

6.9	Lessor Call Option Termination

(a)

Notwithstanding anything to the contrary herein, at any time prior to Delivery, the Lessor shall have the option, exercisable in its sole discretion and without any need to show cause, to terminate this Agreement, including its obligation to deliver the Aircraft to the Lessee hereunder, by notice in writing to Lessee.

(b)

Notwithstanding anything to the contrary herein, at any time following Delivery but prior to the 1110 Conditions having been satisfied, the Lessor shall have the option, exercisable in its sole discretion and without any need to show cause, to terminate and/or cancel the leasing of the Aircraft hereunder by written notice to the Lessee, such cancellation to take effect on a date (the Call Option Termination Date) occurring not earlier than one (1) month after the delivery of the Lessor’s notice. On the Call Option Termination Date, the Lessee shall redeliver the Aircraft (including the Aircraft Documents) to the Lessor at the Delivery Location (or such other location as the parties may agree) in the condition in which the Aircraft is required to be in assuming the Lessee has complied with all of its maintenance and other obligations under this Agreement but otherwise in an “AS-IS” condition. In the event the 1110 Conditions are satisfied after Lessor issues such notice of termination but prior to the Call Option Termination Date, the notice of termination shall be deemed automatically revoked and the Lessor and Lessee will continue to perform under this Agreement as if no such notice was issued.

(c)

If this Agreement is terminated, and/or the leasing of the Aircraft is cancelled or terminated pursuant to paragraph (a) or (b) above, as applicable, and there is no Event of Default subsisting at such time, then:

(i)

neither the Lessor nor the Lessee shall have any further obligation to the other under this Agreement other than as expressly set out in this Agreement, provided that the Lessee shall pay any accrued but unpaid PBH Rental or Guaranteed PBH Rental; and

(ii)

the Lessor shall promptly rebate to the Lessee an amount equal to the Security Deposit (to the extent received by the Lessor), less any amounts applied by the Lessor in accordance with this Agreement, provided that, in the case of a termination or cancellation of the leasing of the Aircraft under paragraph (b) above, the Lessor shall not be required to give such rebate unless and until the Lessee has redelivered possession of the Aircraft to the Lessor in accordance with paragraph (b) and paid all accrued but unpaid PBH Rental and Guaranteed PBH Rental.

(d)	The provisions in this Clause 6.9 are without prejudice to the rights of the Lessor under Clause 23 (Events of Default).

6.10	Lease extension discussions

No earlier than six months prior to the Original Expiry Date, the Lessor and the Lessee agree to discuss extending the Lease Period in good faith. Neither party is under any legally binding obligation to agree to an extension.

7.	LESSOR’S LIABILITY

7.1	Risk

(a)	The Lessee shall bear all risk of loss, theft, Requisition, Hijacking, damage and destruction of or to the Aircraft and every part thereof throughout the Lease Period.

(b)

The Lessee shall remain obliged to perform its obligations under this Agreement in full despite the occurrence of any loss, theft, Requisition, Hijacking, damage or destruction of or to the Aircraft or any other event, circumstance or change in law which may deprive the Lessee of the use, possession or enjoyment of the Aircraft.

(c)

If the Aircraft is lost, confiscated, damaged, destroyed or otherwise rendered unfit and unavailable for use, the Lessor shall not be liable to repair the Aircraft or supply any equipment in substitution therefor.

7.2	Deficiencies and delays

No Indemnitee shall be liable for, and the Lessee irrevocably waives (as far as it may do so under any applicable law) any claim that it may now or in the future have against any Indemnitee in respect of, any Losses caused directly or indirectly by:

(a)	the Aircraft;

(b)	any deficiency or defect of the Aircraft or any intellectual property rights associated with the Aircraft or any inadequacy or unsuitability of the Aircraft for any purpose;

(c)	the use or performance of the Aircraft;

(d)	any repair to or maintenance of the Aircraft;

(e)	any delay in Delivery for any reason; and

(f)	any interruption or loss of service or use of the Aircraft.

7.3	DISCLAIMER

(a)

THE LESSEE ACKNOWLEDGES AND AGREES THAT THE LESSEE ALONE HAS SELECTED THE AIRCRAFT FOR LEASING BY THE LESSOR TO THE LESSEE. THE LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT A MANUFACTURER OF THE AIRCRAFT, REPAIRER OR DEALER IN THE AIRCRAFT.

(b)

THE LESSEE UNCONDITIONALLY AGREES FOR THE BENEFIT OF EACH INDEMNITEE THAT THE AIRCRAFT AND EACH PART THEREOF IS TO BE LEASED HEREUNDER IN AN “AS IS, WHERE IS” CONDITION AS AT THE DELIVERY DATE AND THROUGHOUT THE TERM WITH ALL FAULTS ACCEPTED, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN MADE OR IS GIVEN BY THE LESSOR OR ANY INDEMNITEE OR ANY OF THEIR RESPECTIVE AGENTS, SERVANTS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR REPRESENTATIVES IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHT; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

(c)

TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW BUT WITHOUT PREJUDICE TO ANY RIGHTS OF THE LESSEE UNDER THIS AGREEMENT, THE LESSEE HEREBY WAIVES ANY RIGHTS IT MAY HAVE IN TORT IN RESPECT OF ANY OF THE MATTERS REFERRED TO ABOVE AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NONE OF THE LESSOR, ANY OTHER INDEMNITEE OR ANY OF THEIR RESPECTIVE AGENTS, SERVANTS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR REPRESENTATIVES SHALL HAVE ANY GREATER LIABILITY IN TORT IN RESPECT OF ANY SUCH MATTER THAN SUCH PERSON WOULD HAVE IN CONTRACT AFTER TAKING ACCOUNT ALL OF THE EXCLUSIONS EXPRESSLY SET FORTH IN THE RELEVANT DOCUMENTS.

(d)

THE LESSEE ACKNOWLEDGES THAT NO THIRD PARTY MAKING ANY REPRESENTATION OR WARRANTY RELATING TO THE AIRCRAFT OR ANY PART THEREOF IS THE AGENT OF THE LESSOR OR ANY INDEMNITEE NOR HAS SUCH THIRD PARTY AUTHORITY TO BIND OR REPRESENT THE LESSOR OR ANY INDEMNITEE.

(e)

DELIVERY OF LEASE SUPPLEMENT NO. 1 AND THE ACCEPTANCE CERTIFICATE BY THE LESSEE TO THE LESSOR SHALL BE CONCLUSIVE PROOF AS BETWEEN THE LESSOR AND EACH OTHER INDEMNITEE ON THE ONE HAND AND THE LESSEE ON THE OTHER HAND THAT, AND THE LESSEE REPRESENTS AND WARRANTS THAT, THE LESSEE’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND EACH PART THEREOF AND THAT THE AIRCRAFT AND EACH PART THEREOF IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR, WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT THE DELIVERY DATE), AND (EXCEPT AS OTHERWISE STATED THEREIN) IN EVERY WAY SATISFACTORY TO THE LESSEE.

(f)

THE LESSEE UNCONDITIONALLY AGREES TO WAIVE ANY RIGHTS (WHETHER BY WAY OF DAMAGES, SPECIFIC PERFORMANCE OR OTHER AVAILABLE REMEDIES) THAT IT MAY HAVE UNDER ANY APPLICABLE LAW AGAINST ANY INDEMNITEE FOR ANY LOSS LESSEE MAY SUFFER DUE TO ANY DEFECTS IN THE AIRCRAFT OR ANY PART THEREOF WHETHER LATENT, INHERENT OR OTHERWISE AND WHETHER OR NOT DISCOVERABLE AT DELIVERY.

(g)

THE LESSEE UNCONDITIONALLY AGREES TO WAIVE ANY RIGHTS (WHETHER BY WAY OF DAMAGES, SPECIFIC PERFORMANCE OR OTHER AVAILABLE REMEDIES) THAT IT MAY HAVE UNDER ANY APPLICABLE LAW AGAINST ANY INDEMNITEE FOR MAINTENANCE CONTRIBUTIONS OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT TOWARDS ANY REPAIR WHETHER MAJOR OR MINOR IN KIND WITH THE RESPONSIBILITY FOR CARRYING OUT SUCH REPAIRS FALLING SOLELY ON LESSEE.

(h)

LESSEE UNCONDITIONALLY AGREES TO WAIVE, AND DOES HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS THAT IT MAY HAVE UNDER ANY APPLICABLE LAW TO TERMINATE, CANCEL, QUIT OR SURRENDER THIS AGREEMENT OTHER THAN AS EXPRESSLY SET FORTH IN CLAUSE 6.6(a).

(i)

NONE OF THE LESSOR PARTIES SHALL HAVE ANY OBLIGATIONS OR LIABILITY WHATSOEVER TO THE LESSEE OR ANY OTHER PERSON WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OF THE LESSOR OR OTHERWISE FOR any liability, claim, proceeding, loss, damage (consequential or otherwise), fee, cost or expense of any kind caused directly or indirectly by, or associated with, the Aircraft or any part thereof, any inadequacy of the Aircraft for any purpose or any deficiency or defect therein, the use or performance of the Aircraft, any maintenance, repairs, replacement or modification to the Aircraft, any interruption or loss of service or use of the Aircraft or any loss of business or consequential, exemplary or punitive damage or damages related to loss of revenue or any damage or delay whatsoever, howsoever caused.

(j)

If the Aircraft or any part thereof is lost, confiscated, damaged, destroyed or otherwise rendered unfit or unavailable for use prior to or after Delivery, Lessor shall not be liable to repair the same or to supply any equipment in substitution therefor.

(k)

Nothing in this Clause 7.3 or elsewhere in this Agreement will be deemed a waiver by Lessee of any rights it may have against Manufacturer, Engine Manufacturer or any other person not expressly provided for herein.

(l)

The amount of the Rental and other payments contained herein are based upon and in consideration of the disclaimers and the Lessee’s waiver of warranties and indemnities set forth in this Clause 7.3 and the other provisions of this Agreement.

8.	QUIET ENJOYMENT

Subject to no Event of Default having occurred which is continuing and to any applicable law, the Lessor shall not, and shall procure that no other Lessor Party, Security Trustee or any other Finance Party shall, knowingly disturb the quiet use, possession and enjoyment of the Aircraft by the Lessee throughout the Lease Period.

9.	RENTAL AND OTHER PAYMENTS

9.1	Rental

The Lessee shall pay Rental to the Lessor or its designee in respect of the Lease Period in the manner provided in Clause 2 (Rental) of Schedule 14 (Rent and Other Terms).

9.2	Supplemental Rental

(a)

In addition to the Rental payable under Clause 9.1 (Rental), the Lessee shall pay the Lessor or its designee on the tenth (10th) day of each calendar month (commencing on the tenth (10th) day of the calendar month following the Delivery Date) and on the Expiry Date by way of supplemental rental for the use of the Aircraft during the previous calendar month and, in relation to the last such payment, the then current month (the Reference Month) the amounts (Supplemental Rental Amounts) specified in Clause 3 (Supplemental Rent) of Schedule 14 (Rent and Other Terms) in relation to the anticipated heavy maintenance, replacement, overhaul or inspection of the Aircraft as follows (each category of work referred to in paragraphs (i) to (v) below being a Work Item):

(i)	in relation to a Landing Gear Overhaul, the amount (the Landing Gear Reference Amount) referenced in Clause 3.1 of Schedule 14 (Rent and Other Amounts);

(ii)	in relation to the replacement of Life-limited Parts of each Engine, the amount referenced in Clause 3.2 of Schedule 14 (Rent and Other Amounts);

(iii)	in relation to an Engine Basic Shop Visit, the amount (the Engine Basic Shop Visit Reference Amount) referenced in Clause 3.3 of Schedule 14 (Rent and Other Amounts);

(iv)	in relation to an APU Basic Shop Visit, the amount referenced in Clause 3.4 of Schedule 14 (Rent and Other Amounts);

(v)	in relation to the Airframe:

(A)	in relation to a 6Y Check, the amount referenced in Clause 3.5(i) of Schedule 14 (Rent and Other Amounts); and

(B)	in relation to a 12Y Check, the amount referenced in Clause 3.5(ii) of Schedule 14 (Rent and Other Amounts).

(b)

The Supplemental Rental Amounts referred to in paragraph (a)(iii) above are based upon an assumed Engine Hour-to-Cycle ratio for the Engines equal to 2.5.1 (the Assumed Engine Ratio). On or about each anniversary of the Delivery Date and the Expiry Date (each an Adjustment Date) the Lessor shall determine whether during the preceding year (or such shorter period in the case of the lease-end adjustment) the Actual Engine Ratio differed (or is likely to differ when interpolated in the case of the lease-end adjustment) the Assumed Engine Ratio by more than 0.1 and, if so, each such Supplemental Rental Amount (as adjusted pursuant to paragraph (d) below), shall be adjusted to reflect, with respect to variance from the Assumed Engine Ratio, the Engine Basic Shop Visit Reference Amount set out in Schedule 10 (Adjustment Charts) for the Actual Engine Ratio. If the Actual Engine Ratio falls between two of the Actual Engine Ratios set out in Schedule 10 (Adjustment Charts), the Engine Basic Shop Visit Reference Amount shall be determined by interpolation between the stated values for the two nearest Actual Engine Ratios set out in Schedule 10 (Adjustment Charts).

(c)

Promptly following each Adjustment Date (and without prejudice to any other adjustment pursuant to paragraph (d) or (e) below), the Lessor shall notify the Lessee of the relevant Supplemental Rental Amount payable by the Lessee until the next Adjustment Date and the amount of the shortfall in the amount of Supplemental Rental Amounts paid by the Lessee during the preceding year (or such shorter period in the case of the lease-end adjustment) and the Lessee shall pay to the Lessor or its designee, within five (5) Business Days after the date of such notice, any such shortfall. For avoidance of doubt, any payment to the Lessor pursuant to this paragraph will not include the effect of an adjustment to Supplemental Rental Amounts in accordance with paragraph (d) below.

(d)	The Supplemental Rental Amounts are calculated on the Delivery Date economic conditions and shall be adjusted on each Adjustment Date to reflect:

(i)

in respect of the Supplemental Rental Amounts referred to in paragraphs (a)(i), (a)(iv) and (a)(v) above, an escalation of two point five per cent. (2.5%) on each Adjustment Date during the Lease Period;

(ii)	in respect of the Supplemental Rental Amount referred to in paragraph (a)(iii) above, an escalation of four per cent. (4%) on each Adjustment Date during the Lease Period; and

(iii)

in respect of the Supplemental Rental Amounts referred to in paragraph (a)(ii) above, an amount determined by the Lessor to reflect the Engine Manufacturer’s then current list price and published Cycle limits

(e)

The Supplemental Rental Amounts referred to in paragraph (a)(iii) above assume that the Lessee will operate the Engines using a ten percent (10%) derate and the Lessor shall be entitled to increase such amounts, with effect for the payments theretofore paid and thereafter payable under paragraph (a)(iii) above, if the Lessee does not operate the Engines using a ten per cent. (10%) derate to reflect the amount the Lessor determines will correctly reflect the actual operation of the Engines.

(f)

The Supplemental Rental Amounts referred to in paragraph (a) above are furthermore based on an assumed annual utilization of the Aircraft of 2,040 Flight Hours. In addition to the other adjustments provided for in this Clause 9.2, Lessor shall have the right to increase the Supplemental Rental Amount in respect of any Work-Item, with effect for the payments theretofore paid and thereafter payable under paragraph (a) above, if the Aircraft or any part thereof is operated annually in a greater number of Flight Hours.

(g)

The Lessee agrees that the Supplemental Rental Amounts shall irrevocably and unconditionally become the property of the Lessor, and the Lessor shall be entitled to commingle the Supplemental Rental Amounts with the Lessor’s general or other funds, and the Lessor will not hold any such funds as agent or on trust for the Lessee or in any similar fiduciary capacity, nor will the Lessee be entitled to interest on the Supplemental Rental Amounts.

9.3	Lessor’s contribution

(a)

The Lessor shall keep a notional running account of the Supplemental Rental Amounts paid by the Lessee in respect of each Work Item, (each such notional account, a Notional Account) to which shall be credited all Supplemental Rental Amounts received under paragraph (a) of Clause 9.2 (Supplemental Rental) in respect of that Work Item, and debited all sums paid by the Lessor to, or on behalf of, the Lessee under paragraph (b) below in respect of that Work Item.

(b)

The Lessor shall, subject to paragraphs (c) and (d) below and Lessee’s compliance with paragraph (g) below, and provided that no Default has occurred and is then continuing, following completion of the Work Item referred to below by an Agreed Maintenance Performer, reimburse the Lessee from the relevant Notional Account for the Reimbursable Costs incurred by the Lessee in relation to the completion of the following Work Items during the Lease Period:

(i)	the scheduled Landing Gear Overhaul;

(ii)	the replacement of Life-limited Parts of an Engine;

(iii)	an Engine Basic Shop Visit;

(iv)	an APU Basic Shop Visit;

(v)	a 6Y Check; and

(vi)	a 12Y Check.

(c)	Subject to paragraph (e) and (f) below, the Lessor shall not be obliged to pay any sum under paragraph (b) above to the extent the amount requested:

(i)

save in the case of the Work Item referred to in paragraph (b)(ii) above, would exceed the balance in the relevant Notional Account (taking into account any additions to the relevant Notional Account in accordance with paragraph (e) below); and

(ii)

in the case of the Work Item referred to in paragraph (b)(ii) above, in respect of the replacement of a Life-limited Part, would exceed the amount the replacement LLP(s) has or have individually contributed to the LLP Notional Account (taking into account any additions to the relevant Notional Account allocable to such LLP in accordance with paragraph (f) below), in each case at the time the relevant Work Item is completed. If the amount reimbursed to the Lessee pursuant to paragraph (b) above is not sufficient to cover the cost incurred by the Lessee in completing the relevant Work Item, the Lessee shall be obliged to meet all excess costs from its own resources and may not submit any subsequent claim for reimbursement.

(d)	Notwithstanding anything in this Clause 9.3 (Lessor’s contribution) to the contrary, the Lessor shall have no obligation to pay for or to contribute to the cost of:

(i)	in the case of a 6Y Check or a 12Y Check, maintenance with respect to the APU or Landing Gear;

(ii)

any maintenance or Parts replacement required as the result of, or any cost resulting from, foreign object damage, operational misuse, mishandling, abuse, faulty maintenance, negligence, accidental damage, the FAA’s Airworthiness Directive or service bulletin, modification, addition or alteration, or any cost which is reimbursable from insurance after due diligence or claims against the manufacturer, supplier or repairer of any Part or part thereof, in respect of the condition or performance of such Part or part thereof, whether based on warranty claims or otherwise;

(iii)	replacement, repair or rental of engine line replaceable units (regardless of whether or not such units must be operational for the repair facility to return an Engine to service);

(iv)	labor at premium rates; or

(v)	taxes or shipping and handling charges or the like incurred in connection with any of the foregoing maintenance or overhaul activities or purchase of Life-limited Parts.

(e)

If, in relation to the first time that any of the Work Items referred to in paragraph (b)(i) or paragraphs (b)(iii) through (b)(vi) above are performed during the Lease Period, the balance of the corresponding Notional Account is insufficient to enable the Lessor to reimburse the Lessee in full pursuant to paragraph (c) above, the Lessor shall credit the Notional Account the lesser of:

(i)

an amount in respect of that Work Item equal to the number of Reference Months, Engine Hours or APU Hours (as the case may be) elapsed or operated by the Aircraft, the Landing Gear, the Engine or APU (as applicable) between the previous performance of that Work Item (or if there has been no previous performance of it, since the Aircraft, the Engine, the APU or the Landing Gear (as applicable) was manufactured) and the Delivery Date, multiplied by the relevant per Reference Month, Engine Hour or APU Hour Dollar amount referenced in paragraph (a) of 9.2 (Supplemental Rental) (i) without giving effect to any escalation of such amounts pursuant to Clause 9.2(d), and (ii) instead, discounting each such amount on the date corresponding to the Delivery Date in one year increments prior to the Delivery Date using the corresponding escalations rates referenced in Clause 9.2(d)(i) and (ii) and using the resulting amount for purposes of calculating the amount accrued in respect of such Work Item during the subsequent year; and

(ii)	the amount by which the approved invoice for the relevant Work Item exceeds the balance in the relevant Notional Account.

(f)

If, in relation to the first replacement of a Life-limited Part of an Engine during the Lease Period, the balance of the corresponding Notional Account allocable to that Life-limited Part is insufficient to enable the Lessor to reimburse the Lessee in full pursuant to paragraph (c) above, the Lessor shall credit the Notional Account (and allocate to that Life-limited Part) the lesser of:

(i)

an amount in respect of the replacement of that Life-limited Part arrived at by (x) allocating the number of Cycles operated by that Life-limited Part during the period (the Reference Period) since its last replacement (or since new, if it has not previously been replaced) until the Delivery Date to each calendar year during the Reference Period in which such operation occurs, (b) for each such calendar year, multiplying the number of Cycles operated by that Life-limited Part (limited to Cycles operated during the Reference Period) by the quotient of (x) the Engine Manufacturer’s list price for such Life-limited Part on or about date corresponding to the Delivery Date in such calendar year (or the Delivery Date itself in respect of the calendar year in which the Reference Period ends) and (y) the Engine Manufacturer’s total approved life in Cycles for such Life-limited Part and (c) aggregating the amounts in respect of each such calendar year during the Reference Period; and

(ii)	the amount by which the approved invoice for the replacement of such Life-limited Part exceeds the balance in the relevant Notional Account allocable to such Life-limited Part.

(g)	Requirements with respect to Lessor Refunds.

(i)

If Lessee intends to undertake Work Item as described in Clauses 9.3(b)(ii) and 9.3(b)(iii), the cost for which it will seek a reimbursements from the Lessor under this Clause 9.3 (Lessor Refunds), then Lessor’s advance express written consent shall be required. Prior to performing any maintenance or overhaul for which Lessee will seek a Lessor Refund, Lessee shall submit to Lessor for approval an estimate of the cost of such maintenance or overhaul to be performed by an Agreed Maintenance Performer in writing at least forty-five (45) calendar days in advance (unless Lessee seeks to undertake the same during an unscheduled shop visit, in which case Lessee shall give Lessor reasonable notice thereof) of the workscope Lessee desires to accomplish, the estimated cost thereof and the maintenance facility Lessee proposes to have accomplish the work. Lessor, and any third party technical advisor retained by Lessor shall advise Lessee in writing within thirty (30) calendar days (or seven (7) calendar days if during an unscheduled shop visit) of receipt of Lessee’s written notice and a complete information package including all supporting materials necessary for Lessor’s evaluation of the proposed workscope (the Complete Workscope Package) of Lessor’s consent or rejection, in whole or in part, and propose any modifications thereto. The Complete Workscope Package must contain warranties for any overhaul pursuant to a Work Item which are expressly assignable to Lessor or Lessor’s assignee. In the event Lessor has not evaluated the Complete Workscope Package and responded to Lessee within thirty (30) calendar days of Lessor’s receipt of the Complete Workscope Package, the proposed workscope described therein shall be deemed approved for all purposes of this Lease.

(ii)

Estimates and invoices submitted for maintenance and overhaul work to be paid for out of Lessor Refunds shall contain billing only in respect of the Airframe, the Engine(s), the APU or the Landing Gear, and shall contain or be accompanied with the substantiating data or reasonable equivalent (to the extent such data is applicable) listed in Schedule 12 (Lessor Refund - Invoices).

(iii)

Provided that no Default or Event of Default has occurred and is continuing, within sixty (60) calendar days after receipt of the invoice for such maintenance or overhaul work for a Part, APU, Landing Gear, Engine or for the purchase of an Engine Life-limited Part, with the required accompanying data and provided that Lessee has paid such invoice amount in full, Lessor will pay Lessee for such invoice amount for such Lessor Refund as contemplated herein, except for any amounts which are inconsistent with the estimate previously approved by Lessor (and as to such amounts Lessor and Lessee agree to seek to resolve any such disputes as expeditiously as possible and in good faith discussions). Invoices for such maintenance and overhaul work, including Engine Life-limited Parts replacement, shall contain a certificate signed by the Agreed Maintenance Performer and countersigned by Lessee certifying that no credits, rebates or other allowances have been or will be given in respect of the services performed or parts and materials furnished, removed or exchanged (whether due to maximum cost guarantees, credits for life remaining on removed Parts, or otherwise), except as may be specifically itemized on such invoices (and in such case the itemized amounts will be deducted from the amount to be reimbursed by Lessor to Lessee from the applicable Maintenance Payments).

(h)

If an Engine, APU or Landing Gear requires a Work Item that qualifies for a Lessor Refund, the Lessor may, in its sole discretion, provide Lessee with a replacement engine, replacement APU or replacement landing gear, as applicable, in lieu of Lessee accomplishing the appliocable Work Item. In such case, the replacement engine, APU or landing gear shall have as a minimum, the number of Flight Hours, Cycles and months remaining thereon that are reasonably expected to be required to enable Lessee to operate the Aircraft until the end of the Lease Period, and Lessee will continue to pay Supplemental Rental Amounts for the replacement engine, APU or landing gear. For the avoidance of doubt, (a) such replacement engine, APU or landing gear will be redelivered in full compliance with the Redelivery Conditions at the end of the Lease Period and (b) the original Engine, APU or Landing Gear shall be returned to Lessor at Lessor’s cost at the time of receipt of such replacement engine, APU or landing gear. The Lessor and the Lessee shall enter into such additional documents and Lease Supplements as the Lessor may reasonably require to reflect any such replacement.

(i)

If an Engine undergoes an Engine Basic Shop Visit during the Lease Period, each LLP shall have sufficient Cycles remaining and each Airworthiness Directive shall have sufficient clearance period to its next due date to match the expected on wing performance life in terms of Engine Hours and Cycles (in line with industry MTBR and MCBR as published by the Engine Manufacturer) for such Engine after such shop visit, notwithstanding the minimum life remaining set forth in the Redelivery Conditions.

9.4	Security Deposit

The Lessee shall pay to the Lessor or its designee an amount equal to the Security Deposit Amount as set out below:

(a)	the Lessor acknowledges that, prior to the execution of this Agreement, the Lessee paid to the Lessor the First Security Deposit Installment; and

(b)	upon execution of this Agreement, the Lessee shall pay to the Lessor the Second Security Deposit Installment; and

(c)

no later than five (5) days prior to the Scheduled Delivery Date, the Lessee shall pay to the Lessor or its designee an amount equal to the Security Deposit Amount less the amounts received by the Lessor in accordance with paragraphs (a) and (b) above.

9.5	Concerning the Security Deposit

(a)

The Lessee agrees that the Security Deposit shall irrevocably and unconditionally become the property of the Lessor, and the Lessor shall be entitled to commingle the Security Deposit with the Lessor’s general or other funds, and the Lessor will not hold any such funds as agent or on trust for the Lessee or in any similar fiduciary capacity, nor will the Lessee be entitled to interest on the Security Deposit.

(b)	In addition to all rights and remedies of the Lessor elsewhere in this Agreement, the Lessor may:

(i)

deduct from the Security Deposit, regardless of the place of payment or currency of that obligation any amount due and payable from the Lessee (a Lessee Obligation) under any Relevant Document or any Other Relevant Document; or

(ii)	apply or appropriate the Security Deposit and apply or retain such amount towards payment of any Lessee Obligation in any order that it deems fit.

(c)	If the Lessor exercises any of the rights described in paragraph (b) of this Clause 9.5 (Concerning the Security Deposit) in respect of the Security Deposit:

(i)	the Lessee shall, upon a demand in writing from Lessor, within five (5) Business Days restore the Security Deposit to the level at which it stood immediately prior to such exercise; and

(ii)

such application shall not be deemed a cure of any Default or Event of Default or satisfaction of any Lessee Obligation unless such application was sufficient to cure such payment Default or Event of Default or satisfy in full such Lessee Obligation and the Lessee has restored the Security Deposit to the level at which it stood immediately prior to such exercise.

(d)

Within thirty (30) days following the Expiry Date, provided that the Lessee has satisfied all Lessee Obligations and discharged all Permitted Liens (other than Lessor’s Security), the Lessor shall pay the Lessee an amount equal to the Security Deposit (after which the balance of the Security Deposit shall be deemed to be zero).

10.	EXPENSES AND INDEMNITIES

10.1	Costs and expenses

Whether or not the Aircraft is delivered to the Lessee under this Agreement, the Lessee shall pay to the Lessor immediately on demand an amount equal to all costs and expenses (including legal fees) incurred by the Lessor in connection with any amendment to, or the granting of any waiver or consent under, the Relevant Documents which is requested by the Lessee or required to implement any of the Relevant Documents, including for the avoidance of doubt costs and expenses incurred in connection with the provision of legal opinions and the submission of filings required in connection with the Relevant Documents.

10.2	Outgoings

(a)	The Lessee shall pay promptly all outgoings or other Losses arising from:

(i)	the import of the Aircraft into, or its subsequent exportation from, the State of Registration, or any other country;

(ii)

the registration, deregistration, possession, control, leasing, sub-leasing, use, operation, storage, maintenance, repair, service, Modification, overhaul, replacement, removal, repossession or redelivery of the Aircraft (including any Work Item); and

(iii)	the insurance of the Aircraft,

(each an Outgoing).

(b)	If the Lessee fails to pay any Outgoing when due:

(i)	the Lessor may, without being obliged to do so and without prejudice to its right to treat that failure as an Event of Default, pay it; and

(ii)

the Lessee shall reimburse the Lessor immediately on demand for any amounts paid by the Lessor, together with Late Payment Charges on such amounts from the date of payment by the Lessor to the date of reimbursement by the Lessee.

10.3	Operational indemnity

The Lessee shall indemnify and at all times keep indemnified each Indemnitee against all Losses which may at any time be incurred by that Indemnitee:

(a)

relating to, or arising directly or indirectly in any manner whatsoever out of, the condition, testing, design, manufacture, purchase, importation to or exportation from any country, registration, deregistration, possession, control, leasing, sub-leasing, use, operation, storage, maintenance, repair, service, modification, overhaul, replacement, insurance, removal, repossession, re-delivery, disposal or Total Loss of the Aircraft in connection with the Relevant Documents;

(b)

on the grounds that the Aircraft or any design, article or material in or forming part of the Aircraft or the operation or use thereof constitutes or is alleged to constitute an infringement of any patent or other intellectual property right or any other right whatsoever;

(c)

in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft during the Lease Period, or in securing the release of the Aircraft;

(d)

in retaking possession of the Aircraft (including any off-wing Engine) or detaining the Aircraft (including any off-wing Engine) in connection with the enforcement of the rights of that Indemnitee under the Relevant Documents; or

(e)	resulting from the Lessee parting with possession of the Aircraft during the Lease Period.

10.4	Default indemnity

The Lessee will indemnify and keep indemnified each Indemnitee against all Losses which may at any time be incurred by that Indemnitee as a consequence of:

(a)	the occurrence of any Default or Event of Default;

(b)	the breach by the Lessee of any representation, warranty, covenant or other provision contained in any of the Relevant Documents; or

(c)	the enforcement or preservation of any of its rights under the Relevant Documents.

10.5	Exclusion from indemnities

The Lessee need not indemnify an Indemnitee under Clause 10.3 (Operational indemnity) or Clause 10.4 (Default indemnity) in respect of Losses which:

(a)	are the result of the fraud, gross negligence or willful default of that Indemnitee;

(b)

are compensated for by the indemnity in Clause 11.1 (Tax indemnity) (or would be compensated for by Clause 11.1 (Tax indemnity) but are not so compensated solely because any exclusion in paragraph (b) of that Clause applies);

(c)

are the result of the breach by that Indemnitee of any of its express obligations under any of the Relevant Documents (other than a breach attributable to the breach by any other party to any Relevant Document of its obligations under the Relevant Document, or attributable to an act or omission of any other person); or

(d)	constitute an ordinary and usual operating or overhead expense of that Indemnitee (other than any such Losses which are suffered or incurred as a result of or following an Event of Default).

For the purposes of this Agreement, gross negligence means, in relation to an Indemnitee, any intentional or conscious action or decision of such Indemnitee which is taken with reckless disregard for the consequences of such action or decision.

10.6	Currency of amounts

All amounts payable by the Lessee under this Clause 10 (Expenses and Indemnities) shall be paid in the same currency as the Losses to which they relate or, if required by the Lessor, in their Dollar equivalent notified by the Lessor to the Lessee.

10.7	Tax on indemnity payments

If, as a result of its Tax treatment, an Indemnitee would be in a worse position after receiving an indemnity payment under any of the Relevant Documents than it would have been in if the Loss giving rise to the right to be indemnified had not occurred, the Lessee shall pay to that Indemnitee such additional sum as may be necessary to leave that Indemnitee in the same position after Tax, that it would have been in had the Loss not occurred.

10.8	Survival

The provisions of this Clause 10 (Expenses and Indemnities) shall remain in full force and effect following the termination of this Agreement or the Lease Period or the cancellation of the leasing of the Aircraft hereunder.

11.	TAXATION

11.1	Tax indemnity

(a)

The Lessee shall (within three (3) Business Days of demand by the Lessor) pay to the Lessor (or its designee) (for the account of the relevant Indemnitee) an amount equal to the Taxes (and any relevant Losses arising from such Taxes) which the relevant Indemnitee determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Indemnitee in relation to the Aircraft or the transactions contemplated by the Relevant Documents.

(b)	Paragraph (a) above shall not apply with respect to any Tax assessed on an Indemnitee:

(i)

under the law of the Home Jurisdiction or Tax Residence of that Indemnitee if that Tax is imposed on or calculated by reference to the net income, profit, or gains received or receivable (but not any sum deemed to be received or receivable) by that Indemnitee other than when such Tax is imposed by reason of the presence, registration, use or operation in the Home Jurisdiction or Tax Residence of that Indemnitee;

(ii)	to the extent that the Tax would not have arisen:

(A)	but for the fraud, gross negligence or willful misconduct of that Indemnitee; or

(B)

but for the material breach by that Indemnitee of its obligations under any Relevant Document (other than a breach attributable to the breach by the Lessee of its obligations under the Relevant Documents, or attributable to an act or omission of any other person);

(iii)	the Tax is compensated for by an increased payment under Clause 12.4 (No deductions or withholdings) or Clause 11.4 (Value added tax); or

(iv)	that is imposed as a direct result of the activities of that Indemnitee in the jurisdiction imposing the liability unrelated to the transactions contemplated by the Relevant Documents.

(c)	If an Indemnitee makes or intends to make a claim under paragraph (a) above, it shall promptly notify the Lessee of the event which will give, or has given, rise to the claim.

11.2	Tax credit

If the Lessee makes a Tax Payment and the Lessor determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that the relevant Lessor Party has obtained, utilized and retained that Tax Credit,

the Lessor shall, on account of the relevant Lessor Party (promptly after that Lessor Party has obtained, utilized and retained that Tax Credit), pay an amount to the Lessee by way of rebate of Rental which the Lessor determines in its absolute discretion will leave the relevant Lessor Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Lessee.

11.3	Stamp taxes

The Lessee shall pay and, within three (3) Business Days of demand, indemnify each Indemnitee against any Tax, cost, Loss or liability that such Lessor Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Relevant Document.

11.4	Value added tax

(a)

All amounts expressed to be payable under a Relevant Document by the Lessee to an Indemnitee which (in whole or in part) constitute consideration for a supply for VAT purposes shall be deemed to be exclusive of VAT which is chargeable on such supply, and accordingly, if VAT is chargeable on any supply, the Lessee shall pay to the Lessor (for the account of the relevant Indemnitee) in addition to and at the same time as paying the consideration, an amount equal to the amount of the VAT (and the Lessee shall promptly provide an appropriate VAT invoice to the Lessor).

(b)

Where a Relevant Document requires the Lessee to reimburse an Indemnitee for any costs or expenses, the Lessee shall also at the same time pay and indemnify the Lessor against all VAT incurred by it in respect of those costs or expenses.

11.5	Conduct of business

No provision of this Agreement shall:

(a)	interfere with the right of each Indemnitee to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Indemnitee to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Indemnitee to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

11.6	Mitigation

If the Lessee is required to pay, deduct or withhold, or to make additional payments to the Lessor on account of any payment, deduction or withholding on account of, Tax under any of the Relevant Documents, or if it appears probable that the Lessee will become required to do so, the Lessor shall, at the Lessee’s request and expense and provided that it can do so without prejudicing its position, consult and co-operate with the Lessee in order to avoid and/or mitigate any such Tax.

11.7	Survival

The provisions of this Clause 11 (Taxation) shall remain in full force and effect following the termination of the Lease Period or the termination or cancellation of the leasing of the Aircraft under this Agreement.

12.	PAYMENT MECHANICS

12.1	Method of payment

On each date on which the Lessee is required to make a payment under this Agreement, the Lessee shall make the same available to the Lessor or its designee for value on the due date in the Rental Collection Account or as otherwise agreed by the Lessor and the Lessee from time to time in writing.

12.2	Calculation of payments

(a)

Late Payment Charges, Rental and any other amount payable pursuant to this Agreement shall accrue from the due date on a day-to-day basis and be calculated on the basis of the actual number of days elapsed and a year of 360 days.

(b)	Rental (including Supplemental Rental Amounts) due in respect of each fraction of a relevant period shall be pro-rated.

12.3	Obligations absolute

This Lease is a net lease. The Lessee’s obligation to pay Rental and all other amounts payable under this Agreement is absolute and unconditional irrespective of any contingency, including (but not limited to):

(a)	any right of set-off, counterclaim, defense or other right which any Party may have against any other;

(b)

any interference with, unavailability of, or interruption of the use of, the Aircraft for any reason, including (but not limited to) its Requisition, Hijacking and any prohibition or other restriction on its use, operation or possession;

(c)	any defect in the title, airworthiness, condition, design, operation or fitness for use or purpose of the Aircraft;

(d)	any defect in any Relevant Document or the registration of any Relevant Document or of the Aircraft under the laws of any state;

(e)	subject to Clause 19.2 (Total Loss during the Lease Period), the Total Loss of or any damage to the Aircraft;

(f)	any failure, breach or delay by any Party, however fundamental and whether with or without fault on its part, in performing or complying with any of its obligations under this Agreement;

(g)	any insolvency, bankruptcy, winding-up, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessee or any Lessor Party; or

(h)	any other cause which but for this provision would or might have the effect of terminating, frustrating or in any way affecting any obligation of the Lessee under any Relevant Document.

12.4	No deductions or withholdings

(a)

All payments by the Lessee under the Relevant Documents shall be made in full without any deduction or withholding (whether in respect of set-off, counter-claim, duties, Tax, charges or otherwise) unless a deduction or withholding is required by any applicable law, in which event the Lessee shall:

(i)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii)

pay to the Lessor or its designee immediately the additional amount that will result in the net amount received by the Lessor or its designee being equal to the amount which would have been received by the Lessor or its designee had no such deduction or withholding been made;

(iii)

pay to the relevant Agency within the period for payment permitted by any applicable law the minimum amount of the deduction or withholding required by law (including the amount of any deduction or withholding on any additional amount paid under this Clause 12.4 (No deductions or withholdings)); and

(iv)

when requested to do so by the Lessor, provide to the Lessor, within the period for payment permitted by any applicable law, an official receipt (if available) of the relevant Agency for all amounts deducted or withheld, or if such receipts are not issued by the relevant Agency, a certificate of deduction or any other evidence of the relevant deduction or withholding reasonably required by the Lessor.

(b)

The Lessee shall promptly upon becoming aware that it must make a withholding or deduction (or that there is any change in the rate or the basis of a withholding or deduction), notify the Lessor accordingly.

12.5	Late Payment Charges

If the Lessee fails to pay any amount payable by it under this Agreement on its due date, without prejudice to any other rights which the Lessor may have, the Lessee shall pay to the Lessor or its designee immediately on demand an amount by way of additional Rental equal to Late Payment Charges accrued on that overdue amount accrued from the due date up to the date of actual payment.

12.6	Business Days

Any payment which is due to be made on a day that is not a Business Day, shall be made on the immediately preceding Business Day.

12.7	Certificates and determination

(a)

Any certificate or determination by the Lessor of a rate, amount payable or date upon which that amount is payable under this Agreement or any other Relevant Document shall, in the absence of manifest error, constitute prima facie evidence of the matter to which it relates and the Lessor shall, if requested by the Lessee, set out the relevant calculation of the amount concerned in reasonable detail.

(b)

In any litigation or arbitration proceedings arising out of or in connection with a Relevant Document, the entries made in the accounts maintained by the Lessor are prima facie evidence of the matters to which they relate.

12.8	Lessor’s payment obligations

The Lessor shall not be obliged to pay or release any amount that is due and payable by it to the Lessee under a Relevant Document unless (a) no Default or Event of Default has occurred which is continuing and (b) it has received in full all amounts then due and payable by the Lessee to it under the Relevant Documents or under any other agreement for the time being between the Lessor and the Lessee.

12.9	Application of payments

If the Lessor receives a payment in respect of amounts then due and payable by the Lessee under this Agreement and such payment is insufficient to discharge all the amounts payable, the Lessor may apply that payment towards Rental, Late Payment Charges, fees or any other amount due under any Relevant Document in such proportions and order and generally in such manner as the Lessor may determine.

12.10	Currency of payments

(a)

Subject to Clause 10.6 (Currency of amounts), all amounts payable by the Lessee under the Relevant Documents shall be paid in Dollars in time to enable the funds to be cleared on the due date for payment.

(b)

If any sum due from the Lessee under the Relevant Documents (a Sum) or any order, judgment or award given or made in relation to a Sum has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against the Lessee; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings in any court or other tribunal,

the Lessee shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lessor against any Losses arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lessor at the time of its actual receipt of that Sum.

12.11	Authorizations for payments

(a)

The Lessee shall obtain and maintain in full force and effect all certificates and other Authorizations which are from time to time required to enable it to make the payments required by the Relevant Documents.

(b)	The Lessee shall make and maintain all the necessary filings to ensure the legality and validity of payment under the Relevant Documents.

13.	GENERAL UNDERTAKINGS

13.1	General undertakings

Throughout the Lease Period the Lessee shall promptly:

(a)

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Lessor of,

any Authorization required under any law of its Home Jurisdiction or the State of Registration to enable it to perform its obligations under the Relevant Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its Home Jurisdiction or the State of Registration of any Relevant Document;

(b)	comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Relevant Documents;

(c)

not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of all or a material part of its assets other than as permitted by the Relevant Documents or for the purpose of:

(i)	replacing or upgrading the aircraft in its fleet in the ordinary course of its business; or

(ii)	a reconstruction or amalgamation to whose terms the Lessor has given its prior written consent;

(d)	not enter into any amalgamation, demerger, merger or corporate reconstruction without first obtaining the written consent of the Lessor, such consent not to be unreasonably withheld or delayed;

(e)	perform its obligations under the Relevant Documents; and

(f)

do everything reasonably requested by the Lessor and the Security Trustee to maintain and protect the interests of the Lessor Parties and the Finance Parties in the Aircraft and the Relevant Documents.

(g)	not make any payment under any Relevant Document with funds that are: (a) the property of, or beneficially owned directly or indirectly by any Sanctioned Person, or

(b)	the direct proceeds of any agreement, transaction, dealing or relationship that involves any Sanctioned Person or otherwise would, if entered into by a US citizen, violate any Economic Sanctions Law;

(h)	not take any action (including the Lessee’s Affiliates) that could reasonably be expected to result in a violation of Economic Sanctions Law by the Lessor; and

(i)

not change the state in which its “place of business” or “centre of administration” (as those terms are used in the Cape Town Convention) is located or the location of its chief executive office from that described in the first paragraph of this Agreement or otherwise be located (as determined pursuant to Section 9-307 of the UCC) at any place other than the State of Delaware, except in each case upon ten (10) days prior written notice thereof to Lessor, which notice shall be accompanied by appropriate UCC financing statements to be filed in the relevant jurisdiction.

13.2	Notification of adverse events

From the date of this Agreement until the Expiry Date, the Lessee shall inform the Lessor immediately if it becomes aware that:

(a)	anything has occurred which has a Material Adverse Effect;

(b)	a Default or Event of Default has occurred;

(c)	a Total Loss has occurred with respect to the Airframe or any Engine or the Aircraft has sustained damage which is expected to cost more than the Claims Limit to repair or replace;

(d)	the Airframe or any Engine has been lost, arrested, confiscated, seized, impounded, taken in execution, detained or forfeited, or become the subject of a Hijacking or Requisition; or

(e)	any event has occurred in respect of the Aircraft which might reasonably be expected to involve any Lessor Party or any Finance Party in Losses in excess of the Claims Limit,

and shall provide the Lessor promptly upon request with reasonable details of any such event.

13.3	Information

Throughout the Lease Period, the Lessee shall:

(a)

No later than the 5th calendar day of each Month, provide to the Lessor information regarding the location, operation, use, insurance and condition of the Aircraft during the previous Month in the form of Schedule 6 (Form of monthly operational report) or when reasonably requested by the Lessor from time to time;

(b)

as soon as the same become available and in any event within ninety (90) days after the end of each of its financial years (beginning with the current one), deliver to the Lessor and the Security Trustee two (2) copies of its annual report and audited consolidated financial statements (provided in the English language) for that financial year, together with copies of the related auditors’ reports;

(c)

as soon as the same become available and in any event within thirty (30) days after the end of each quarter (beginning with the current one), deliver to the Lessor and the Security Trustee two (2) copies of its quarterly financial reports for that quarter;

(d)	deliver to the Lessor and the Security Trustee all documents dispatched by the Lessee to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; and

(e)

deliver to the Lessor and the Security Trustee any other information relating to the Lessee’s financial condition, business and operations that the Lessor and the Security Trustee may from time to time reasonably request.

13.4	Inspection

(a)	Throughout the Lease Period, the Lessee shall:

(i)	permit the Lessor or its designated representatives at all reasonable times, upon giving reasonable notice to inspect the Aircraft, Technical Records, and the then current Maintenance Program.

Lessee shall pay immediately on demand, or reimburse the Lessor or such representative for the cost of any additional inspection conducted by the Lessor or such representative following an Event of Default or if no Event of Default has occurred, where any such inspection shows the Aircraft not to be in the condition required by this Agreement in any material respect; and

(ii)

give the Lessor at least sixty (60) days’ prior notice of the time and location of each C-Check and of any shop visit of any Engine and permit the Lessor or its designated representative to inspect any area of the Aircraft that would normally be inspected during such C-Check or shop visit.

(b)

The Lessee shall as soon as practicable carry out all repairs to the Aircraft that are shown by the inspections referred to in paragraph (a) above to be required in order to comply with the terms of this Agreement.

(c)	The Lessor shall not be obliged to make any inspection of the Aircraft and shall not incur any liability or obligation by reason of making or not making any such inspection.

13.5	Storage

If the Aircraft is withdrawn from service or ceases to be operated for more than ten (10) consecutive Business Days (other than for the purposes of overhaul, repair, modification or maintenance in accordance with this Agreement), the Lessee shall:

(a)	procure that the Aircraft is stored in accordance with:

(i)	Good Airline Practice, the MPD, the Aircraft Maintenance Manual and the specifications and procedures of the Engine Manufacturer; and

(ii)	a storage program approved by the Aviation Authority for the aircraft model type and duration of the storage period; and

(b)	notify the Lessor and give the Lessor details of the manner and location in which the Aircraft is to be stored.

13.6	Ownership and security

Throughout the Lease Period, the Lessee shall:

(a)	not at any time represent or hold out any Lessor Party or any Finance Party as carrying goods or passengers on the Aircraft, or as having any operational interest in the Aircraft;

(b)	not at any time represent itself as being the agent of any Lessor Party or any Finance Party for any purpose, unless expressly permitted to do so by the Lessor under this Agreement;

(c)	not:

(i)	dispose (whether by way of sale, lease, assignment, the grant of any Security or otherwise) of the Aircraft Assets (other than as permitted by the Relevant Documents); or

(ii)	permit any Security to exist over the Aircraft Assets (other than Permitted Liens);

or attempt to hold itself out as having any power to or permit any person to do any of the above;

(d)

promptly pay and discharge when due, or make adequate provision (by way of security or otherwise) for, all debts, claims, liabilities or obligations whatsoever (whether incurred by or imposed upon the Lessee or any other person) which may give rise to any Security (other than Permitted Liens);

(e)	not do, omit to do, or permit to be done anything which might jeopardize the rights, title or interest of any Lessor Party or any Finance Party in the Aircraft;

(f)	not pledge the credit of the Lessor for any maintenance, service, repairs, overhauls of, modifications to, or changes or alterations in, the Aircraft or otherwise; and

(g)	affix and not remove or cover up (or permit to be removed or covered up):

(i)

in a prominent position on the flight deck door or on the sill of the left hand forward entry door of the Airframe and on each Engine, a fireproof plate of not less than 10cm x 7cm having the following text:

“Notice of Ownership

This [Aircraft/Engine] is owned by [•] (as Owner) and leased to and operated by [•] and mortgaged in favor of [•] (as Security Trustee) and may not be subleased to or operated by any third party without the prior written consent of Lessor and Security Trustee”

or such other similar text as may be advised by the Lessor to the Lessee in writing prior to Delivery; and

(ii)

promptly after being notified by the Lessor of any required change in the text set out in paragraph (i) above, replacement fireproof plates of the same dimensions and in the same places as the plates referred to in paragraph (i) above having the text from time to time notified by the Lessor to the Lessee.

13.7	Cape Town Convention

(a)

If the State and/or any Regional Economic Integration Organization and/or any territorial unit in which the Lessee is situated has, or at any time brings into force, any legislative or other provisions giving effect to the Convention and/or the Aircraft Protocol and/or becomes a Contracting State, the Lessee at its own cost and expense shall from time to time do or cause to be done any and all acts and things which may be required or desirable (in the sole discretion of the Lessor) to ensure that the Lessor (and/or any Finance Party) has and/or obtains the fullest (potential or otherwise) benefit(s) and advantage(s) available under the Convention and/or the Aircraft Protocol for the Lessor (and/or any Finance Party) in connection with the Aircraft and any Engine, including (but not limited to):

(i)

any matters connected with registering, perfecting, preserving and/or enhancing any Registrable Interest(s) vested in the Lessor (and/or any Finance Party) with respect to the Aircraft and/or any Engine and constituted by this Agreement (including without limitation, terminating this Agreement and entering into another lease on the same terms as this Agreement for the remainder of the Lease Period, if requested by the Lessor);

(ii)	constituting any Registrable Interest(s) to be vested in Lessor and/or any Finance Party with respect to the Aircraft and/or any Engine in connection with this Agreement;

(iii)

entry into agreements (subordination or otherwise) to protect and/or enhance and/or improve the priority of any Registrable Interest(s) referred to in the foregoing paragraph (i) and/or (ii), and any Registrable Interest(s) created by the Lessor in favor of any Finance Party;

(iv)	agreeing to, consenting to and acknowledging any assignment the Lessor enters or has entered into with a Finance Party in connection with this Agreement;

(v)	excluding in writing the application of any provisions of the Convention and/or Aircraft Protocol that the Lessor may deem desirable in connection with the foregoing;

(vi)	cause the Lessee to become a transacting user entity with the International Registry; and

(vii)	executing and delivering an IDERA to the Aviation Authority for recordation.

(b)	For purposes of Clause 13.7(a) the place in which the Lessee is situated shall be construed and determined in accordance with the provisions of Article 4 (and Article 68) of the Consolidated Text.

(c)

In this Clause 13.7 and Clause 16.3 (International conventions), the terms “assignment” (for the purposes of this Clause 13.7 only), “International Registry”, “Regional Economic Integration Organization”, “situated in”, “State”, and “territorial unit” shall have the respective meanings given to them in (or, as appropriate, shall be construed in accordance with) the Consolidated Text.

14.	OPERATIONAL UNDERTAKINGS

Throughout the Lease Period, the Lessee shall comply with the following provisions of this Clause 14.

14.1	Possession of the Aircraft

Subject to Clauses 14.2 (Charter or wet leasing), 14.3 (Sub-leasing) and 20 (Requisition for hire), the Lessee shall keep the Aircraft in its own possession (other than for overhaul, repair, Modification or maintenance in accordance with this Agreement).

14.2	Charter or wet leasing

(a)

The Lessee shall be permitted to charter or wet lease the Aircraft in the ordinary course of the Lessee’s business on a short-term basis (and in any event for a period no greater than three (3) months), provided that:

(i)	such charter or wet lease constitutes an arrangement whereby the Lessee agrees to furnish the Aircraft to a third party pursuant to which the Aircraft:

(A)	shall be operated solely by cockpit personnel under the operational control of the Lessee, possessing all such current licenses and certifications required by the Aviation Authority;

(B)	shall remain subject to the insurance coverage required under Clause 18 (Insurances);

(C)	shall be maintained and operated by the Lessee in accordance with this Agreement; and

(D)	shall remain registered in the State of Registration and based at the Habitual Base;

(ii)	such arrangement is expressly subject and subordinate to this Agreement and the rights of the Lessor and the Security Trustee under this Agreement and to the Aircraft.

(b)

The Lessee’s obligations under this Agreement shall continue in full force and effect notwithstanding any such charter or wet lease and in no event shall any chartering or wet leasing of the Aircraft extend beyond the Expiry Date.

14.3	Sub-leasing

(a)

The Lessee may only sublease the Aircraft if permitted by the laws of the Home Jurisdiction of the Lessee and the Lessor has given its prior written consent, which the Lessor may give or withhold at its discretion, and provided in any case that:

(i)

the Lessee remains primarily liable for the performance of, and, where applicable procures the performance by the sublessee of, the terms of this Agreement, which shall remain at all times in full force and effect;

(ii)

the terms of the sublease shall be expressly subject and subordinate to this Agreement and shall not be capable of preventing, delaying or prejudicing the Lessor or the Security Trustee from re-acquiring possession of the Aircraft under this Agreement or any other Relevant Document;

(iii)

the Lessee procures that all steps that the Lessor may reasonably require are taken to ensure the continued priority, validity and enforceability of the right, title and interest of the Lessor Parties and the Finance Parties in and to the Aircraft Assets;

(iv)	the Aircraft continues to be insured on terms which are consistent with the Insurances;

(v)	the Lessor and the Security Trustee receive a legal opinion in relation to the sublease in form and substance satisfactory to the Lessor and the Security Trustee;

(vi)	the Lessee bears the costs incurred by the Lessor and the Security Trustee in connection with its approval of the sublease;

(vii)	the sublessee shall not be permitted to sub-sublease the Aircraft;

(viii)	if required to do so by the Lessor, the Lessee grants to the Lessor (or to the Finance Parties or any of them) an assignment by way of security of its rights under that sublease; and

(ix)

if the proposed sublease (and any assignment by way of security of the associated rights under that sublease entered into in accordance with paragraph (viii) above) creates a Registrable Interest, the Lessor and Lessee shall, and the Lessee shall procure that the sublessee shall, at no cost to the Lessor Parties or the Finance Parties, prior to commencement of the sublease, do or cause to be done, any act or thing which the Lessor and/or the Finance Parties deem necessary or desirable to ensure that the Lessor Parties and the Finance Parties shall have the full benefit of the Convention. Such actions may include (without limitation):

(A)	any matters connected with the registration, perfection and preservation of a Registrable Interest;

(B)	subordination of the Lessee’s and the sublessee’s rights in relation to those Registrable Interests;

(C)	the execution and delivery by the sublessee to the Aviation Authority of an IDERA; and

(D)

the provision to the Lessor and the Finance Parties of a legal opinion from legal counsel acceptable to the Lessor and the Finance Parties in relation to the due constitution and registration of the Registrable Interests referred to in this paragraph (ix).

(b)

If any of the Lessee’s obligations under this Agreement is performed instead by another Operator under a sublease entered into with the Lessee in accordance with this Agreement, the Lessee will be deemed to have discharged that obligation to the extent that it has been performed by the other Operator.

(c)

Lessee shall not operate (and procure that any sublessee operating the Aircraft in accordance with this Clause 14.3 will not operate) the Aircraft (including any Engines) at a Flight Hour to Cycle ratio of less than 1:1 during any period of one (1) month during the Lease Period.

14.4	Operation and use

(a)

The Lessee shall ensure that the Aircraft is at all times used, operated and controlled in accordance with the requirements of the Aviation Authority and the laws of each other jurisdiction to which the Lessor, the Lessee, the Operator and the Aircraft are subject (including the laws of any country to, from, in or over which the Aircraft may be flown) and the provisions of this Lease, including, without limitation, the provisions of this Clause 14.4 (Operation and Use).

(b)	The Lessee shall not permit the Aircraft to be used:

(i)	for any illegal purpose or in any illegal manner;

(ii)	for any purpose for which it is not designed or reasonably suited;

(iii)	outside the tolerances and limitations for which it was designed;

(iv)	contrary to any Supplier’s operating manuals or instructions;

(v)	in any manner which might invalidate any Supplier Warranty;

(vi)	for any purpose that would result in the applicability of sovereign immunity to the Aircraft, including (but not limited to) possession by the state and use for government activities;

(vii)

in any manner which would conflict with any prohibition, sanction or restriction issued or imposed by the United Nations Security Council, the Council of the European Union or the United States of America; or

(viii)	for any purpose or in any manner inconsistent with or not fully covered by the Insurances or outside any geographical limit imposed by the Insurances.

(c)

The Lessee shall only permit the Aircraft to be used in commercial operations and shall not permit the Aircraft to be used for any military purpose unless the Aircraft is requisitioned for hire or title in a manner which is beyond the control of the Lessee.

(d)

The Lessee shall not use, or permit the use of, the Aircraft for testing or for training, qualifying or reconfirming the status of flight crew members other than employees of the Lessee, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type owned or operated by the Lessee.

(e)	The Lessee shall not permit the Aircraft to be used to carry:

(i)

whole animals living or dead, except in its cargo compartments according to IATA regulations and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

(ii)

acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the “Restriction of Goods” schedule issued by IATA from time to time and provided that all the requirements for packaging are fulfilled; or

(iii)	any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft.

(f)

The Lessee shall ensure that, except for overhaul, repair, Modification or maintenance in accordance with this Agreement, the Aircraft is based at and operated from the Habitual Base and returns to the Habitual Base at least once in every ten (10) consecutive days.

(g)	To the extent that the Aircraft is operated within the European Union, the Lessee shall (and shall procure that any sublessee operating the Aircraft pursuant to a permitted sublease shall):

(i)

comply with any obligations applicable to it in respect of the EU ETS Legislation (including without limitation the payment of all charges thereunder) and shall ensure that the Lessee (or, as applicable, the relevant sublessee approved by the Lessor from time to time in accordance with Clause 14.3 (Sub-leasing)) (and not the Lessor, the Owner or any Finance Party) is notified to the relevant authorities as being the operator of the Aircraft whenever applicable in connection with the EU ETS Legislation;

(ii)

upon the reasonable request of the Lessor, but not more frequently than once a year for so long as the Aircraft continues to be operated within the European Union, certify to the Lessor that the Lessee and any sublessee approved by the Lessor from time to time in accordance with Clause 14.3 (Sub-leasing) are complying with the EU ETS Legislation to the extent that such EU ETS Legislation applies to the Lessee or such sublessee; and

(iii)	indemnify the Lessor for any payments the Lessor makes and all Losses incurred by the Lessor in connection with compliance with the EU ETS Legislation.

(h)

The Lessee will ensure that the Aircraft is not operated in or flown into any Sanctioned Territory, or to any airport, country or territory if so doing would cause the Lessee or the Lessor to be in violation of any Economic Sanctions Law or any other applicable law, including without limitation any US or EU export controls, applicable to either the Lessor or the Lessee or to the Aircraft. The Lessee will not permit the Aircraft to be registered, incorporated under the laws of, stationed, resident, based or operated in, any Sanctioned Territory provided that nothing in this sub-clause (h) shall apply to a mere over-flight of any Sanctioned Territory.

14.5	Aircraft Documents

(a)	The Lessee shall procure that:

(i)	all revisions issued by the relevant Supplier during the Lease Period are inserted in the Aircraft Documents; and

(ii)	accurate, complete and current records are kept of all:

(A)	flights made by the Airframe;

(B)	Flight Hours and Cycles completed by each Engine and each Part referred to in Schedule 6 (Form of monthly operational report); and

(C)	maintenance, Modification and repairs carried out to the Aircraft.

(b)	The Lessee shall procure that the Aircraft Documents referred to in paragraph (a) above shall:

(i)	be written in English;

(ii)	be kept up to date and maintained in accordance with the requirements of the Aviation Authority, EASA, the recommendations of the relevant Suppliers and Good Airline Practice;

(iii)	disclose the location of all Engines and Parts not installed on or attached to the Airframe;

(iv)

be kept by the Operator in its possession or in the possession of the Agreed Maintenance Performer at a secure location approved by the Lessor and the Aviation Authority, and the Lessee shall not permit any other person (other than the Agreed Maintenance Performer) to have possession of or control over them without the Lessor’s prior written consent;

(v)	form part of the Technical Records and the Aircraft Documents; and

(vi)	be the property of the Owner whether in physical form or in digital form and stored in any system used by the Lessee subject to this Agreement and to any relevant Finance Document.

(c)	The Lessee shall permit the Lessor or any authorized representative of the Lessor to examine the Technical Records and the other Aircraft Documents upon giving reasonable notice.

14.6	Flight Charges

(a)	The Lessee shall:

(i)	ensure that all Flight Charges, are paid promptly when due; and

(ii)	indemnify the Lessor and each Finance Party in respect of all Flight Charges, which indemnity shall remain in full force following the termination of the Lease Period or Redelivery.

(b)	The Lessee shall:

(i)

provide the Lessor with a list of the airports to which the Operator operates the Aircraft or its other aircraft five (5) Business Days before the Delivery Date and promptly after any change to the airports listed; and

(ii)

authorize the Lessor and the Security Trustee to obtain direct from each airport a general statement of account from time to time in relation to the status of the Lessee’s payment of Flight Charges at that airport.

(c)

The Lessee shall authorize the Lessor and the Security Trustee to obtain direct from the Aviation Authority a general statement of account from time to time in relation to the status of the Lessee’s payment of Flight Charges owed by it.

15.	MAINTENANCE AND REPAIR

15.1	General requirements

(a)	At all times during the Lease Period, the Lessee, at its own expense, shall:

(i)

ensure that the Aircraft is serviced, repaired, maintained, overhauled and tested by the Agreed Maintenance Performer and, where applicable, stored, in each case in accordance with the Maintenance Program, the Aircraft Mainteance Manual, the requirements of the Aviation Authority, EASA, and Good Airline Practice so as:

(A)

to keep it in equivalent or better repair, operating condition, appearance and airworthiness as when it was delivered to the Lessee on the Delivery Date, fair wear and tear from normal flight operations excepted;

(B)	to keep it in such operating condition as is necessary to enable the airworthiness certificate of the Aircraft to be maintained in good standing at all times under all applicable laws; and

(C)	not to discriminate adversely against it in comparison with the other aircraft in the Lessee’s fleet;

(ii)	provide the Lessor with a copy of any revisions to the version of the Maintenance Program provided to the Lessor pursuant to Clause 4.1 (Conditions Precedent);

(iii)

ensure that any Airworthiness Directive or “alert” Service Bulletin that has been issued by the Aviation Authority, EASA, and/or any relevant Supplier, and any Aviation Authority regulatory order or directive not issued as an Airworthiness Directive, which in each case affects the Aircraft and which has a compliance date during the Lease Period (each such Airworthiness Directive or Service Bulletin, a Mandatory Action) is duly completed on a timely basis.

(b)

Title to any Modification Part shall, upon installation in or addition to the Aircraft, vest in the Owner free and clear of all Security and shall become subject to this Agreement and, where applicable, to any relevant Finance Document and shall become a Part for the purposes of this Agreement.

(c)	The Lessee shall not amend the Maintenance Program unless such amendment is required for the purposes of compliance with the MPD and the Aviation Authority has approved or requires such amendment.

(d)

Provided that no Event of Default has occurred and is continuing, the Lessor shall reimburse the Lessee for a portion of the reasonable costs incurred by the Lessee for accomplishing each airworthiness directive on the Aircraft issued by the FAA and EASA that require terminating action during the Lease Period (each such airworthiness directives, a Reimbursable Airworthiness Directive) in accordance with the following formula; provided that (i) the Lessee has provided the Lessor with the advice of the terminating action required for such Reimbursable Airworthiness Directive not less than 30 days prior to such terminating action being performed, (ii) such Reimbursable Airworthiness Directive has been accomplished, to Lessor’s satisfaction, with terminating action (as listed in the applicable airworthiness directive document) during the Lease Period, (iii) Lessor has received a copy of the final invoice from the Agreed Maintenance Performer in respect of such Reimbursable Airworthiness Directive and (iv) the total direct cost of labor and materials for the implementation of such Reimbursable Airworthiness Directive on a terminating action basis is in excess of the AD Threshold:

P = [(A – D)] x [(B-C)/B], where:

P = the sharing payment required from the Lessor under this paragraph (d);

A = total invoiced direct cost of labor and materials for the implementation of the relevant Reimbursable Airworthiness Directive;

B = the scheduled Lease Period expressed in months;

C = months remaining to the Original Expiry Date after completion of the relevant Reimbursable Airworthiness Directive; and

D = the AD Threshold.

If the Lessor and the Lessee agree to extend the Lease Period, then (i) for any payment made by the Lessor under this paragraph (d) after the parties agree to such extension, “B” shall reflect the Lease Period as so extended and (ii) any payment made by the Lessor under this paragraph (d) prior the parties having agreed to such extension shall be re-calculated with “B” revised to reflect the Lease Period as so extended and any resulting over-payment by the Lessor shall be refunded by the Lessee to the Lessor on demand.

15.2	Temporary removal and replacement of Engines and Parts

(a)

Subject to paragraph (b) below, the Lessee may not without the prior written consent of the Lessor install or permit to be installed on the Aircraft any engine or part other than an Engine, an Associated Engine, a Part or an Associated Part.

(b)

The Lessee may remove or permit the removal of any Engine from the Aircraft and install or permit the installation of an engine (a Temporary Engine) owned or operated by the Lessee (which is not an Engine or an Associated Engine but which is of the same manufacture and model as the removed Engine or an improved or advanced version) without the prior written consent of the Lessor, provided that:

(i)	no Default or Event of Default has occurred and is continuing;

(ii)	in the case of a Temporary Engine:

(A)	it informs the Lessor as soon as practicable after the substitution is made;

(B)	it ensures that the Insurers waive any salvage rights that they may have with respect to the removed Engine for the duration of the substitution;

(iii)

it would have resulted in an unreasonable disruption of the operation of the Aircraft to have grounded the Aircraft until an Engine or an Associated Engine became available for installation on the Aircraft; and

(iv)

as soon as practicable after installation of the Temporary Engine on the Aircraft (and no later than ninety (90) days after the substitution is made), the Lessee procures that it is removed and that an Engine or an Associated Engine or (subject to Clause 15.4 (Permanent replacement of Engines and Parts)) a Replacement Engine is installed on the Aircraft.

(c)

The Lessee shall ensure that title to any Engine or Part removed from the Aircraft (unless and until the relevant Engine or Part is replaced by a Replacement Engine or Replacement Part in accordance with Clause 15.4 (Permanent replacement of Engines and Parts)) shall remain vested in the Owner at all times and shall not take any steps which might jeopardize the Owner’s or any Finance Party’s rights in that Engine or Part or lead any third party to believe that the Engine or Part is the property of any person other than the Owner.

(d)	The Lessee shall ensure that any Engine or Part which is removed from the Aircraft and which is not installed on an Associated Aircraft is:

(i)	subject to Clause 15.3 (Pooling of Engines), safely stored, repaired or maintained in accordance with this Agreement; and

(ii)

subject to separate insurance cover while removed in accordance with Clause 18 (Insurances) and the Lessee shall notify the Insurers promptly of its removal and comply with any instructions of the Insurers in relation to it.

(e)

Where an Engine or Part is replaced by an Associated Engine or an Associated Part, for a continuous period of more ninety (90) days, then the Lessee shall ensure that the Lessor is notified of such replacement. The Lessee shall replace any Associated Engine or Associated Part installed on the Aircraft with the relevant Engine or Part prior to Redelivery.

(f)

Where a Temporary Engine, which is not an Associated Engine, is installed on the Aircraft, the Lessee shall enter into a recognition of rights arrangement, on terms acceptable to the Lessor (acting reasonably) with the owner and/or financier of such Replacement Engine.

15.3	Pooling of Engines

The Lessee shall not install, or permit to be installed, any Engine on any aircraft (other than the Aircraft or an Associated Aircraft as contemplated by paragraph (a) of Clause 15.2 (Temporary removal and replacement of Engines and Parts)) unless:

(a)	no Default or Event of Default has occurred and is continuing; and

(b)

the installation is in accordance with the provisions of an engine recognition of rights arrangement with the owners and/or financiers and/or lessors of the aircraft (a Pool Aircraft) on which that Engine is installed whose terms the Lessor has previously approved in writing and which, among other things, contains the following requirements:

(i)	the Pool Aircraft is compatible with the Aircraft and operated by the Lessee;

(ii)

the arrangements under which the Pool Aircraft are owned or operated ensure that title to any Engine installed on that aircraft remains vested in the Owner following the installation of the Engine on that Pool Aircraft and shall not jeopardize any Lessor Party’s or Finance Party’s rights in that Engine;

(iii)

the arrangements under which the Pool Aircraft is insured would permit the recovery by the Lessor of an amount at least equal to the full replacement value of the Engine upon the Total Loss of that Pool Aircraft (including the Engine) when the Engine is installed thereon; and

(iv)

the Engine is re-installed on the Airframe as soon as reasonably practicable (and in any case prior to the Expiry Date) unless it is replaced by a Replacement Engine in accordance with Clause 15.4 (Permanent replacement of Engines and Parts).

15.4	Permanent replacement of Engines and Parts

(a)	The Lessee may install or permit the installation of a Replacement Engine or Replacement Part on the Aircraft in place of an Engine or Part:

(i)	(in the case of a Replacement Engine) provided that no Default or Event of Default has occurred and is continuing and following a Total Loss of the original Engine;

(ii)

provided the Lessee indemnifies the Lessor and/or any Finance Party to the Lessor’s satisfaction against any Losses or Taxes incurred (or likely to be incurred) by the Lessor and/or that Finance Party as a result of the installation of such Replacement Engine or Replacement Part and/or the vesting of title to such Replacement Engine or Replacement Part in the Owner and/or such Replacement Engine or Replacement Part becoming subject to this Agreement and any other Relevant Document;

(iii)

provided that the Lessee procures at its expense that title to the Replacement Engine or Replacement Part (and any Supplier Warranties relating to it) vests in the Owner free of any Security and becomes subject to this Agreement and, where applicable, any Relevant Document and any relevant Finance Document (at which time the Replacement Engine or Replacement Part shall become an Engine or Part);

(iv)

provided that the Lessee procures that all steps are taken that may be required by law or reasonably requested by the Lessor to establish, maintain and protect the right, title and interest of the Lessor and the Finance Parties in and to the Replacement Engine or Replacement Part; and

(v)

(in the case of a Replacement Engine) if requested by the Lessor, provided that the Lessor and the Security Trustee receive a legal opinion in form and substance satisfactory to the Lessor and the Security Trustee as to the matters referred to in this paragraph (a); and

(vi)

(in the case of a Replacement Engine), if the Lessee is situated in a Contracting State, the Lessor and Lessee shall, at the Lessee’s expense and prior to title to the Replacement Engine being vested in the Owner:

(A)

enter into a Lease Supplement in such form as the Lessor shall require providing that, on the Owner obtaining title to the Replacement Engine pursuant to this Clause 15.4, the Lessor shall lease the Replacement Engine to the Lessee and the Replacement Engine shall be an Engine for the purposes of this Agreement;

(B)	where applicable, register with the International Registry any Registrable Interests created pursuant to this paragraph (vi) with such priority as the Lessor and the Finance Parties shall agree; and

(C)	where applicable, discharge any Registrable Interests created by this Agreement and held by the Lessor in relation to the replaced Engine.

(b)

When the matters referred to in paragraph (a) above have been completed, the Lessor shall procure (at the cost of the Lessee) that title to the Engine or Part being replaced by the Replacement Engine or Replacement Part (and to any Supplier Warranties relating to that Engine or Part, so far as may be practicable) vests in the Lessee (or such person as the Lessee may direct) according to any applicable law free and clear of any Lessor’s Security but otherwise without any warranty by any Lessor Party or any Finance Party and ceases to be an Engine or Part for the purposes of this Agreement.

(c)

The Lessee shall procure that any Part which may from time to time become worn out, lost, stolen, time-expired, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever is promptly replaced with a Replacement Part in accordance with this Clause 15.4 (Permanent replacement of Engines and Parts) at its own expense.

15.5	Permitted Modifications

(a)	The Lessee may make a Modification to the Aircraft provided that:

(i)	it is made at no cost to any Lessor Party;

(ii)

it does not diminish or impair the marketability, value, utility or airworthiness of the Aircraft or result in any change in the category or status of the Aircraft for the purpose of any rules or regulations of the State of Registration or of the Aviation Authority;

(iii)	if it is reasonably estimated to cost over two hundred thousand Dollars ($200,000) the Lessee has obtained the Lessor’s prior written consent; and

(iv)

unless informed by the Lessor in writing before Redelivery that it need not do so, or unless the Modification is required to comply with a Mandatory Action, the Lessee procures that the Aircraft is returned to the Lessor on Redelivery in the configuration that it was in on the Delivery Date.

(b)

Title to any Modification Part shall upon installation in or addition to the Aircraft vest automatically in the Owner free and clear of all Security and shall become subject to this Agreement and, where applicable, to any Relevant Document and any relevant Security Document and shall become a Part for the purposes of this Agreement.

(c)	The Lessee may permit a Modification Part to be removed from the Aircraft before Redelivery if at the time of removal:

(i)	either:

(A)	that Modification Part is replaced by a Part or by a Replacement Part in accordance with Clause 15.4 (Permanent replacement of Engines and Parts); or

(B)	that Modification Part is in addition to and not in replacement of or substitution for any Part previously installed on or attached to (or required to be installed on or attached to) the Aircraft;

(ii)

that Modification Part is not or would not be required to be installed on the Aircraft to comply with any Mandatory Action, including any Mandatory Action published during the Lease Period having a compliance date during the twenty-four (24) Month period following the Expiry Date;

(iii)

that Modification Part can be removed from the Aircraft without diminishing or impairing the marketability, value, utility or airworthiness which the Aircraft would have had if the Modification had not been made; and

(iv)	no Default or Event of Default has occurred and is continuing.

(d)

Title to any Modification Part removed from the Aircraft in accordance with paragraph (b) of Clause 15.4 (Permanent replacement of Engines and Parts) shall upon removal vest in the Lessee without any warranty by any Lessor Party or any Finance Party and that Replacement Part shall cease to be a Part for the purposes of this Agreement.

(e)

During the Lease Period, the Lessee shall from time to time request, and shall install or retain, all Service Bulletin kits relating to the Aircraft, any Engine or any Part which are available to the Lessee at no cost other than shipping and handling costs. If any “no cost” period lapses without the Lessee acquiring such kit, the Lessee shall be obliged to acquire such kit at the manufacturer’s then cost for such kit.

15.6	No PMA Parts

Notwithstanding anything to the contrary herein, any and all Parts to be installed in any Engine or the Aircraft (including the Landing Gear or APU), whether on a temporary or permanent basis, shall not be PMA Parts, and only original equipment manufacturer parts as fitted at delivery of the Aircraft (including the Landing Gear or APU) or Engines or as subsequently modified per an approved Manufacturer service bulletin, shall be installed on the Aircraft (including the Landing Gear or APU) or Engines.

16.	TITLE AND REGISTRATION

16.1	Registration of Aircraft

The Lessee shall do all things necessary or required by the Lessor and/or the Security Trustee and/or the Aviation Authority to:

(a)	register and maintain the registration of the Aircraft Assets in the State of Registration; and

(b)

protect the right, title and interest of the Lessor Parties and the Finance Parties in and to the Aircraft Assets against the claims of any other persons in the Lessee’s Home Jurisdiction, the Habitual Base, the State of Registration and in any jurisdiction in which the Lessee may operate the Aircraft, including registering and maintaining the registration of the Mortgage with the Aviation Authority.

16.2	De-registration

Except when the Aircraft is registered in the United States, the Lessee shall upon request procure that the Aviation Authority confirms to the Lessor and the Security Trustee that:

(a)	the Aircraft’s registration will not be cancelled or the Aircraft de-registered without the Lessor’s and the Security Trustee’s prior written consent; and

(b)	if the Lessor requests, the Aircraft will be promptly de-registered on the Expiry Date.

16.3	International conventions

The Lessee shall at no cost to the Lessor Parties or the Finance Parties do, or cause to be done any act or thing which the Lessor and the Security Trustee deem necessary or desirable to ensure that the Lessor Parties and the Finance Parties shall have the full benefit of the Geneva Convention and the Cape Town Convention, including any matters connected with the registration, perfection, preservation and/or enhancement of a Registrable Interest or any other interest of the Lessor Parties or the Finance Parties constituted by the Relevant Documents at the time, provided that this Clause 16.3 (International Conventions) shall only apply in respect of the Cape Town Convention if (i) the State of Registration or (ii) the State and/or any Regional Economic Integration Organization and/or any territorial unit in which the Lessee is situated has, or at any time brings into force, any legislative or other provisions giving effect to the Convention and/or the Aircraft Protocol and/or becomes a Contracting State.

17.	SUPPLIERS’ WARRANTIES

17.1	Benefit of warranties

(a)	The Lessor will use reasonable endeavors to procure that during the Lease Period the Lessee shall have the right to enforce and enjoy the benefit of any Supplier Warranty available to the Lessor.

(b)

The Lessee will procure that the benefit of any Supplier Warranty that vested in the Lessee during the Lease Period shall, upon termination or expiry of the Lease Period, vest in the Owner, or the Owner’s nominee.

17.2	Right to enforce warranties

(a)

During the period in which the benefit of any Supplier Warranty is vested in any Lessor Party, the Lessee or its nominee may take any action that it reasonably considers fit to enforce that Supplier Warranty, provided that:

(i)	no action of the Lessee or its nominee may jeopardize the rights of the Lessor Parties or the Finance Parties in relation to that warranty;

(ii)	any action of the Lessee or its nominee is taken at no cost to the Lessor Parties or the Finance Parties; and

(iii)

the Lessee ensures that any sums paid by the relevant Supplier and which are not in respect of compensation for loss of use of the Aircraft are applied by it towards the cost of rectifying the defect in respect of which the relevant action was taken.

(b)	The Lessee agrees to indemnify the Lessor against any Losses that the Lessor Parties or the Finance Parties may incur as a result of the Lessee taking any action under paragraph (a) above.

18.	INSURANCES

18.1	Obligation to insure

The Lessee shall, at its own expense, procure that the Insurances are maintained in full force and effect with respect to the Aircraft at all times during the Lease Period and until Redelivery in form and substance acceptable to the Lessor and the Security Trustee.

18.2	Insurers, Reinsurers and Brokers

(a)	The Insurances shall be effected with Insurers of recognized standing who normally participate in aviation insurances and who are approved by the Lessor and the Security Trustee.

(b)

If the Insurances are not effected in the insurance London or New York markets, the Lessee shall, if required by the Lessor, procure that they are reinsured with reinsurers (Reinsurers) in the London or New York insurance markets who are of recognized standing and approved by the Lessor and the Security Trustee, for not less than one hundred per cent. (100%) of the risks insured.

(c)	The Insurances shall be effected through a Broker approved by the Lessor.

18.3	Lessor’s insurance requirements

(a)	The Insurances shall comply with the requirements of the Lessor as notified to the Lessee in writing from time to time and may be subject to the approval of the Security Trustee.

(b)	The Lessor’s current requirements for the Insurances are as specified in this Clause 18 (Insurances) and in Schedule 5 (Insurance Requirements).

(c)

If at any time the Lessor considers that there has been (or is reasonably likely to be) an Insurance Change as a consequence of which Insurance Change the Insurances are, or will be, insufficient to protect the interests of the Lessor Parties and the Finance Parties, taking into account:

(i)	the general availability of insurance in the market; and

(ii)	generally adopted practice in the aviation industry,

the Lessor may notify the Lessee of its need to change its insurance requirements and the Lessor and the Lessee shall consult (in the case of an Insurance Change affecting the hull cover) for at least one (1) Month or (in the case of an Insurance Change affecting the third party liability cover) for at least two (2) Months with a view to agreeing alternative insurance requirements.

(d)	Any Insurance Change may be subject to the approval of the Security Trustee.

(e)	The Lessee shall promptly give effect to any changes in the Lessor’s insurance requirements agreed by it with the Lessor.

(f)

If an Insurance Change affects the level of coverage in respect of third party liability risks, pending agreement on the terms of any amendments to the Lessor’s insurance requirements, the Lessor may, by notice in writing to the Lessee, require that the Aircraft be grounded at the Habitual Base (or such other location as the Lessor and the Lessee may agree). At any time whilst the Aircraft is grounded, the Lessee shall continue to procure that the Aircraft is insured in accordance with this Clause 18 (Insurances), save that the level and coverage of third party liability risks may be on such terms reasonably available to the Lessee at such time in the international insurance market.

(g)

If the Lessor and the Lessee are unable to agree the terms of any amendment to the Lessor’s insurance requirements following the consultation referred to in paragraph (c) above, then at any time thereafter, the Lessor shall be entitled by notice in writing to the Lessee (an Insurance Change Termination Notice):

(i)	to terminate the Lease Period and terminate and/or cancel the leasing of the Aircraft hereunder on the Insurance Change Termination Date; and

(ii)	to recover from the Lessee the amounts referred to in Clause 24.5 (Termination payments following Delivery) on the Insurance Change Termination Date.

18.4	Insurance covenants

The Lessee shall:

(a)

ensure that all applicable legal requirements relating to the insurance of the Aircraft which are from time to time imposed by the laws of the State of Registration or any country to, from or over which the Aircraft may be flown are complied with;

(b)	ensure that the terms and conditions of the Insurances are complied with and not do or agree to any act or omission which:

(i)	invalidates or may invalidate the Insurances;

(ii)	renders or may render void or voidable the whole or any part of any of the Insurances; or

(iii)	brings any particular liability within the scope of an exclusion or exception to the Insurances;

(c)

notify the Lessor and the Security Trustee immediately of any breach of this Clause 18.4 (Insurance covenants) and provide the Lessor and the Security Trustee with full details of the steps that it is taking or proposes to take to remedy that breach;

(d)

not, without the prior written approval of the Lessor and the Security Trustee, permit any insurance or reinsurance cover to be taken out in respect of the Aircraft other than as required under this Agreement;

(e)	on request provide the Lessor and the Security Trustee with:

(i)	copies of documents evidencing the Insurances;

(ii)	evidence that the insurance premiums have been paid in accordance with the terms of the relevant insurance policy; and

(iii)	any other insurance related information or assistance in respect of the Insurances that the Lessor and the Security Trustee may reasonably require;

(f)	not make or permit any material modification or alteration to the Insurances which is adverse to the interests of any of the Indemnitees;

(g)	commence renewal procedures at least thirty (30) days before the expiry of any of the Insurances (the Renewal Date) and provide to the Lessor and the Security Trustee:

(i)	a written status report of renewal negotiations fourteen (14) days before the Renewal Date;

(ii)	written confirmation that the Insurances have been renewed on or before the Renewal Date; and

(iii)

certificates of insurance (and where appropriate certificates of reinsurance) and brokers’ (including any reinsurance brokers’) letters of undertaking in form and substance reasonably satisfactory to the Lessor and the Security Trustee detailing the coverage of the Insurances and confirming the Insurers’ (including any Reinsurers’) agreement to the insurance requirements of this Agreement within seven (7) days after each Renewal Date;

(iv)	be responsible for any deductible under the Insurances; and

(h)	provide any other insurance and reinsurance related information or assistance in respect of the Insurances that the Lessor and the Security Trustee may reasonably require.

18.5	Failure to insure

(a)	If the Lessee fails to procure that the Insurances are maintained as required by this Agreement, the Lessor may:

(i)

at any time while that failure is continuing, require the Aircraft to remain at, or to proceed to and remain at, any airport designated by the Lessor until the failure is remedied or change addressed to its satisfaction;

(ii)	pay the premiums due or effect and maintain insurances satisfactory to it; and

(iii)	otherwise remedy that failure in any manner that it considers appropriate (including, without limitation, by effecting an “owner’s interest” policy),

in each case without prejudice to its right to treat that failure as an Event of Default.

(b)	The Lessee shall immediately reimburse the Lessor for any amounts paid by the Lessor under paragraph (a) above.

18.6	Settlement of claims and loss adjustment

(a)

The Lessee shall not settle any claim arising under any of the Insurances (other than a claim under the Liability Insurances which does not relate to any Indemnitee) in excess of the Claims Limit (or its equivalent in another currency) without the prior written consent of the Lessor or the Security Trustee (as the case may be), which may not be unreasonably withheld.

(b)

If the Insurances incorporate AVN67B or AVN67C, any Insurance Proceeds resulting from damage to the Aircraft not amounting to a Total Loss shall be paid direct to the relevant repairers unless otherwise agreed between the insured, the Insurers and the relevant Contract Parties (as defined in the schedule to AVN67B or AVN67C) in accordance with the provisions of AVN67B or AVN67C as the case may be.

(c)

If the Insurances do not incorporate AVN67B or AVN67C, provided no Default or Event of Default has occurred or is continuing, any Insurance Proceeds resulting from damage to the Aircraft not amounting to a Total Loss shall be paid:

(i)	to the relevant repairers if the amount of the Loss is less than the Claims Limit; and

(ii)	to the Lessor or its designee or, with the Lessor’s express authorization, to the relevant repairers if the amount of the Loss is greater than the Claims Limit.

(d)

All proceeds of Liability Insurances shall, if not paid by the Insurers directly to the relevant third party, be paid to the Lessor or its designee to enable it either to satisfy the relevant liability or to reimburse itself or the Lessee after that liability has been satisfied.

18.7	Continuance of liability cover

(a)	The Lessee shall procure that Liability Insurances are maintained for the benefit of the Indemnitees until the earlier of:

(i)	two (2) years; and

(ii)	the completion of a C-Check on the Aircraft,

following the end of the Lease Period.

(b)

The Lessee’s obligation under paragraph (a) above shall continue even if the Lessee ceases to be the lessee or Operator of the Aircraft and/or if any of the Indemnitees ceases to have any interest in respect of the Aircraft during the period referred to in paragraph (a) above.

18.8	Assignment of Insurances and Reinsurances

The Lessee shall procure that the benefit of the Insurances (other than the Liability Insurances) and, in the circumstances contemplated by paragraph (b) of Clause 18.2 (Insurers, Reinsurers and Brokers) and if requested by the Lessor, shall procure that the benefit of any Reinsurances, are assigned in favor of the Security Trustee, in each case in form and substance satisfactory to the Lessor and the Security Trustee.

19.	TOTAL LOSS

19.1	Total Loss before Delivery

(a)	If a Total Loss of the Airframe occurs prior to Delivery, the Lessor shall notify the Lessee promptly in writing (a Pre-Delivery Total Loss Notice).

(b)	Upon receipt by the Lessee of a Pre-Delivery Total Loss Notice:

(i)	the obligations of the Lessor to lease the Aircraft to the Lessee and of the Lessee to take the Aircraft on lease from the Lessor shall terminate; and

(ii)	the Lessor and the Lessee shall have no further obligations to each other under this Agreement other than as expressly set out in this Agreement.

19.2	Total Loss during the Lease Period

(a)

If the Airframe becomes a Total Loss during the Lease Period, the leasing of the Aircraft hereunder shall terminate on the Total Loss Date and the Lessee shall, on or before the Total Loss Payment Date pay or procure the payment to the Lessor or its designee of an amount (the Total Loss Amount) equal to the aggregate of:

(i)	all arrears of Rental and other amounts due but unpaid under this Agreement;

(ii)	the Agreed Value as at the Total Loss Date;

(iii)	an amount equal to the Rental that would have been payable in relation to the period from (and including) the Total Loss Date to (and including) the Total Loss Payment Date; and

(iv)

all Losses incurred by the Lessor in connection with the Total Loss (including the cost of recovering Insurance Proceeds or Requisition Proceeds and of exercising or enforcing any of its rights under the Relevant Documents), less an amount equal to (i) any Rental already received by the Lessor or its designee with respect to the period commencing on (but excluding) the Total Loss Date to (but excluding) the Total Loss Payment Date, and (ii) any Total Loss Proceeds already received by the Loss Payee and applied by it towards payment of the Total Loss Amount.

(b)	The Lessee shall be obliged to pay the Total Loss Amount in the circumstances contemplated by paragraph (a) above regardless of:

(i)	whether the Aircraft was insured or any amounts are recoverable under the Insurances;

(ii)	whether any amount payable under the Insurances is enough to cover the Total Loss Amount;

(iii)	the cause of the Total Loss; or

(iv)	whether any Requisition Proceeds are payable.

(c)

The Lessee shall do all things within its power that are necessary to assist the Lessor to collect or recover the Total Loss Proceeds and any other amounts that are due in respect of any loss or damage to the Aircraft.

(d)

If the Airframe becomes a Total Loss during the Lease Period, provided the Lessor or its designee has received the Total Loss Amount in full and no Lessee Obligation remains outstanding, subject to any applicable rights of salvage, if any part of the Aircraft (a Surviving Asset) has not become a Total Loss, the Lessor shall, at the Lessee’s cost transfer title to that Surviving Asset to the Lessee or its nominee (on an “as is, where is” basis and without recourse to or warranty from any Lessor Party or any Finance Party),

19.3	Total Loss of Engine or Part

(a)	If an Engine (a lost Engine) or Part (a lost Part) becomes a Total Loss and the Airframe has not become a Total Loss, the Lessee shall:

(i)	notify the Lessor and the Security Trustee promptly;

(ii)	replace the lost Engine or lost Part in accordance with paragraph (b) below; and

(iii)	continue to pay Rental and all other sums due under this Agreement as if the Total Loss had not occurred.

(b)	As soon as possible after the Total Loss referred to in paragraph (a) above, the Lessee shall replace the lost Engine or lost Part at its own expense by ensuring that:

(i)

title to a Replacement Engine or Replacement Part (and any Supplier Warranties relating to that Replacement Engine or Replacement Part) vests in the Owner free of any Security and becomes subject to this Agreement and to the Finance Documents;

(ii)

all steps are taken that may be required by law or reasonably requested by the Lessor and the Security Trustee to establish, maintain and protect the right, title and interest of the Lessor Parties and the Finance Parties in and to that Replacement Engine or Replacement Part; and

(iii)

(in the case of a Replacement Engine) if requested by the Lessor, the Lessor and the Security Trustee receive a legal opinion in form and substance satisfactory to the Lessor and the Security Trustee as to the matters referred to in this paragraph (b), following which the Replacement Engine or Replacement Part shall, as the case may be become an Engine or Part.

(c)

If the Lessor receives any Total Loss Proceeds in relation to a lost Engine, once the Lessee has performed its obligations under paragraphs (a) and (b) above, the Lessor shall pay to the Lessee or its nominee an amount equal to those Total Loss Proceeds received by the Lessor in relation to that lost Engine provided that:

(i)	no Default or Event of Default or default or event of default under an Associated Lease has occurred and is continuing;

(ii)

the Lessee has indemnified it in respect of any Losses and Taxes incurred by it in connection with that Total Loss and any other amounts then due and payable by the Lessee under the Relevant Documents; and

(iii)	it will, after paying that amount, be in the same position that it would have been in had it not received those Total Loss Proceeds.

20.	REQUISITION FOR HIRE

20.1	Lessee’s obligations

(a)

Subject to paragraph (b) below, if any Agency requisitions the Aircraft for hire during the Lease Period, the leasing of the Aircraft shall continue on the terms of this Agreement for the remainder of the Lease Period and the Lessee shall remain obliged to perform its obligations under this Agreement other than those obligations that it is unable to perform as a consequence of the requisition for hire.

(b)	If the Aircraft becomes a Total Loss during or as a consequence of its requisition for hire, the provisions of Clause 19 (Total Loss) shall apply.

20.2	Entitlement to compensation

(a)	The Lessee shall be entitled to all Requisition Proceeds in respect of the requisition for hire of the Aircraft which are paid to it or to the Lessor in relation to the Lease Period, provided that:

(i)	no Default or Event of Default (or default of event of default under an Associated Lease) has occurred and is continuing; and

(ii)	the Aircraft has not become a Total Loss.

(b)

The Lessor (or its designee) shall be entitled to all Requisition Proceeds in respect of any change in the structure or condition of the Aircraft which are paid to it or to the Lessee in relation to any period of requisition for hire of the Aircraft but shall, unless a Default or Event of Default (or default of event of default under an Associated Lease) has occurred, pay to the Lessee an amount equal to the lesser of:

(i)	the cost incurred by the Lessee in complying with its obligations under Clause 20.3 (Restoration of condition) and Clause 20.4 (Requisition at end of Lease Period); and

(ii)	the amount of such Requisition Proceeds received by the Lessor.

20.3	Restoration of condition

The Lessee shall put the Aircraft into the condition required by this Agreement at its cost as soon as practicable after any period of requisition for hire has ended, unless the Aircraft has become a Total Loss.

20.4	Requisition at end of Lease Period

If the Airframe is under requisition for hire or the subject of a Hijacking on the Original Expiry Date but a Total Loss has not yet occurred:

(a)

the Lessee’s obligations under this Agreement shall continue and the Lease Period shall (unless otherwise agreed between the Lessor and the Lessee) be deemed extended until the earlier of Redelivery following the end of the Requisition and the Total Loss Date; and

(b)

provided that the Lessee pays the Rental and all other amounts due under this Agreement, the Lessee shall, unless a Default or Event of Default (or default of event of default under an Associated Lease) has occurred and is continuing, be entitled to any Requisition Proceeds paid to the Lessor or to the Lessee in respect of the period from the Original Expiry Date to the earlier of Redelivery following the end of the Requisition and the Total Loss Payment Date.

21.	REDELIVERY

21.1	Redelivery

On the Expiry Date, unless the Airframe has become a Total Loss, the Lessee shall at its own expense, redeliver the Aircraft to the Lessor at the Redelivery Location.

21.2	Ground inspection

(a)

No less than two hundred and forty (240) days prior to the Original Expiry Date, the Lessee shall provide the Lessor with written notice of the date of, and a reasonably complete plan for the content of, the Final Maintenance.

(b)

At least ninety (90) days prior to the commencement of the Final Maintenance, the Lessee shall give the Lessor final written confirmation of the date of the commencement of, and any changes to the plan for, the Final Maintenance.

(c)	During the Final Maintenance:

(i)	the Aircraft shall be made available to the Lessor and the next operator of the Aircraft (if applicable) for ground inspection at the location of the Final Maintenance;

(ii)	if damage or corrosion is found, the Lessor shall have the right to have adjacent panels or areas opened to ensure that all such damage or corrosion is found.

(d)	At least ninety (90) days prior to the end of the Lease Period, the Lessee shall make the Technical Records available to the Lessor.

(e)	The Final Inspection shall include the procedures set out in Schedule 9 (Redelivery Condition).

21.3	Demonstration flight

Immediately prior to the Lessor’s technical acceptance of the Aircraft, the Lessee shall, at its own cost and using its own pilots, carry out a demonstration flight of the Aircraft of approximately two (2) hours with a minimum of two (2) of the Lessor’s representatives or observers (of which one (1) may be on the flight deck) in accordance with such procedures as may be mutually agreed between the Lessor and the Lessee (which shall be no less stringent than the procedures referred to in Clause 13.4 (Inspection)) to demonstrate that the Aircraft is in the Redelivery Condition.

21.4	Technical Acceptance

(a)

Upon completion of the Final Inspection and (unless otherwise agreed by the Lessor pursuant to this Clause 21.4 (Technical Acceptance)) the correction of any Defects, the Lessor shall execute and deliver to the Lessee a Return Acceptance Certificate which shall, except as provided therein, constitute conclusive evidence of the Lessor’s technical acceptance of the condition of the Aircraft.

(b)

If any Defects referred to in paragraph (a) above are not corrected when the Aircraft is scheduled to be returned the Lessor may, in its absolute discretion, accept the Aircraft with such Defects uncorrected and any such uncorrected Defects may be corrected by the Lessor after return of the Aircraft. Any such Defects and the cost of remedying such Defect shall be agreed between the Lessee and the Lessor and the Lessee shall pay the relevant agreed costs to the Lessor prior to Redelivery. If the cost of remedying any such Defect exceeds the cost agreed between the Lessor and the Lessee in accordance with this paragraph (b), the Lessee shall indemnify the Lessor on demand for such further costs reasonably incurred by the Lessor in correcting such Defects.

21.5	Redelivery Condition

Upon Redelivery, the Aircraft will be in a condition (the Redelivery Condition) that demonstrates that:

(a)	the Lessee has in all respects complied with its obligations under this Agreement as to maintenance, repair and general upkeep;

(b)	it is in the condition referred to in Schedule 9 (Redelivery Condition);

(c)	it is free and clear of all Security (other than Lessor’s Security);

(d)	the Engines that were installed on it at Delivery are installed on it at Redelivery (subject to Clause 15.4 (Permanent replacement of Engines and Parts);

(e)	it is in substantially the same configuration as it was in upon Delivery (subject to paragraph (a) of Clause 15.1 (General requirements) and Clause 15.5 (Permitted Modifications)); and

(f)	the Owner has the benefit of all Supplier Warranties in accordance with Clause 17.1 (Benefit of warranties) which are surviving on the Expiry Date.

21.6	Certification

(a)

Immediately prior to Redelivery, the Aircraft shall have a current certificate of airworthiness or equivalent in accordance with the regulations of the Aviation Authority and EASA or the FAA to allow the Aircraft to be used for the public transport of passengers and cargo.

(b)	The Lessee shall return the Aircraft with all documents necessary to enable the Lessor to deregister and export the Aircraft from the State of Registration immediately following Redelivery.

21.7	Failure to comply

(a)	If the Lessee fails to redeliver the Aircraft on the Expiry Date at the Redelivery Location in the Redelivery Condition:

(i)	the Lessor may require the Lessee at the Lessee’s expense to remedy promptly any Defects;

(ii)

the Lease Period shall be deemed extended until Redelivery (or any earlier date notified by the Lessor to the Lessee) and the Original Expiry Date shall be deemed to be replaced by the date on which Redelivery occurs or the date notified by the Lessor to the Lessee (as applicable); and

(iii)

the Lessee shall pay to the Lessor an amount equal to one fifteenth (1/15th) of the previous Month’s Rental per day until the Defects have been remedied and the Aircraft is redelivered to such location as the Lessor may direct.

(b)

The extension of the Lease Period and the payment by the Lessee of the amounts referred to in paragraph (a) above shall not constitute a renewal of the terms of this Agreement or a waiver of any of the Lessor’s rights under this Agreement and shall not give the Lessee any greater rights in respect of the Aircraft than it would have had if such an extension had not occurred, other than as may be necessary to enable the Lessee to comply with its obligations under this Clause 21 (Redelivery).

(c)

If the Lessee fails to remedy any Defects identified by the Lessor, the Lessor may remedy those Defects itself and the Lessee shall pay the Lessor immediately on demand the costs incurred by the Lessor in doing so.

21.8	Maintenance Program

(a)

The Lessee shall give the Lessor or its nominees reasonable access to the Maintenance Program and the Aircraft Documents prior to Redelivery when requested by the Lessor in order to assist the integration of the Aircraft into any subsequent operator’s fleet.

(b)

All no-charge Supplier’s Service Bulletin kits which have been ordered and received by the Lessee for the Aircraft but not installed on it shall be loaded on board the Aircraft as cargo at Redelivery or, at the Lessor’s request, promptly shipped to an address notified to the Lessee by the Lessor (at the Lessee’s cost).

21.9	Storage upon Redelivery

(a)

Upon the written request of the Lessor received at least five (5) Business Days prior to the end of the Lease Period, the Lessee shall store the Aircraft for a period (the Storage Period) of up to sixty (60) days and continue to maintain and insure the Aircraft, and maintain the registration of the Aircraft, provided that no Rental shall be payable with respect to such Storage Period and the Lessee shall not be entitled to operate the Aircraft during such Storage Period.

(b)	Upon five (5) Business Days’ written notice, the Lessee shall return the Aircraft to the Lessor.

(c)	The Lease Period shall be deemed to be extended during the Storage Period for the sole purpose of enabling the Lessee to comply with its obligations in paragraph (a) above during that Storage Period.

(d)

The Lessee shall notify the Lessor prior to the commencement of the Storage Period of the Lessee’s reasonable expenses for performing the obligations referred to in paragraph (a) above and the Lessor shall reimburse the Lessee such expenses promptly after receiving the Lessee’s invoice for the same.

22.	EARLY TERMINATION

22.1	Termination upon Illegality

(a)

If an Illegality Event or a Potential Illegality Event occurs, the Lessor and the Lessee shall consult with each other in accordance with Clause 22.3 (Consultation), if either Party requests the other to do so, to try to restructure the transactions contemplated by the Relevant Documents in a manner acceptable to the Lessor and the Lessee.

(b)

If an Illegality Event occurs and, if neither the Lessor nor the Lessee has requested consultation or, where consultation has been requested, the Consultation Period has terminated without any agreement by the Lessor and the Lessee as to the continuation or restructuring of the transactions contemplated by the Relevant Documents, the Lessor shall be entitled by written notice to the Lessee either:

(i)

if the Illegality Event or Potential Illegality Event occurs before Delivery, to cancel the obligations of the Lessor to lease, and of the Lessee to take on lease, the Aircraft under this Agreement and recover from the Lessee the amounts referred to in Clause 24.4 (Termination payments before Delivery); or

(ii)

if the Illegality Event or Potential Illegality Event occurs after Delivery, terminate the Lease Period on the Illegality Termination Date and recover from the Lessee the amounts referred to in Clause 24.5 (Termination payments following Delivery).

22.2	Termination for Change of Control

(a)

If the Lessee merges into any other corporation or entity, or conveys, transfers or leases in one or more transactions substantially all of its assets to any person, or spins off any operations in which the Aircraft is used, or undergoes a change of control (a Change of Control), the Lessee shall provide the Lessor written notice of said Change of Control no later than the lesser of (x) thirty (30) calendar days in advance of the closing date of any such Change of Control or (y) the earliest date permitted pursuant to applicable securities laws. The Lessee may continue leasing the Aircraft on the terms and conditions of this Agreement following a Change of Control without the Lessor’s consent provided that:

(i)

in the event that the Lessee is not the surviving entity, the Lessee causes the successor entity (the Successor) to execute and deliver to the Lessor, the Owner and the Security Trustee, on or before or concurrent with the consummation of any such Change of Control, duly authorized, valid, binding and enforceable documents and agreements, in form and substance reasonably satisfactory to the Lessor and the Security Trustee containing an assumption by the Successor of the due and punctual performance and observance of all terms, covenants, agreements and conditions of this Lease and the other Relevant Documents to be performed or observed by the Lessee;

(ii)

at the time of consummation of the Change of Control, the Lessee, if it is the surviving entity, or the Successor shall be solvent, and shall have a net worth no less than the Lessee had immediately prior to the Change of Control; and

(iii)	no material adverse change to the business of operations of the Lessee shall have occurred since the fiscal year of its last audited financial statements.

(b)

If the provisions of any of subparagraphs 22.2(a)(i), (ii), or (iii) above are not met, the Lessor’s consent to the continued leasing of the Aircraft shall be required. If Lessor shall fail to advise Lessee of its decision within fifteen (15) Business Days after receiving notice to the Change of Control, Lessor shall have deemed to have consented to such Change of Control

(c)

If the Lessor’s consent to a Change of Control is required and the Lessor does not give (and is not deemed to have given in accordance with paragraph (b) above) its consent to the continuation of the leasing of the Aircraft, the Lessor shall be entitled by written notice to the Lessee, to terminate the Lease Period on the date specified in such notice (the Change of Control Termination Date) and recover from the Lessee the amounts referred to in Clause 24.5 (Termination payments following Delivery).

22.3	Consultation

(a)

If either Party requests the other to consult pursuant to Clause 22.1 (Termination upon Illegality), the Lessor and the Lessee shall consult with each other for a period (the Consultation Period) of up to thirty (30) days to try to find a means of restructuring the transactions contemplated by the Relevant Documents so as to avoid or mitigate the effect of the event giving rise to the request for consultation.

(b)	Neither Party shall be obliged to implement any restructuring proposal made during the consultations referred to in paragraph (a) above.

(c)	Paragraph (a) above does not in any way limit the obligations of the Lessee under the Relevant Documents.

(d)	The Lessor may terminate the consultations referred to in paragraph (a) above at any time by written notice to the Lessee if:

(i)	a Default or an Event of Default or a default or event of default under an Associated Lease has occurred and is continuing;

(ii)	the Lessor reasonably believes that the rights of the Lessor Parties or the Finance Parties under the Relevant Documents are likely to be prejudiced if the consultations continue; or

(iii)	the continuation of the consultations would cause the Lessor to breach any applicable law.

(e)

The Lessee shall indemnify the Lessor and each Finance Party for all costs and expenses reasonably incurred by the Lessor or that Finance Party as a result of steps taken by it pursuant to this Clause 22.3.

(f)

The Parties expressly agree to waive and set aside their respective rights and obligations under any applicable law in the event of any termination of this Agreement to the extent that such law requires any judicial procurement for the termination of this Agreement.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 (Events of Default) is an Event of Default and (where applicable) for the purposes of article 17 of the Cape Town Convention are defaults giving rise to the rights and remedies specified in the Cape Town Convention.

23.1	Non-payment

The Lessee does not pay Rental, Supplemental Rental Amounts or any other amount payable under any Relevant Document on the due date, at the place and in the currency it is expressed to be payable unless:

(a)	its failure to pay is caused by an administrative or technical error; and

(b)	payment is made within three (3) Business Days of the due date.

23.2	Insurances

The Lessee fails to procure that the Insurances are obtained, maintained and kept in full force and effect or the Aircraft is operated outside the scope of the Insurances (unless in the circumstances referred to in paragraph (f) of Clause 18.3 (Lessor’s insurance requirements), the Lessee has grounded the Aircraft and is insuring it in accordance with that paragraph (f)).

23.3	Other obligations

(a)

The Lessee does not comply with any provision of a Relevant Document to which it is a party (other than a provision referred to in Clause 23.1 (Non-payment) or Clause 23.2 (Insurances) or Clause 23.3(b)) and, where that failure is capable of being remedied, fails to remedy it within seven (7) days after being required by the Lessor to do so.

(b)	The Lessee does not comply with Clause 6.8 (Lessee’s Air Operator Certificate).

23.4	Misrepresentation

Any representation or statement made or deemed to be made by the Lessee in any Relevant Document or any other document delivered by or on behalf of the Lessee under or in connection with a Relevant Document is or proves to have been incorrect or inaccurate in any material respect when made or deemed to be made.

23.5	Financial Indebtedness

(a)	Any Financial Indebtedness of the Lessee is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of the Lessee is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of the Lessee is cancelled or suspended by a creditor of any Lessee as a result of an event of default (however described).

(d)	Any creditor of the Lessee becomes entitled to declare any Financial Indebtedness of the Lessee due and payable before its specified maturity as a result of an event of default (however described),

but no Event of Default will occur under paragraphs (a) to (d) above if:

(i)	the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) and (d) above is less than the $250,000; or

(ii)

the Lessee is contesting the obligation to pay, the cancellation or the suspension in good faith by appropriate proceedings and is able to demonstrate to the Lessor’s reasonable satisfaction that it has sufficient financial resources to meet the relevant Financial Indebtedness.

23.6	Insolvency

(a)

The Lessee is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the Lessee’s assets is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of the Lessee’s indebtedness.

23.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Lessee other than a solvent liquidation or reorganization on terms approved by the Lessor before the liquidation or reorganization is undertaken;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Lessee;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of the Lessee on terms approved by the Lessor before the appointment is made), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Lessee or any of its assets; or

(d)	the enforcement of any Security over any assets of the Lessee,
or	any analogous procedure or step is taken in any jurisdiction.

23.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Lessee and is not discharged within five (5) Business Days.

23.9	Repudiation

The Lessee repudiates a Relevant Document or evidences an intention to repudiate a Relevant Document.

23.10	Change of business

The Lessee suspends or ceases or threatens to suspend or cease to carry on its business as a commercial airline operating on scheduled routes or disposes or threatens to dispose of all or a material part of its undertaking, properties, assets, rights or revenues (otherwise than a transfer or disposal in the ordinary course of business for full commercial value), or the Lessee merges with any other person whether by one or a series of transactions, related or not (other than for the purpose of a solvent reconstruction or amalgamation the terms of which have received the prior written consent of the Lessor).

23.11	Cross-default

As a result of an event of default (however described) in any applicable documentation, or any lease, hire purchase agreement, lease purchase agreement, conditional sale agreement or other agreement under which the Lessee has possession of any property becomes capable of being terminated or is terminated where the amount payable on termination or the value of the property leased would exceed $250,000.

23.12	Certificates and licenses

The Aircraft is flown:

(a)	without a valid certificate of airworthiness issued by the Aviation Authority; or

(b)

without any other valid Authorization required under any applicable laws or regulations of the State of Registration (including the Aviation Authority) or any jurisdiction to, over or within which the Aircraft may be flown, the effect of which would be to invalidate the Insurances or result in the seizure, confiscation or detention of the Aircraft.

23.13	Registration and Authorizations

(a)

The registration of the Aircraft with the Aviation Authority is cancelled or any governmental or other Authorization required by any Lessee to enable it to perform its obligations under the Relevant Documents is withdrawn or modified and:

(i)	that cancellation is not revoked within ten (10) days;

(ii)	the Aircraft is not grounded pending the revocation of that cancellation; and

(iii)	any Lessor Party or any Finance Party is, in the Lessor’s opinion, materially and adversely affected.

(b)	After the Lessee first becomes a Certificated Air Carrier, it ceases to be a Certificated Air Carrier.

23.14	Prejudicial act or omission

The rights and interests of the Lessor Parties or the Finance Parties in the Aircraft are, in the opinion of the Lessor, materially jeopardized or prejudiced due to any act or omission of the Lessee.

23.15	Arrest or detention of Aircraft

The Aircraft is arrested, taken in execution, forfeited or otherwise detained in exercise (or purported exercise) of any Security or other claim and the Lessee fails to procure its release within ten (10) days (or any longer period that the Lessor may, in its absolute discretion, agree in writing).

23.16	Flight Charges

The Lessee does not pay Flight Charges or any other amount payable to Eurocontrol, the Aviation Authority or any other relevant air navigation authority on the due date, at the place and in the currency such charges are expressed to be payable, unless payment is made within seven (7) days of its due date.

23.17	Material adverse change

The Lessor determines that an event of circumstance exists or has occurred which has or might have a Material Adverse Effect.

23.18	Judgements

A final, non-appealable judgment for the payment of money in excess of $500,000 (or the equivalent thereof), or in the aggregate, final non-appealable judgments for the payment of money in excess of US$1,000,000 (or the equivalent thereof) not covered by insurance shall be rendered against the Lessee and the same shall remain undischarged for the later of thirty (30) days or the deadline for payment thereof as set forth in such judgment or judgments during which neither execution of such judgment or judgments shall be effectively stayed nor adequate bonding fully covering such judgment or judgments shall exist.

23.19	Associated Event of Default

An event of default (however described) has occurred under an Associated Lease.

23.20	Conditions Subsequent

Any Condition Subsequent fails to be satisfied in accordance with Clause 4.2 (Conditions Subsequent) and has not been waived by the Lessor.

24.	CONSEQUENCES OF AN EVENT OF DEFAULT

24.1	Consequences of an Event of Default

The occurrence of any Event of Default shall entitle the Lessor to terminate and/or cancel the leasing of the Aircraft in accordance with Clause 24.2 (Lessor’s rights) and to recover the amounts specified in Clause 24.5 (Termination payments following Delivery) from the Lessee.

24.2	Lessor’s rights

(a)	At any time after an Event of Default has occurred the Lessor may, at its option:

(i)	direct the Lessee either:

(A)	to procure that the Aircraft is left at the airport where it is then located, in which event the Lessee’s right to retain possession of the Aircraft shall immediately terminate; or

(B)

at the Lessee’s expense, immediately return the Aircraft to the Lessor at such location as may be directed by the Lessor, in the manner specified in such notice, and such return shall not be delayed for purposes of complying with the return conditions specified in Clause 21 (Redelivery) (without prejudice to the Lessor’s rights under Clause 24.5(b)(iii)) or delayed for any other reason.

(ii)

to the extent permitted by applicable law, enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at the Lessor’s sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, all without liability accruing to the Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damage caused by gross negligence or willful misconduct of Lessor;

(iii)

without being obliged to give notice to the Lessee, take all steps necessary to deregister and export the Aircraft from the State of Registration and/or retake possession of the Aircraft wherever it is located;

(iv)	by notice to the Lessee (a Default Notice) terminate and/or cancel the leasing of the Aircraft hereunder;

(v)	if Delivery has not yet taken place, terminate its obligation to lease the Aircraft to the Lessee by giving a Default Notice;

(vi)	enforce the performance by the Lessee of its obligations under this Agreement; and

(vii)

recover damages from the Lessee for breach of this Agreement and any other Relevant Documents and pursue any other remedies that it may have under applicable law by whatever court action the Lessor considers appropriate.

(viii)

sell at private or public sale, as the Lessor in its sole discretion may determine, or hold, use, operate or lease to others the Aircraft as the Lessor in its sole discretion may determine, all free and clear of any rights of Lessee;

(ix)	issue a grounding notice with respect to the Aircraft such that Lessee may no longer utilize the Aircraft; or

(x)	exercise any other right or remedy which may be available to it under applicable law or under the Cape Town Convention.

(b)

To help the Lessor to enforce its rights under this Agreement following an Event of Default, the Lessee irrevocably authorizes the Lessor to enter into any premises belonging to, occupied by or under the control of the Lessee to retake possession of the Aircraft, and acknowledges that neither any Lessor Party nor any Finance Party shall be responsible for any loss or damage caused by it when doing so, except damage caused by gross negligence or willful misconduct of Lessor.

(c)	Where relevant:

(i)	the Lessor and the Lessee agree that the remedies provided for in the Cape Town Convention shall be available to the Lessor on the occurrence of an Event of Default;

(ii)	For the avoidance of doubt, the Lessor shall be entitled to apply for any of the orders listed in article 20(1) of the Cape Town Convention;

(iii)	For the avoidance of doubt, the Lessee consents to the availability and extra-judicial exercise of the remedies provided by articles 14 and 15 of the Cape Town Convention; and

(iv)	For the purposes of article 23(5)(a) of the Cape Town Convention, the relevant standard of maintenance is as set out in Clause 15 (Maintenance and repair) of this Agreement.

24.3	Lessor’s right to remedy

If the Lessee fails to comply with any provision of this Agreement:

(a)	the Lessor may, without being obliged to do so and without prejudicing its right to treat that failure as an Event of Default, procure that the provision is complied with on behalf of the Lessee; and

(b)	the Lessee shall indemnify the Lessor immediately on demand for any amounts paid by the Lessor (including legal costs) in connection with that failure.

24.4	Termination payments before Delivery

If the Lessor terminates its obligation to lease the Aircraft to the Lessee before Delivery in accordance with paragraph (c) of Clause 22.2 (Termination for Change of Control) or paragraph (a)(v) of Clause 24.2 (Lessor’s rights), the Lessee shall immediately on demand pay to the Lessor (or its designee) amount equal to the aggregate of:

(a)	any sums (whether in respect of interest, costs, fees, expenses or otherwise) then accrued under the Relevant Documents;

(b)

any sums (whether in respect of Late Payment Charges, interest, costs, fees, expenses or otherwise) which are payable or forfeited under any agreement with any Supplier as a result of the Lessor terminating or varying that agreement as a consequence of the termination;

(c)	all Losses which the Lessor may incur as a consequence of the termination of its obligation to lease the Aircraft, including but not limited to:

(i)

any loss of profit suffered by the Lessor because of the Lessor’s inability to place the Aircraft on lease with another lessee on terms as favorable to the Lessor as this Agreement or because any use to which the Lessor is able to put the Aircraft is not as profitable to the Lessor this Agreement would have been;

(ii)	any amount of interest, fees or other sums paid or payable on account of funds borrowed in order to fund any unpaid amount, and

(iii)

any Loss incurred by the Lessor in unwinding any financing, guarantee, deposit, swap, forward interest rate agreement or other financial instrument undertaken or entered into in connection with the leasing of the Aircraft to the Lessee.

24.5	Termination payments following Delivery

If, after Delivery, the Lessor terminates and/or cancels the leasing of the Aircraft pursuant to paragraph (b)(ii) of Clause 22.1 (Termination upon Illegality), paragraph (c) of Clause 22.2 (Termination for Change of Control) or paragraph (a)(iv) of Clause 24.2 (Lessor’s rights), the Lessee shall pay to the Lessor (or its designee) on the Expiry Date as liquidated damages for loss of a bargain and not as a penalty the amount (the Termination Amount) that the Lessor notifies the Lessee in writing to be the aggregate of:

(a)	all arrears of Rental and all other amounts payable under this Agreement and the other Relevant Documents that are due but unpaid at the Termination Date;

(b)	an amount equal to all Losses incurred by the Lessor in connection with:

(i)	recovering or having possession of the Aircraft;

(ii)	recovering Rental or other amounts due under this Agreement;

(iii)	returning the Aircraft to the condition required by Clause 21.5 (Redelivery Condition); and

(iv)	exercising or enforcing any of its rights under the Relevant Documents; and

(c)

(except in the case of a termination pursuant to pursuant to paragraph (b)(ii) of Clause 22.1 (Termination upon Illegality)) an amount equal to any other Losses which the Lessor may incur as a consequence of any Event of Default and/or the termination of the leasing of the Aircraft, including but not limited to:

(i)

any loss of profit suffered by the Lessor because of the Lessor’s inability to place the Aircraft on lease for the remaining balance of the Original Lease Period with another lessee on terms as favorable to the Lessor as this Agreement or because any use to which the Lessor is able to put the Aircraft for the remaining balance of the Original Lease Period following Redelivery is not as profitable to the Lessor as this Agreement would have been;

(ii)	any amount of interest, fees or other sums paid or payable on account of funds borrowed in order to fund any unpaid amount; and

(iii)

any Loss incurred by the Lessor in unwinding or terminating any financing, guarantee, deposit, swap, forward interest rate agreement or other financial instrument undertaken or entered into in connection with the leasing of the Aircraft to the Lessee.

24.6	Further demands

After a demand has been issued under Clause 24.4 (Termination payments before Delivery) or Clause 24.5 (Termination payments following Delivery), the Lessor may issue further demands in respect of any amounts referred to in those Clauses which had not yet been incurred and/or quantified when any previous demand was made.

25.	TRANSFERABILITY

25.1	Transfer by Lessee

The Lessee may not assign, transfer, grant any Security over or otherwise dispose of any of its rights, title or obligations in, to or under this Agreement or any of the Aircraft Assets unless the Lessor has first given its written consent and any assignment, transfer or grant in breach of this provision shall be void ab initio.

25.2	Transfer by Lessor

(a)

The Lessor may assign, grant any Security over or otherwise dispose of any of its rights or title in, to or under this Agreement or any of the Aircraft Assets in the manner contemplated by the Relevant Documents.

(b)

The Lessor may at any time transfer to any person (a Lessor Transferee) the Aircraft and/or all of its rights and obligations under this Agreement and the other Relevant Documents (the Transferred Assets) provided that:

(i)

the Lessee shall have no greater obligation or liability under this Agreement and the other Relevant Documents as a result of such transfer, based on current laws in effect at the time of such transfer, than it would have had if such transfer had not taken place, including, for the avoidance of doubt, with respect to any Taxes the Lessee shall have no obligation or liability to pay any Tax as a result of such transfer, based on current laws in effect at the time of such transfer, that it would not have had to pay if such transfer had not taken place;

(ii)	the Lessor shall procure that the Lessor Transferee provide to the Lessee a covenant of quiet enjoyment in substantially the same terms as that set out in Clause 8 (Quiet enjoyment);

(iii)

the Lessor shall provide the Lessee with written notice of such transfer at least ten (10) days prior to the date of such transfer, specifying the name and address of the proposed Lessor Transferee; and

(iv)

the Lessee shall not bear any out-of-pocket costs or expenses or any Taxes (including stamp Taxes) that may be payable with respect to the arrangements to transfer the Transferred Assets and the Lessor shall indemnify the Lessee in relation thereto, provided that the Lessee shall, at the Lessor’s cost do everything that the Lessor may reasonably request to mitigate any such costs, expenses or Taxes.

(c)

The Lessee acknowledges that an increase in the number of Indemnitees as a consequence of a transfer referred to in this Clause 25.2 (Transfer by Lessor) shall not, of itself, constitute an increase in Lessee’s obligations under this Agreement or the other Relevant Documents.

(d)

The Lessee agrees to execute and deliver any other instruments that may from time to time be required by law or reasonably requested by the Lessor to give effect to any assignment or transfer referred to in this Clause 25.2 (Transfer by Lessor), in each case at the Lessor’s cost.

25.3	Finance Parties

(a)

The Lessee undertakes to provide all reasonable assistance to the Lessor Parties and to any Finance Party to enable the Lessor Parties to enter into arrangements to finance or re-finance the Aircraft (financing) at the time and in the manner reasonably required by the Lessor, which may include the assignment, transfer, grant of security or other disposal of their respective interests in the Aircraft Assets.

(b)	If, as a consequence of any financing arrangements, the Lessor requires the Lessee to:

(i)	amend the Insurances (including, for the avoidance of doubt, increasing the Agreed Value), the Lessee shall make such amendments; and/or

(ii)

redeliver the Aircraft on the Expiry Date in a condition (the New Redelivery Condition) which differs from the Redelivery Condition, then provided that the Lessor has provided details of the New Redelivery Condition to the Lessee within six (6) months prior to the Expiry Date:

(A)	the Lessee shall redeliver the Aircraft under Clause 21 (Redelivery) in the New Redelivery Condition in place of the Redelivery Condition; and

(B)

the Lessor shall pay the Lessee on the Expiry Date an amount equal to the amount by which the cost reasonably incurred by the Lessee in redelivering the Aircraft in that New Redelivery Condition exceeds the cost that would have been reasonably incurred by the Lessee had it instead redelivered the Aircraft in the Redelivery Condition.

(c)	The Lessor shall procure that any relevant Finance Party provide to the Lessee a covenant of quiet enjoyment in substantially the same terms as that set out in Clause 8 (Quiet enjoyment).

26.	FURTHER PROVISIONS

26.1	Nature of Lessee’s obligations

All obligations of the Lessee under this Agreement constitute conditions, the time for performance of which will be of the essence (without prejudice to the grace periods specified in Clause 23 (Events of Default)).

26.2	Further assurances

The Lessee agrees to do anything and execute and deliver any other instruments that may from time to time be required by law or reasonably requested by the Lessor to establish, maintain and protect the rights and remedies of the Lessor Parties and the Finance Parties and to give effect to the Relevant Documents.

26.3	Remedies and waivers

(a)

No failure to exercise, nor any delay in exercising on the part of the Lessor, any right or remedy under the Relevant Documents shall operate as a waiver, nor shall any single or partial exercise of any other right or remedy prevent any further or other exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(b)

The rights of the Lessor against the Lessee or in relation to the Aircraft (whether arising under this Agreement or applicable law) are not capable of being waived or varied otherwise than by an express waiver or variation in writing.

26.4	Delegation

The Lessor may delegate to any person or persons all or any of its rights, powers or discretions under this Agreement and may do so upon such terms and conditions as it thinks fit, in its absolute discretion

26.5	Variation

This Agreement may only be varied by an instrument in writing executed by or on behalf of the Lessor and the Lessee.

26.6	Confidentiality

(a)

Each Party acknowledges that the commercial and financial arrangements evidenced by the Relevant Documents and any other confidential financial or other information supplied by one Party to the other Party in relation to the transactions contemplated by the Relevant Documents (together the Confidential Information) are considered by the other Party to be confidential.

(b)	Each Party shall treat the Confidential Information as confidential and shall not disclose the Confidential Information to any person without the prior written consent of the other Party except:

(i)	to its professional advisers; or

(ii)	as may be required by any applicable law; or

(iii)	in the case of disclosure by the Lessor, to any Lessor Party, any Affiliate of the Lessor, any Finance Party or prospective Finance Party or any prospective new lessor,

provided that, in connection with any such disclosure, each Party shall request, and shall use reasonable endeavors to obtain, confidential treatment of the Confidential Information.

26.7	Partial invalidity

If, at any time, any provision of a Relevant Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

26.8	Entire agreement

The Relevant Documents constitute the entire agreement between the Lessor and the Lessee in relation to the leasing of the Aircraft by the Lessor to the Lessee, and override all previous proposals, agreements and other written and oral communications relating to it.

26.9	Counterparts

To the extent, if any, that this Lease constitutes chattel paper no security interest in this Lease or in any Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be so identified as the counterpart of this Lease or such Lease Supplement that contains the original receipt executed by Lessor or, if Lessor has assigned its rights to a third party in accordance with this Lease, such third party, in each case on the signature page thereof. Subject to the preceding sentence, this Agreement and the Lease Supplement may be executed in any number of counterparts, and by each party on separate counterparts. All counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

26.10	Set-Off

(a)

The Lessor may set off any matured obligation owed by the Lessee under any Relevant Document or any Other Relevant Document against any obligation (whether or not matured) owed by the Lessor to the Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, the Lessor may convert either obligation at the market rate of exchange available in New York or (at the Lessor’s option) London for the purpose of the set-off.

(b)

If an obligation is unascertained or unliquidated, the Lessor may in good faith estimate that obligation and set off in respect of the estimated amount, in which case when the obligation is ascertained or liquidated the Lessor or the Lessee shall make a payment to the other (as appropriate) in respect of any amount by which the ascertained or liquidated amount differs from the estimated amount.

(c)

Notwithstanding any other provision of this Agreement, the Lessor shall not be obliged to pay any amount to the Lessee under any Relevant Document or any Other Relevant Document so long as any sums which are then due from the Lessee under any Relevant Document or any Other Relevant Document remain unpaid or if any Event of Default is subsisting at such time, and any such amount which would otherwise be due shall fall due only if and when the Lessee has paid all such sums, except to the extent that the Lessor otherwise agrees in writing or sets off such amounts against such payment pursuant to paragraph (a) of this Clause 26.10 (Set-Off).

26.11	Expenses

Each party shall bear its own costs and expenses (including legal expenses) associated with the preparation, negotiation and execution of this Agreement and any other Relevant Document, provided that if the Aircraft is not delivered to the Lessee pursuant to this Agreement due to the failure by the Lessee to comply with its obligations hereunder, then the Lessee agrees to bear the Lessor’s costs and expenses (including legal expenses) associated with the preparation, negotiation and execution of this Agreement and the other Relevant Documents.

26.12	English Language

(a)	The Lessee confirms that it has read and understood the content and consequences of this Agreement and has no objection to executing it only in an English language version.

(b)

Each Party agrees that if this Agreement is executed in a version in any language other than English, the English version shall, to the extent not prohibited under applicable laws, prevail in the event of any conflict between them.

26.13	True Lease

(a)	The parties intend and agree that this Agreement:

(i)	constitutes a “true lease” and not a “security interest” as defined in Section 1- 201(37) of the UCC; and

(ii)

confers only a leasehold interest on Lessee in and to the Aircraft on and subject to the terms of this Agreement, and no ownership or other interest with respect to the Aircraft is provided to Lessee under this Agreement.

(b)	Lessee shall not file any tax return that is inconsistent with the provisions of Clause 26.13(a).

26.14	Section 1110

Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under Section 1110. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of Section 1110 to be fulfilled in order to entitle Lessee to continue use and possession of the Aircraft under this Agreement. In the event Section 1110 is amended, or it is repealed and another statute is enacted in place thereof, Lessor and Lessee agree to amend this Agreement and take such other action (to the extent not inconsistent with this Agreement) as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and Lessors of aircraft similarly situated to Lessor.

27.	NOTICES

27.1	Communications in writing

Any communication to be made under or in connection with the Relevant Documents shall be made in writing and, unless otherwise stated, may be made by fax, email or letter.

27.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Relevant Documents is:

(a)	in the case of the Lessor:

FALCON MSN 2695 TRUST, a Delaware statutory trust

c/o Wilmington Trust Company, as Owner Trustee

1100 North Market Street

Wilmington, Delaware 19890-1605

Attn: Corporate Trust Administration

Facsimile: 302-636-4141

with a copy to Falcon Aerospace USA LLC at:

c/o Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

with a copy to Dubai Aerospace Enterprise (DAE) Ltd. at:

Dubai Aerospace Enterprise (DAE) Ltd.

Level 3, Building 4

Dubai International Financial Centre

PO Box 506592

Dubai, United Arab Emirates

Fax:                    +971 4 425 0384

Email:                daecapitalnotices@dubaiaerospace.com

Attention:          General Counsel

(b)	in the case of the Lessee:

Global Crossing Airlines, Inc.

4200 N.W. 36th Street

Bldg 5A Miami Intl Airport

Miami, Florida 33152

Fax:                    (786) 369 7058

Email:                ed.wegel@globalxair.com; ryan.goepel@globalxair.com

Attention:          Edward Wegel, CEO

or any substitute address, email address, fax number or department or officer as that Party may notify to the other Party by not less than five (5) Business Days’ notice.

27.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with the Relevant Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of email, when delivered, provided the sender does not receive an automated delivery failure notification in response to its email;

(c)	if by way of letter, when left at the relevant address;

and, if a particular department or officer is specified as part of its address under Clause 27.2 (Addresses), if addressed to that department or officer.

27.4	Electronic communication

Lessee undertakes to maintain at all times throughout the Lease Period the email address listed in Clause 27.3 (Delivery) (or a replacement email address notified pursuant to Clause 27.3 (Delivery)) as a fully functioning email address for receipt of notices and communications hereunder. If Lessor is unable to deliver a notice or communication hereunder as a result of Lessee’s failure to comply with this Clause 27.4, any notice or communication sent by Lessor to Lessee using the email address listed in Clause 27.3 (Delivery) (or, as applicable, a replacement email address notified pursuant to Clause 27.3 (Delivery)) shall be deemed to have been delivered when the email is sent by the Lessor notwithstanding the Lessor’s receipt of a delivery failure notification so long as the Lessor promptly delivers a copy of such notice or communication to the Lessee using one of the other methods of delivery provided for in Clause 27.2 (Addresses).

27.4	English language

(a)	Any notice given under or in connection with any Relevant Document must be in English.

(b)	All other documents provided under or in connection with any Relevant Document must be:

(i)	in English; or

(ii)	if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.	GOVERNING LAW AND ENFORCEMENT

28.1	Governing law

PURSUANT TO AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO AGREE THAT THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES.

28.2	Jurisdiction of New York courts

(a)

With respect to any suit, action or proceedings relating to this Agreement or any other Relevant Document or any matter between the parties arising under or in connection with this Agreement or any other Relevant Document (Proceedings), each party irrevocably: (i) submits to the exclusive (subject, in the case of the Lessor, to paragraph

(b)

below) jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Each party hereby agrees that, subject to any rights of appeal, a final judgment in any such Proceedings shall be conclusive and may be enforced in other jurisdictions otherwise having jurisdiction over such party by suit on such final judgment or in any other manner provided by law.

(b)

Notwithstanding paragraph (a) above, nothing in this Lease or any other Relevant Document shall preclude the Lessor from bringing Proceedings: (i) in any other court of competent jurisdiction; and (ii) concurrently in more than one jurisdiction. Each party irrevocably submits to the jurisdiction of any such court and waives any objection to the exercise of such jurisdiction.

28.3	Service of Process

Each of the Lessor and the Lessee consents to the service of process relating to any proceedings involving, directly or indirectly, any matters arising out of or relating to this Agreement by U.S. postal service registered mail (prepaid, return receipt requested) of a copy of the process to such address as may be identified in Clause 27.2 (Addresses) (as may be amended and notified in writing to the other Party from time to time).

28.4	Waiver of Jury Trial

EACH OF THE LESSEE AND THE LESSOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY PROCEEDINGS, including, without limitation, contract claims, tort claims, breach of duty claims and other common law and statutory claims. Each of the Lessor and the Lessee represents and warrants that each Party has reviewed and voluntary waives its jury trial rights following consultation with its legal counsel. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LEASE. In the event of litigation, this Clause 28.4 may be filed as a written consent to a trial by the court.

28.5	Waiver of immunity

The Lessee irrevocably:

(a)

consents generally to relief being given against it by way of injunction or order for specific performance or for the recovery of any property whatsoever and to its property being subject to any process of enforcement; and

(b)

waives and agrees not to claim any immunity from suits and proceedings and from all forms of execution or attachment to which it or its property is at any time entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

DESCRIPTION OF AIRCRAFT

1.	AIRFRAME

Manufacturer                 Airbus

Type and model:            A320-200

Serial number:                2695

2.	ENGINES

Engine Manufacturer     CFM International, Inc.

Type and model:            CFM56-5B4/P

3.	APU

Manufacturer                  Honeywell

Type and model:             GTCP 131-9A

4.	LANDING GEAR

Manufacturer:                 Messier Dowty

Serial Number:               NG: B2054

                                                   LH MLG: M-DG-3103

                                                   RH MLG: M-DG-3104

5.	AIRCRAFT DOCUMENTS

At Delivery the Lessor will provide the following Aircraft Documents and Records to the Lessee (in digital format, to the extent available from the previous operator):

A.	Certificates

A001	Certificate of Airworthiness and Airworthiness Review Certificate (if applicable)

A002	Current Aircraft Registration

A003	C of A for Export (if applicable)

A004	Noise Limitation Certificate (AFM page)

A005	Radio Station License (if applicable)

A006	Aircraft deregistration confirmation (if applicable)

A007	Burn Certificates – Cabin Interiors – as follows:

Certification of compliance with the fire blocking requirements as outlined in FAR / EASA CS 25 including:

-	Seat cushions*

-	Back rest cushions*

-	Dress covers*

-	Carpets and Curtains

-	Flight Attendant Seat Cushion and Covers

-	Cockpit Observer’s Seat Cushion and Covers

-	Galley Floor Covering

-	Interior Surfaces (if refurbished)

*	Including “in combination” burn certification (if applicable)

B.	Aircraft Maintenance Status Summaries

B001	Certified current Time in Service (Hours & Cycles) and maintenance status

B002	Certified status of Airframe & Appliance Airworthiness Directives including method of compliance

B003	Certified status of Service Bulletins Incorporated

B004	Certified status of all non-SB and Major Modifications/STC’s including acceptable State of Manufacture Certification B005 Certified status of SSI

B006	Certified status of CPCP (if applicable)

B007	Certified inventory of Hard Time Components (Fitted listing)

B008	Certified inventory of OC/CM Components (Fitted listing)

B009	Certified status of Check/Inspection History & Current Status of Checks

B010	List of Deferred Maintenance Items (if applicable)

B011	List of Out of Phase Checks, Special Requirements, Time Limited Repairs (if any)

B012	Aircraft Accident & Incident Statement

B013	Structural repairs and damage Status (including Dent & Buckle Chart)

B014	Certification Maintenance Requirements (CMR) item status

B015	Aircraft Flight Time Report / Aircraft Log Book (if applicable)

C.	Aircraft Maintenance Records

C001	Technical Logs (Minimum of 1 year)

C002	A Checks - Last complete cycle of A Checks (or equivalent)

C003	C Checks - Last Complete cycle of C Checks (or equivalent)

C004	All Major Checks

C005	CPCP Tasks including DFP and finding reports

C006	Dirty Finger Print Certification (DFP) – AD’s – DFP must reference AD and/or Applicable SB

C007	Dirty Finger Print Certification – SB’s

C008	Dirty Finger Print Certification – STC Documentation and All other modifications

C009	Dirty Finger Print certification - All Structural repairs/structural damage

C010	Details of State of Manufacture approval basis – All non-SRM Structural repairs

C011	Certification Maintenance Requirement (CMR) Dirty Finger Prints

C012	Last Weighing Report including Schedule

C013	Last Balancing of All Control Surfaces

C014	Last Demonstration Flight Report

C015	Certified ETOPS compliance report (if applicable)

D.	Configuration Status

D001	Approved and certified LOPA

D002	Galley Drawings & Galley OHM (or Component Maintenance Manual)

D003	Emergency Equipment Drawing/Listing (listing to be part of overall (Component List)

D004	Loose Equipment Inventory (e.g. galley trolley’s, inserts, flyaway kits etc.)

D005	Inventory Listing of Avionic Units installed (listing to be part of overall Component List)

E.	Aircraft Historical Records

E001	Certificate of Airworthiness (Export) from State of Manufacture ( if applicable)

E002	Manufacturer’s AD Report

E003	Manufacturer’s Inspection Report, Initial Equipment list / Aircraft Readiness Log (or equivalent)

E004	Manufacturer’s repair/alteration report

E005	Manufacturer’s SB Report

E006	Service Difficulty Reports (if any)

E007	Aircraft Historical / Miscellaneous Log (or equivalent)

E008	Last Flight Data Recorder Data Dump

F.	Engine Records

F001	Certified Statement on Status of Each Engine

F002	Certified Status of Engine Airworthiness Directives including Method of Compliance

F003	Manufacturer’s Modifications & SB Status

F004	In-house Modifications (if applicable)

F005	Certified LLP Listing (Disk Sheet)

F006	Manufacturer Delivery Document

F007	Complete copies of all historical engine/module Shop Visit Reports

F008	LLP Status and Back To Birth Traceability data

F009	Condition Monitoring Report

F010	Master Records of Installation/Removals

F011	Last Borescope Report, including video if available

F012	Last Test Cell Run Report

F013	Last On-Wing Ground Run

F014	Engine Accident & Incident Statement

F015	Approved ETOPS compliance report (if applicable)

F016	Type of Engine Oil Used

F017	Statement of Exceedances and corrective actions per the maintenance manual (to be extracted from the Aircraft Technical Log) (if applicable)

F018	Power Rating Operation Statement (Cycles of operation e.g. B1, B2, C1 etc.)

G.	APU

G001	Certified Statement on Status of APU

G002	Certified Status of APU Airworthiness Directives including Method of Compliance

G003	Manufacturer’s Modifications & SB Status

G004	APU Log Book/Master Record of Installation/Removals

G005	Copies of all APU Shop Visit Reports & Reason for Removal

G006	Statement of APU Hours to Aircraft Flying Hours (ratio) (if applicable)

G007	LLP Status and Back To Birth Traceability data

G008	Last On-Wing/Health Check Data sheets (if applicable)

G009	Last Test Cell Run

G010	Approved ETOPS compliance report (if applicable)

G011	Type of APU Oil Used

H.	Component Records

H001	*Approved Release to Service Certification for Hard Time Components

H002	*Approved Release to Service Certification for OC/CM Components (for components installed during the preceding 12 months)

I.	Landing Gears

I001	*Approved Release to Service Certification for major assemblies on each Gear from last Overhaul

I002	LLP Status and Back-To-Birth Traceability data

I003	Last Overhaul Shop Visit report

J.	Manuals

To access from My Boeing Fleet

K.	Miscellaneous

K001	Maintenance Program Specifications (previous operator’s) and reference to Manufacturer’s MPD task numbers

K002	Reference Material for Interpretation of Status Summaries, or cross-reference for Part Numbers

*	Items H001, H002 and I001 to be covered by EASA Form 1 or FAA Form 8130-3 or equivalent.

SCHEDULE 2

DOCUMENTS AND FINANCE PARTIES

Part A

Relevant Documents

1.	Lease Supplement No. 1

2.	The Assignment of Insurances

3.	The Assignment of Reinsurances (if applicable)

4.	The Deregistration Power of Attorney

5.	The IDERA

6.	The Acceptance Certificate

7.	Any Lessee Consent

Part B

Finance Documents

1.	The New York Law Mortgage

2.	Any Lessee Notice of Assignment

SCHEDULE 3

CONDITIONS

Part A

Execution Conditions Precedent

1.	LESSEE’S CORPORATE DOCUMENTS

(a)

Copies of the Lessee’s certificate of incorporation, company registry extract and articles of incorporation and/or other constitutional documents, certified to be true, complete and up to date by a duly authorized officer of the Lessee.

(b)

Copies of resolutions of the Lessee’s board of directors authorizing the Lessee to enter into and perform each of the Relevant Documents to which it is a party and the transactions contemplated by them, certified to be true, complete and up to date by a duly authorized officer of the Lessee.

(c)

A certificate of a duly authorized officer of the Lessee setting out the names and signatures of the individuals authorized to sign each of the Relevant Documents to which it is a party and any related notice or document.

2.	KYC

The following Know Your Customer Documentation in form and substance satisfactory to the Lessor and the Security Trustee:

(a)	A copy of the Lessee’s certificate of incorporation (or equivalent) which confirms that the Lessee is in existence and confirming the Lessee’s place of business;

(b)	A list of the Lessee’s Directors, Officers and authorized signatories (including copies of such individuals passports);

(c)	A list of the Lessee’s shareholders, including all individuals and entities holding a beneficial interest of any direct or indirect interest in the Lessee;

(d)	A copy of the Lessee’s constitutional documents (to the extent any additional documentation is required and not satisfied pursuant to (a) and (b) above);

(e)

A copy of the corporate approvals approving the entering into of this Agreement and the Relevant Documents (to the extent any additional documentation is required and not satisfied pursuant to (a) and (b) above); and

(f)	Such other KYC as the Security Trustee and/or the Lessor may request.

3.	TRANSACTION DOCUMENTS

(a)	An original copy of this Agreement duly executed by the Lessee.

4.	LEGAL OPINIONS

(a)	A legal opinion of Law Offices of Ronald T. Bevans, Jr. P.A. legal advisers to the Lessee in its Home Jurisdiction.

5.	MISCELLANEOUS DOCUMENTS

(a)	A copy of the Original Financial Statements duly certified by an officer of the Lessee to be a true copy of the original.

(b)	Such other assurances of performance as may be requested by the Lessor.

Part B

Delivery Conditions Precedent

1.	LESSEE’S CORPORATE DOCUMENTS

A certificate of a duly authorized officer of the Lessee certifying that the documents referred to in paragraph 1 (Lessee’s Corporate Documents) of Part A (Execution Conditions Precedent) of this Schedule 3 (Conditions) remain in full force and effect and have not been amended or rescinded.

2.	TRANSACTION DOCUMENTS

(a)	The Acceptance Certificate, duly executed by the Lessee.

(b)	The Lease Supplement, duly executed by the Lessee.

(c)	An original of each of the other Relevant Documents duly executed by the parties to it other than the Lessor Parties.

3.	TITLE DOCUMENTS

Confirmation of installation of the nameplates referred to in Clause 13.6 (Ownership and security) on the Aircraft.

4.	INSURANCE DOCUMENTS

(a)	Certificates of Insurance evidencing the Insurances.

(b)	Certificates of Reinsurance evidencing the Reinsurances (if applicable).

(c)	A broker’s letter of undertaking issued by the Broker.

5.	LEGAL AND TAX OPINIONS

(a)	A legal opinion of Law Offices of Ronald T. Bevans, Jr. P.A., legal advisers to the Lessee in its Home Jurisdiction.

(b)	If requested by the Lessor or the Security Trustee, an opinion of tax advisers to the Lessor.

6.	REGISTRATION DOCUMENTS

(a)

Evidence of the filing and recordation or registration of the Lease, the Lease Supplement and any other Relevant Document, and that the Owner’s ownership, Lessor’s interest and any other Lessor Party’s or Finance Party’s security interest in the Lease and the Aircraft have been duly recorded at the Aviation Authority and with any other relevant Agency in the State of Registration, and the payment of all fees and Taxes in connection therewith, if any;

(b)

Precautionary UCC financing statements with respect to the Aircraft under this Agreement in a form acceptable to Lessor shall have been prepared for filing with the appropriate Agency in the State of Delaware and any other jurisdiction reasonably selected by Lessor and Lessor shall be satisfied with the arrangements for filing the same promptly following Delivery;

(c)	Copies of the Certificate of Airworthiness and of the Certificate of Registration (listing the Owner as owner) issued by the Aviation Authority in relation to the Aircraft.

(d)

Copies of all other government or other approvals and licenses which may be required in relation to, or in connection with, the performance by the Lessee of any of its obligations under the Relevant Documents.

7.	MISCELLANEOUS DOCUMENTS

(a)	A copy of the most recent financial statements of the Lessee referred to in paragraphs (b) and (c) of Clause 13.3 (Information).

(b)	A copy of the Maintenance Program certified to be true and up to date by a duly authorized officer of the Lessee that has been approved by the Aviation Authority.

(c)

A letter addressed to Eurocontrol, the Aviation Authority and any relevant air navigation authority specified by the Lessor irrevocably authorizing it to provide the Lessor and the Security Trustee with a general statement of account and any other information in relation to Flight Charges that the Lessor and the Security Trustee requests.

(d)	The list of airports to which the Lessee operates its other aircraft referred to in paragraph (b) of Clause 14.6 (Flight Charges).

8.	GENERAL CONDITIONS PRECEDENT

(a)

All monies payable to the Lessor by the Lessee on or prior to the Delivery Date (including, without limitation, payment of the Security Deposit (if applicable) and the first instalment of Rental) have been received or the Lessor is satisfied that such monies will be paid on the Delivery Date.

(b)

The Aircraft has not suffered a Total Loss (or any event which, with the lapse of time would constitute a Total Loss) or any unrepaired damage, the cost of which to repair (in the opinion of the Lessor) exceeds in the Claims Limit.

(c)	No Default or Event of Default has occurred and is continuing or might reasonably be expected to result from the delivery of the Aircraft.

(d)

No other event or circumstance exists or has occurred which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which has or might have a Material Adverse Effect.

(e)	Each of the Lessee’s representations and warranties in Clause 2 (Lessee’s Representations and Warranties) of this Agreement is true and accurate in all respects.

(f)	Evidence that:

(i)

all authorizations necessary for any matter or thing contemplated by the Relevant Documents and for the legality, validity, enforceability, admissibility in evidence and effectiveness of the Relevant Documents (including, without limitation, the approval of the Aviation Authority) have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting of any registrations and filings, that arrangements satisfactory to the Lessor have been made for the effective of the same within any applicable time limit); and

(ii)	all registration, notarial, consular and translation fees (if any) due and payable in any applicable jurisdiction in connection with any Relevant Document have been duly paid in full.

(g)	The Lessor shall have received such ‘know your customer’ documents as its financiers (if any) may require from the Lessee.

(h)	Any other conditions the Lessor may reasonably require.

Part C

Conditions Subsequent

N/A

SCHEDULE 4

CERTIFICATES

Part A

Form of Acceptance Certificate

To:	Falcon MSN 2695 Trust (Lessor)

From:	Global Crossing Airlines, Inc. (Lessee)

Dated	[•]

Aircraft Lease Agreement dated [•] between the Lessor and the Lessee (the Lease) relating to one (1) Airbus A320-200 Aircraft bearing MSN 2695 with two (2) CFM International, Inc. engines bearing MSNs [•] and [•], (ii) a [•] APU bearing MSN [•], (iii) three [•] Landing Gear assemblies bearing MSNs [•] (LM), [•] (RM) and [•] (N), (iv) the loose equipment listed in Annex 1 hereto and (v) the Aircraft Documents listed in Annex 2 hereto (together, the Aircraft)

Terms used in this Acceptance Certificate have the meaning given to them in the Lease.

1.	The Lessee hereby irrevocably represents, warrants and confirms that as at [•] hours ([•] time) on [•] the Aircraft was in the Delivery Condition and that:

(a)	the Engines are installed on the Aircraft;

(b)	the Aircraft is insured in accordance with the terms of the Lease;

(c)	the Aircraft has the loose equipment listed in Annex 1 hereto;

(d)	the Aircraft has the Aircraft Documents listed in Annex 2 hereto;

(e)	the Hours, Cycles and Fuel of the Aircraft are listed in Annex 3 hereto;

(f)

the Lessee’s representations and warranties contained in Clause 2 (Lessee’s representations and warranties) of the Lease are, by reference to the facts and circumstances existing today, true and accurate in all respects;

(g)

the Lessee’s duly appointed and authorized technical experts have inspected the Aircraft and have confirmed that the Aircraft conforms to the Lessee’s requirements and there have been affixed to the Aircraft the fireproof plates required by paragraph (g) of Clause 13.6 (Ownership and security) of the Lease;

(h)	the Lessee has no right of set-off, deduction, withholding or counterclaim against the Lessor whatsoever; and

(i)	no Default or Event of Default has occurred and is subsisting.

2.	[Lessor and Lessee made commitments regarding discrepancies as provided in Annex 4 hereto.]

3.	This Acceptance Certificate forms part of the Lease.

For and on behalf of the Lessee

By
Name:
Title:

Part B

Form of Return Acceptance Certificate

To: Global Crossing Airlines, Inc. (Lessee)

From: Falcon MSN 2695 Trust (Lessor)

Dated [•]

Aircraft Lease Agreement dated [•] between the Lessor and the Lessee (the Lease) relating to one (1) Airbus A320-200 Aircraft bearing MSN 2695 with two (2) CFM International, Inc. engines bearing MSNs [•] and [•], (ii) an [•] APU bearing MSN [•], (iii) three [•] Landing Gear assemblies bearing MSNs [•] (LM), [•] (RM) and [•] (N), (iv) the loose equipment listed in Annex 1 hereto (the Loose Equipment) and (v) the Aircraft Documents listed in Annex 2 hereto (together, the Aircraft)

Terms used in this Return Acceptance Certificate have the meaning given to them in the Lease.

The Lessor represents, warrants and confirms that as at [•] hours ([•] time) on [•], being the Redelivery Date:

(a)

the Aircraft was duly accepted by the Lessor in accordance with and subject to the provisions of the Lease and the execution and delivery of this Return Acceptance Certificate further confirms the acceptance of the Aircraft by the Lessor for all purposes of the Lease;

(b)	the Engines are installed on the Aircraft;

(c)	the Lessor’s duly appointed and authorized technical experts have inspected the Aircraft and have confirmed that the Aircraft conforms to the Lessor’s requirements;

(d)	the list of Loose Equipment in Annex 1 is correct and complete and the Loose Equipment is installed on the Aircraft;

(e)	the list of all Aircraft Documents set out in Annex 2 (Aircraft Documents) is correct and complete and one copy of each (including the Technical Records) has been returned to the Lessor[; and]/[.]

(f)	[the list of discrepancies and commitments in Annex 4 shall be fulfilled by the Lessee following acceptance pursuant to this Return Acceptance Certificate.]

For and on behalf of the Lessor

By:	Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

SCHEDULE 5

INSURANCE REQUIREMENTS

1.	TYPES OF INSURANCE

The Lessee shall maintain the following Insurances with respect to the Aircraft:

1.1 Hull All Risks of loss or damage whilst flying and on the ground with respect to the Aircraft on an “agreed value” basis for the Agreed Value and with a deductible not exceeding two hundred and fifty thousand Dollars ($250,000) or, such other amount agreed by the Lessor and the Security Trustee from time to time, and to include deductible insurances, if necessary, to achieve that limit.

1.2 Hull War and Allied Perils, being the risks excluded from the Hull All Risks policy, including confiscation and requisition by the State of Registration for the Agreed Value, in each case to the fullest extent available from the leading international insurance markets.

1.3 All Risks (including War and Allied Perils except when on the ground or in transit other than by air or sea) spares or property insurance on all Engines and Parts when not installed on the Aircraft for their full replacement value and including engine test and running risks.

1.4 Aircraft Third Party (Bodily Injury and Property Damage), Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability for a combined single limit (bodily injury/property damage) of an amount not less than seven hundred and fifty million Dollars ($750,000,000) any one occurrence (but in respect of products liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks as per AVN52E are also to be covered under the Policy for an amount of not less than seven hundred and fifty million Dollars ($750,000,000) any one occurrence.

2.	HULL AND SPARES INSURANCE

The hull and spares insurance referred to in paragraph 1 above shall:

(a)	name the Owner, the Lessor and any Finance Party nominated by the Lessor as additional insured for their respective rights and interests;

(b)	provide that any loss will be payable in Dollars;

(c)	provide that settlement will be made to or to the order of the Lessor or the Security Trustee as the case may be where any claim becomes payable on the basis of a Total Loss;

(d)	provide that any loss (other than a Total Loss) shall be payable in the manner contemplated by Clause 18.6 (Settlement of claims and loss adjustment);

(e)

provide that the Agreed Value shall be paid in full to the Lessor or the Security Trustee as the case may be notwithstanding that one or more of the engines on the Airframe at the time of the Total Loss was not an Engine; and

(f)	include a 50/50 provision in accordance with market practice (being AVS103 in the current market language) if separate Hull “All Risks” and “War Risks” insurances are arranged.

3.	LIABILITY INSURANCE

The liability insurances referred to in paragraph 1 above shall:

(a)	include the Lessor and each of the Indemnitees as additional insureds for their respective rights and interests;

(b)

operate in all respects as if a separate policy had been issued covering each party insured, provided that the total liability of the Insurers shall not exceed the limits of liability stated in the relevant policy;

(c)	contain a provision confirming that the relevant policy is primary without right of contribution from any other insurance available to the Lessor; and

(d)	provide cover denominated in any other currency which the Lessor may reasonably require.

4.	ALL INSURANCES

All Insurances shall:

(a)	be in accordance with normal industry practice of operators of aircraft similar to the Aircraft in similar circumstances;

(b)	operate on a world-wide basis subject to such limitations and exclusions as the Lessor and the Security Trustee may agree;

(c)

acknowledge that the Insurers are aware of this Agreement and that the Aircraft is owned by the Owner and (as the case may be) that the Insurances are subject to security assignments in favor of the Lessor, the Owner and the relevant Finance Parties;

(d)

provide that, in relation to the interests of each of the additional insureds, the Insurances shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person which results in a breach of any term, condition or warranty of the policy, provided that the additional insured so protected has not caused, contributed to or knowingly condoned that act or omission;

(e)	provide that upon payment of any loss or claim to or on behalf of any additional insured:

(i)

the Insurers be subrogated to all legal and equitable rights of that additional insured (other than its rights against any of the other additional insureds) to the extent and in respect of such payment;

(ii)	the Insurers shall not exercise their rights of subrogation without the consent of the relevant Indemnitee, which may not be unreasonably withheld; and

(iii)

the relevant additional insureds shall do all things reasonably necessary to assist the Insurers to exercise the rights referred to in this paragraph 4(e)(iii) at, in each case, the expense of the Insurers;

(f)

provide that the additional insureds shall have no obligation or responsibility for the payment of any premiums due and that the Insurers shall not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft which is the subject of the relevant claim; and

(g)

provide that the Insurers may only cancel or materially alter the Insurances in a manner adverse to the additional insureds if they give at least thirty (30) days’ notice in writing to the appointed broker (or such lesser period as is customarily available in respect of war and allied risks) unless the relevant policy or endorsement specifically provides for the cancellation or automatic termination of the Insurances. Any such notice of cancellation or termination shall:

(i)	be deemed to commence when that notice is given by the Insurers; and

(ii)	may not be given prior to the normal expiry date of the relevant policy or any endorsement.

5.	REINSURANCE

Any Reinsurances required in accordance with paragraph (b) of Clause 18.2 (Insurers, Reinsurers and Brokers) shall:

(a)	be on the same terms as the original Insurances and will include the provisions of this Schedule 5 (Insurance Requirements);

(b)	provide that the Reinsurers will be obliged to make any payment due under the relevant policy of reinsurance in full even if the reinsured has become insolvent; and

(c)	contain a “cut-through” clause in the following form (or otherwise, satisfactory to the Lessor and the Security Trustee):

“The Reinsurers and the Reinsured agree that if any valid claim arises under the reinsurances in respect of a total loss, that claim shall be paid to the person named as loss payee under the primary insurances. The Reinsurers pay to the person named as loss payee under the primary insurances effected by the Reinsured that portion of any loss for which the Reinsurers would otherwise be liable to pay the original Reinsured (subject to proof of loss) and, by paying that amount, the Reinsurers shall (to the extent of such payment) be fully discharged from any further liability in connection therewith, provided that such provisions do not contravene any applicable law.”

6.	AVN67B/AVN67C

The Lessee may maintain Insurances in respect of the Aircraft for the purposes of this Agreement which incorporate AVN67B, AVN67C and/or AVN99. In that event, to the extent that any provision of AVN67B, AVN67C and/or AVN99 (as applicable) conflicts or is otherwise inconsistent with the requirements of this Agreement relating to Insurances, then (so long as it is general practice to insure aircraft financed or leased on the basis of AVN67B, AVN67C and/or AVN99) that conflicting or inconsistent provision of AVN67B, AVN67C and/or AVN99 (as applicable) shall prevail and the requirements of this Agreement shall be deemed to have been satisfied by the incorporation of AVN67B, AVN67C and/or AVN99 into the Insurances.

SCHEDULE 6

FORM OF MONTHLY OPERATIONAL REPORT

To: Falcon MSN 2695 Trust (Lessor)

From: Global Crossing Airlines, Inc. (Lessee)

Dated [•]

Terms used in this Report have the meanings given to them in the Lease.

We confirm that during the calendar month (the Period) the following information was true with respect to the Aircraft:

Aircraft MSN: 2695                                     Calendar Month ending:

1.	AIRCRAFT UTILIZATION

Aircraft total Flight Hours

Aircraft total Cycles

Flight Hours for the Period

Cycles for the Period

2.	CHECK REPORT

Type of last C-Check:

Date of last C-Check:

Total Flight Hours at last C-Check:

Total Cycles at last C-Check:

Next Scheduled C-Check date:

3.	ENGINE (OWNED BY THE OWNER) STATUS

	Engine Serial Number	Location	TSN	CSN	EFH for Period	EFC for Period
1.

2.

4.	ENGINE (OWNED BY THE OWNER) – LAST SHOP VISIT REPORT

Engine #1 Serial number	Date of removal

Total Engine Hours at removal	Total Engine Cycles at removal

Reason for removal

Date Re-Installed

Engine #2 Serial number	Date of removal

Total Engine Hours at removal	Total Engine Cycles at removal

Reason for removal

Date Re-Installed

5.	APU (CURRENTLY INSTALLED ON THE AIRCRAFT) STATUS

	APU Serial Number	APU Hours SN	APU Cycles SN	APU Hours for Period	APU Cycles for Period
1.

6.	ENGINE (OWNED BY THE OWNER) – LAST SHOP VISIT REPORT

APU Serial number	Date of removal

Total APU Hours at removal	Total APU Cycles at removal

Reason for removal

Date Re-Installed

7.	LANDING GEAR (CURRENTLY INSTALLED ON THE AIRCRAFT) STATUS

	Serial Number	CSN	Date of last OH	Cycles at OH	Cycles for Period
Nose

Left main

Right main

For and on behalf of the Lessee

By
Name:
Title:

SCHEDULE 7

FORM OF DEREGISTRATION POWER OF ATTORNEY

Deregistration Power of Attorney

This Deregistration Power of Attorney is made on [•] by Global Crossing Airlines, Inc. (the Lessee) whose registered office is at [•].

(A)

We refer to a lease agreement dated [•] with Falcon MSN 2695 Trust (the Lessor) and the Lessee with respect to one (1) Airbus A320-200 aircraft with manufacturer’s serial number 2695 and registration mark [•] (the Aircraft) (the Lease).

(B)	This Deregistration Power of Attorney is intended to take effect as a deed.

1.	APPOINTMENT

As security for the Lessee’s obligations under the Lease, the Lessee appoints (with the right of substitution and resubstitution and with the right to revoke any substitution or resubstitution granted) each of the Lessor and [•], in its capacity as security trustee (each an Attorney), each with full power and authority in the Lessee’s name and on its behalf to:

(a)

represent the Lessee before the [•] (the Aviation Authority) and/or any governmental authority, ministry, agency or department in [•] and to agree the form and content of, approve, complete, sign, seal (if appropriate), execute and deliver (as a deed or otherwise):

(i)	any applications, consents, approvals or other documents which may be required in order to effect the deregistration of the Aircraft from the aircraft register in [•];

(ii)	any applications, consents, approvals or other documents which may be required in order to obtain export licenses and other governmental consents or approvals from [•];

(b)	receive on behalf of the Lessee any such documents as may be issued by the Aviation Authority in relation to the deregistration, repossession and exportation from [•] of the Aircraft; and

(c)

take all actions and do all things (including amending or supplementing any documents once executed) that the Attorney may, in his absolute discretion, consider necessary or desirable in connection with the deregistration, repossession and exportation from [•] of the Aircraft.

2.	DELEGATION

The Lessee grants each Attorney full power and authority to delegate to such person or persons as it may choose in the exercise of any or all of the powers conferred hereunder.

3.	RATIFICATION

The Lessee agrees to ratify and confirm everything lawfully done or lawfully caused to be done by an Attorney under this Deed.

4.	REVOCABILITY

This Deregistration Power of Attorney shall remain in full force and effect until the date occurring one (1) year following the date upon which the leasing of the Aircraft terminates pursuant to the Lease and until such time it shall be irrevocable.

5.	INDEMNITY

The Lessee hereby irrevocably and unconditionally undertakes from time to time and at all times to indemnify each Attorney against all actions, proceedings, losses, costs, claims, expenses, demands and liabilities howsoever incurred by such Attorney arising from the exercise or the purported exercise in good faith of any power conferred by this Deregistration Power of Attorney on any such Attorney.

6.	GOVERNING LAW

This Deregistration Power of Attorney and any non-contractual obligations arising out of or in connection with this Deregistration Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York.

In witness whereof this Deregistration Power of Attorney has been executed and delivered as a Deed on the date first stated above.

EXECUTED as a DEED by	)
[•]	)
acting through its	)
)

SCHEDULE 8

DELIVERY CONDITION

[***]

SCHEDULE 9

REDELIVERY CONDITION

[***]

SCHEDULE 10

ADJUSTMENT CHARTS

[Intentionally Omitted as Confidential Information]

[***]

SCHEDULE 11

FORM OF LESSEE NOTICE OF ASSIGNMENT

Part A

NOTICE OF SECURITY ASSIGNMENT

From:	FALCON MSN 2695 TRUST (the “Lessor”)

To: GLOBAL	CROSSING AIRLINES, INC. (the “Lessee”)

                         202_

Dear Sirs:

We refer to the aircraft lease agreement dated                     202_ between Lessor and Lessee (as assigned, transferred, supplemented and amended from time to time, the “Lease”) relating to one Airbus A320-200 aircraft bearing manufacturer’s serial number 2695 together with the engines described therein (the “Aircraft”). All terms defined in the Lease shall, unless the context otherwise requires, have the same meaning herein.

Pursuant to a Credit Agreement dated as of February 14, 2017 (the “Credit Agreement”) among, inter alios, Falcon Aerospace Limited, as Cayman borrower (the “Cayman Borrower”), Falcon Aerospace USA LLC, as USA borrower (together with the Cayman Borrower, the “Borrowers”) and the Lenders named therein, the Borrowers have borrowed Loans to finance, among other things, the acquisition of the Aircraft.

We hereby notify you that:

1.

By a Security Trust Agreement dated as of February 14, 2017 (as assigned, assumed, amended, supplemented or otherwise modified from time to time, the “Security Trust Agreement”) among, inter alios, the Lessor, the Borrowers, [                ] as the Security Trustee (the “Security Trustee”) and the other parties named therein, the Lessor has assigned to the Security Trustee, as security, all of its rights, title and interest in, to and under the Aircraft, the Lease and each of the other documents listed in Annex B hereto (the “Lease Documents”), including certain insurance proceeds.

2.

We attach as Appendix A a form of letter of quiet enjoyment from the Security Trustee and agree that we shall cause the Security Trustee to execute and deliver to you a letter of quiet enjoyment substantially in such form, concurrently with, and in consideration of your acknowledgement of this Notice of Security Assignment.

3.	For good and valuable consideration, the receipt of which is hereby acknowledged, you acknowledge and agree to the following:

(a)

From and after the date hereof, all monies that may be payable by you or on your behalf under the Lease Documents shall be paid to the below account unless and until the Security Trustee otherwise directs in writing.

To:	[ ]

ABA:	[ ]

ACCT:	[ ]

Ref:	[ ]

(b)

If the Security Trustee delivers a notice (a “Relevant Notice”) to you that it has exercised its rights under the Security Trust Agreement, then you shall thereafter perform, observe and comply with all other terms of the Lease Documents for the benefit of the Security Trustee as if the Security Trustee were named as lessor therein.

4.

After issue by the Security Trustee of any Relevant Notice, you shall not recognize the exercise by the Lessor (or the Servicer) of any of its rights and powers under the Lease Documents unless and until requested to do so in writing by the Security Trustee.

5.	From and after the date hereof:

(a)

the Security Trustee shall be named as sole loss payee and as contract party for the Agreed Value under the hull, spares and war risk insurances required to be maintained by the Lessee under the Lease Documents;

(b)

the Security Trustee, the Trustee, the Lessor, the Owner, the Servicer, the Borrowers, the Managing Agent, the Liquidity Facility Provider, the Investors (as defined in the Intercreditor Agreement), and each of their respective shareholders, members, affiliates, subsidiaries, directors, managers, officers, agents, employees and indemnitees, and each of their respective successors and assigns shall be an “Indemnitee” and a “Finance Party” for all purposes of the Lease Documents; and

(c)

the following shall be named as additional insureds in accordance with the requirements of the Lease Documents under the aviation and general third party liability insurance required to be maintained by the Lessee under the Lease Documents:

[                ] (not in its individual capacity, but solely as facility agent, trustee, security trustee and operating bank), Falcon MSN 2695 Trust, Dubai Aerospace Enterprise (DAE) Limited (as Servicer), Falcon Aerospace Ireland Limited, Falcon Aerospace Limited (as Cayman Borrower), Falcon Aerospace USA LLC (as USA Borrower), Phoenix American Financial Services, Inc. (as Managing Agent), Crédit Agricole Corporate and Investment Bank (as Liquidity Facility Provider), Dubai Aerospace Enterprise Kft (as an Investor), Glencar Investments II Limited (as an Investor), Helictus S.à r.l. (as an Investor), and each of their respective shareholders, members, affiliates, subsidiaries, directors, managers, officers, agents, employees and indemnitees, and each of their respective successors and assigns.

(d)	Each of the following shall be identified as a “Contract” with respect to such policies:

(i)

the Intercreditor Agreement, dated as of February 14, 2017, among the Borrowers, [                ], as trustee (in such capacity, the “Trustee”) and facility agent, Phoenix American Financial Services, Inc., as managing agent, and Crédit Agricole Corporate and Investment Bank, as liquidity facility provider (the “Intercreditor Agreement”);

(ii)	the Credit Agreement;

(iii)	the Lease;

(iv)	the Security Trust Agreement;

(v)	this Notice of Security Assignment dated the date hereof from the Lessor to the Lessee;

(vi)	the Lessee Acknowledgment dated on or about the date hereof from the Lessee; and

(vii)	the Servicing Agreement, dated as of February 14, 2017, among, inter alias, the Borrowers, the Lessor and the Servicer (the “Servicing Agreement”).

6.

This Notice and the instructions herein contained are irrevocable until you receive notice in writing to the contrary from the Security Trustee. Please acknowledge receipt of this Notice on the Lessee Acknowledgment provided to you by us, it being provided hereby that your signature on the Lessee Acknowledgment shall confirm your acknowledgment of, and agreement for the benefit of the Security Trustee that the Security Trustee shall not be bound by, nor have any liability for the performance of, any of our obligations under the Lease Documents unless expressly agreed to in writing by the Security Trustee. This Notice shall be governed by, and construed in accordance with, the laws of the State of New York.

Yours faithfully,

For and on behalf of

FALCON MSN 2695 TRUST

By:	Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:
Name:
Title:

APPENDIX A – FORM OF QUIET ENJOYMENT LETTER

FORM OF LETTER OF QUIET ENJOYMENT

                 , 202_

TO:	GLOBAL CROSSING AIRLINES, INC. (“Lessee”)

Re:

Aircraft lease agreement dated                      202_ between Falcon MSN 2695 Trust (“Lessor”) and Lessee (as assigned, transferred, supplemented and amended from time to time, the “Lease”) relating to one Airbus A320-200 aircraft bearing manufacturer’s serial number 2695 together with the engines described therein.

Dear Sirs:

Reference is hereby made to the Lease. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Lease, unless specifically defined herein.

By a Security Trust Agreement dated as of February 14, 2017 among, inter alios, the Lessor, [                ], as the Security Trustee (the “Security Trustee”), and the other parties named therein, the Lessor has assigned to the Security Trustee, as security, all of its rights, title and interest in, to and under the Lease Documents (as defined in the Notice of Security Assignment dated on or about the date hereof from Lessor to Lessee), including certain insurance proceeds.

We confirm to the Lessee that, provided no Event of Default has occurred and is continuing we will not interfere with the Lessee’s right to quiet use and possession of the Aircraft during the Term.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,
[ ],
as the Security Trustee

By:
Name:
Title:

APPENDIX B – THE LEASE DOCUMENTS

1.	Lease.

2.	Acceptance Certificate dated_________202_ (the “Delivery Date”) from Lessee to Lessor.

3.	Lease Supplement No. 1 dated the Delivery Date between Lessor and Lessee.

4.	Assignment of Insurances dated the Delivery Date between Lessor and Lessee.

5.	Assignment of Reinsurances dated the Delivery Date between Lessor and Lessee (if applicable).

Part B

LESSEE ACKNOWLEDGMENT

From: Global Crossing Airlines, Inc. (the “Lessee”)

To: [                    ] (the “Security Trustee”)

Falcon MSN 2695 Trust (the “Lessor”)

Date:    _______202_

Re:     Airbus A320-200 aircraft bearing manufacturer’s serial number 2695 (the “Aircraft”)

Ladies and Gentlemen:

We acknowledge receipt of a Notice of Security Assignment dated                 202_ (the “Assignment Notice”) relating to the borrowing of loans by Falcon Aerospace Limited and Falcon Aerospace USA LLC (together, the “Borrowers”) and notifying us that, in connection with the borrowing of such loans, pursuant to the Security Trust Agreement, dated February 14, 2017, between, inter alios, the Borrowers, the Lessor and the Security Trustee, the Lessor has assigned to the Security Trustee, by way of security, all of the Lessor’s right, title and interest in and to the aircraft lease agreement dated                 202_ between Lessor and Lessee (as assigned, transferred, supplemented and amended from time to time, the “Lease”) and the Lease Documents. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Assignment Notice.

We acknowledge that the Lessor has advised us that the intent and effect of the assignment by the Lessor of the Lease Documents pursuant to the Security Agreement is to confer upon the Security Trustee, from and after the date of the Assignment Notice, all rights, title and interest of the Lessor under the Lease Documents.

In consideration of our receipt of a quiet enjoyment letter from the Security Trustee substantially in the form attached to the Assignment Notice, receipt of which is hereby acknowledged, we hereby agree as follows with effect from and after the date of the Assignment Notice (except as otherwise specified below):

1.	To comply with the provisions of the Assignment Notice.

2.

If the Security Trustee issues to us a notice (a “Relevant Notice”) that its rights as assignee under the Security Agreement have become exercisable, we agree that we shall thereafter perform, observe and comply with all our other terms, undertakings and obligations under the Lease Documents in favor and for the benefit of the Security Trustee as if the Security Trustee were named as lessor therein instead of the Lessor.

3.

We agree that after issue by the Security Trustee of any Relevant Notice, we shall not recognize the exercise by the Lessor (or the Servicer) of any of its rights and powers under the Lease Documents unless and until requested to do so in writing by the Security Trustee.

4.	Effective as of the date of the Assignment Notice:

(a)

the Security Trustee shall be named as sole loss payee and as contract party for the Agreed Value under the hull, spares and war risk insurances required to be maintained by the Lessee under the Lease Documents;

(b)

the Security Trustee, [                ] as the Trustee (the “Trustee”), the Lessor, the Owner, the Servicer, the Borrowers, the Managing Agent, the Liquidity Facility Provider, and the Investors (as defined in the Intercreditor Agreement) and each of their respective shareholders, members, affiliates, subsidiaries, directors, managers, officers, agents, employees and indemnitees, and each of their respective successors and assigns shall be an “Indemnitee” and a “Finance Party” for all purposes of the Lease Documents; and

(c)

the following shall be named as additional insureds in accordance with the requirements of the Lease Documents under the aviation and general third party liability insurance required to be maintained by the Lessee under the Lease Documents:

[                ] (not in its individual capacity, but solely as facility agent, trustee, security trustee and operating bank), Falcon MSN 2695 Trust, Dubai Aerospace Enterprise (DAE) Limited (as Servicer), Falcon Aerospace Ireland Limited, Falcon Aerospace Limited (as Cayman Borrower), Falcon Aerospace USA LLC (as USA Borrower), Phoenix American Financial Services, Inc. (as Managing Agent), Crédit Agricole Corporate and Investment Bank (as Liquidity Facility Provider), Dubai Aerospace Enterprise Kft (as an Investor), Glencar Investments II Limited (as an Investor), Helictus S.à r.l. (as an Investor), and each of their respective shareholders, members, affiliates, subsidiaries, directors, managers, officers, agents, employees and indemnitees, and each of their respective successors and assigns.

5.	Each of the following shall be identified as a “Contract” with respect to such policies:

(a)	the Intercreditor Agreement;

(b)	the Credit Agreement;

(c)	the Lease;

(d)	the Security Trust Agreement;

(e)	this Notice of Security Assignment dated on or about the date hereof from the Lessor to the Lessee;

(f)	the Lessee Acknowledgment dated the date hereof from the Lessee; and

(g)	the Servicing Agreement.

6.

Effective as of the date of the Assignment Notice, for all purposes of the Lease Documents all monies that may be payable by you or on your behalf under the Lease Documents shall be paid to the below account unless and until the Security Trustee otherwise directs in writing.

To:         [                ]

ABA:     [                ]

ACCT:   [_____]

Ref:        [______ ]

7.	THIS ACKNOWLEDGMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.	This Acknowledgement and the undertakings contained herein are irrevocable unless we receive notice in writing to the contrary from the Security Trustee.

Very truly yours,

GLOBAL CROSSING AIRLINES, INC.

By:
Name:
Title:

SCHEDULE 12

LESSOR REFUND – INVOICES

Invoice:

(i) Workscope (routine, non-routine, hard time items, materials);

(ii) Vendor repair and overhaul instructions;

(iii) Engine removal message and report;

(iv) Vendor invoice and billing summary (and for Engines, broken down by major modules);

(v) List of Airworthiness Directives and service bulletins accomplished during maintenance visit, and cost breakdown for each;

(vi) Insurance claims submitted;

(vii) Date of removal;

(viii) Reason for removal;

(ix) Flight Hours and Cycles since last shop visit and since new;

(x) Data supporting Lessee payment of invoices must be submitted for reimbursement;

(xi) FAA Form 337 (or EASA equivalent);

(xii) FAA 8130-3 Serviceable Tag (or EASA equivalent);

(xiii) Vendor tear down report;

(xiv) Current disk sheet for engine;

(xv) Total Flight Hours and Cycles at removal for the relevant maintenance event for Engines, work description per major module, test cell results (including EGT margin), post-test cell full gas path borescope inspection results;

(xvi) Certified back to birth records for any replaced Life-limited Part.

(xvii) Certificate of Release

(xviii) Confirmation in written form from the maintenance performer confirming Lessee has paid in full all invoices related to the maintenance/overhaul.

SCHEDULE 13

FORM OF LEASE SUPPLEMENT

COUNTERPART NO.         OF 6 SERIALLY NUMBERED, MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER UNDER ANY APPLICABLE LAW IN ANY JURISDICTION, NO SECURITY INTEREST IN THIS AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

LEASE SUPPLEMENT NO. 1

THIS AGREEMENT, dated as of […] [                 ] 20[    ], is by and between Falcon MSN 2695 Trust, a [ ENTITY ] organized and existing under the laws of [_PLACE OF FORMATION_] having its principal offices at [ ADDRESS ] (“Lessor”), and Global Crossing Airlines, Inc., a [ ENTITY ] organized and existing under the laws of [ PLACE OF FORMATION ]A, having its principal offices at [ ADDRESS ] (“Lessee”).

WITNESSETH

WHEREAS, Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement, dated as of [    ] [     ] 20[     ] (herein called the “Lease” and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of leasing the Aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

WHEREAS, the Lease relates to the Aircraft and Engines as more precisely described below. A counterpart of the Lease is attached hereto and this Lease Supplement and the Lease shall form one document.

NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows.

1.

Lessor hereby delivers and leases to Lessee under the Lease, and Lessee hereby accepts and leases from Lessor under the Lease, that certain Airbus model A320-200 aircraft, bearing Manufacturer’s Serial Number 2695, and the CFM International, Inc. CFM56- 5B4/P Engines, bearing Manufacturer’s Serial Numbers 577495 and 577496 (each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) (the “Delivered Aircraft”).

2.	The Delivery Date for the lease of the Delivered Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3.	The Lease Period for the Delivered Aircraft shall commence on the date hereof and shall end on the Expiry Date, unless sooner terminated, or extended, in accordance with the terms of the Lease.

4.	Lessor and Lessee agree and confirm each of the provisions of Annex A (Certain Commercial Terms) to this Lease Supplement.

5.

Lessee hereby confirms to Lessor that: (i) the Delivered Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of clause 13.6 (Ownership and security) of the Lease, (ii) Lessee has unconditionally accepted the Delivered Aircraft for all purposes hereof and of the Lease, (iii) Lessee has inspected the Delivered Aircraft and the Delivered Aircraft satisfies the conditions set forth in the Lease and this Lease Supplement constitutes conclusive proof that the Aircraft satisfies such conditions; and (iv) Lessee has no rights and claims against Lessor with respect to the delivery condition of the Aircraft.

6.

All of the terms and provisions of the Lease are hereby incorporated by reference in the Lease Supplement to the same extent as if fully set forth herein. Attached hereto as Exhibit A is Schedule 1 (Description of Aircraft) to the Lease.

7.

This Lease Supplement may be executed in any number of counterparts, each of which counterparts, except as provided in clause 26.10 (Set-Off) of the Lease, shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease Supplement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written.

LESSOR:

Signed for and on behalf of
FALCON MSN 2695 TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:

Name:

Title:

LESSEE:

Signed for and on behalf of
GLOBAL CROSSING AIRLINES, INC.

By:

Name:

Title:

ANNEX A

CERTAIN COMMERCIAL TERMS

[Intentionally Omitted as Confidential Information]

[***]

EXHIBIT A TO LEASE SUPPLEMENT

SCHEDULE 1 TO AIRCRAFT LEASE AGREEMENT

DESCRIPTION OF AIRCRAFT

[To be inserted]

SCHEDULE 14

RENT AND OTHER TERMS

[Intentionally Omitted as Confidential Information]

[***]

LEASE SIGNATURE PAGES

The Lessor

Falcon MSN 2695 Trust

By: Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ Robert J. Perkins

Name: Robert J. Perkins
Title: Vice President

AIRCRAFT LEASE AGREEMENT (MSN 2695)

The Lessee

Global Crossing Airlines, Inc.

By:	/s/ Edward J Wear

Name: Edward J Wear
Tile: CHMN / CEO

AIRCRAFT LEASE AGREEMENT (MSN 2695)